================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.

                  (Originator of the Trusts described herein)
             (Exact Name of Registrant as Specified in Its Charter)
                         A Delaware Limited Partnership

                        IRS EMPLOYER NUMBER: 38-3295857

                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
                            ------------------------

                               R. P. CONRAD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 594-7765
                    (Name and Address of Agent for Service)

                                    COPY TO:
                             SUSAN M. CURTIS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000
                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                 PROPOSED               PROPOSED
                                                                 MAXIMUM                MAXIMUM
       TITLE OF SECURITIES              AMOUNT TO BE         AGGREGATE PRICE           AGGREGATE              AMOUNT OF
         TO BE REGISTERED                REGISTERED            PER UNIT(1)         OFFERING PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities...........     $8,000,000,000              100%              $8,000,000,000           $2,360,000
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
                           ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
    PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-40421 AND CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-40421.

================================================================================

                               INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Ford Credit Auto Trusts created from time to time by Ford Credit Auto Receivables Two L.P. and (ii) two forms of Prospectus Supplement relating to the offering by Ford Credit Auto Trust 199 of the particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Ford Credit Auto Receivables Two L.P. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION DATED                , 199
         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                , 199

                       $

                      FORD CREDIT AUTO OWNER TRUST 199  -
               $                 % [CLASS A-1] ASSET BACKED NOTES
         [$                 FLOATING RATE CLASS A-2 ASSET BACKED NOTES]
               [$                 % CLASS A-3 ASSET BACKED NOTES]
                [$                 % ASSET BACKED CERTIFICATES]

                                  [FORD LOGO]

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                          ---------------------------

      The Ford Credit Auto Owner Trust 199 -   (the "Trust") will be governed by
an Amended and Restated Trust Agreement, to be dated as of              , 199 ,
between Ford Credit Auto Receivables Two L.P. (the "Seller") and              ,
as Owner Trustee. The Trust will issue $    aggregate initial principal amount
of [Class A-1]     % Asset Backed Notes (the "[Class A-1] Notes")[, $
aggregate initial principal amount of Class A-2 Floating Rate Asset Backed Notes
(the "Class A-2 Notes") and $    aggregate initial principal amount of Class A-3
    % Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes")] pursuant to an Indenture to be
dated as of              , 199 , between the Trust and              , as
Indenture Trustee. The Trust will also issue $    aggregate initial principal
balance of   % Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies due or received thereunder on or after the related Cutoff Date (as defined herein), which will be purchased by the Trust from the Seller on or prior to the Closing Date, [monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee] and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. [Additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") will be purchased by the Trust from the Seller
from time to time on or before              , 199 , from funds on deposit in the
Pre-Funding Account.] The Notes will be secured by the assets of the Trust pursuant to the Indenture.
                                                   (continued on following page)
                          ---------------------------

      PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-22 HEREIN AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.
                          ---------------------------

 THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS
IN, AND ARE NOT GUARANTEED OR INSURED BY, FORD CREDIT AUTO RECEIVABLES TWO L.P.,
 FORD CREDIT AUTO RECEIVABLES TWO, INC., FORD MOTOR CREDIT COMPANY, FORD MOTOR
                 COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

                                                          PUBLIC TO           UNDERWRITING       PROCEEDS TO THE
                                                          PUBLIC(1)             DISCOUNT          SELLER(1)(2)
                                                      ------------------      -------------      ---------------
Per [Class A-1] Note................................                 %                     %                   %
[Per Class A-2 Note.................................                 %                     %                   %]
[Per Class A-3 Note.................................                 %                     %                   %]
[Per Certificate....................................                 %                     %                   %]
Total...............................................         $                      $                  $

---------------
(1) Plus accrued interest, if any, from            , 199 .
(2) Before deducting expenses, estimated to be $      .
                          ---------------------------

    [This Prospectus Supplement and the Prospectus may be used by Ford Financial Services, Inc., a wholly owned subsidiary of the Servicer, in connection with offers and sales related to market-making transactions in the [Class A-1 Notes] [and the Class A-2 Notes.] Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made a prices related to prevailing market prices at the time of sale.

    [This Prospectus Supplement and the Prospectus may be used by Ford Motor
Credit Company in connection with offers and sales of the [Class   Notes] [and
Class   Certificates] originally purchased by Ford Motor Credit Company from the
Seller. Such sales will be made at prices related to prevailing market prices at the time of sale.]

    The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about the Closing Date.
                          ---------------------------

         The date of this Prospectus Supplement is             , 199 .

(CONTINUED FROM PREVIOUS PAGE)

    Interest on [the] [all classes of] Notes [other than the Class A-2 Notes] will accrue at the fixed per annum interest rates specified above. [The Class
A-2 Notes will accrue interest at a rate of    % per annum for the period from
the Closing Date through 199 . Thereafter, the Class A-2 Notes will accrue
interest at a per annum rate equal to LIBOR plus    %.] Interest on the Notes
will generally be payable [quarterly] on the   day of each [month]
[             ,   , and   ] (each, a "[Distribution] [Payment] Date"),
commencing              , 199 . Principal of the Notes will be payable on each
[Distribution] [Payment] Date to the extent described herein[; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full].

    Following the occurrence of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in an acceleration of the Notes, or following an Insolvency Event or a dissolution with respect to the Seller or Ford Credit Auto Receivables Two, Inc., the general partner of the Seller (the "General Partner"), no distributions of principal or interest on the Class A-3 Notes will be made until payment in full of principal and interest on the [Class A-1] Notes and the Class A-2 Notes. Following the occurrence of any other Event of Default which has resulted in an acceleration of the Notes, interest on the [Class A-1] Notes and the Class A-2 Notes and the Class A-3 Notes must be paid in full on each Distribution Date prior to the distribution of principal on the [Class A-1] Notes and the Class A-2 Notes.

    The Certificates will represent [fractional undivided] interests in the Trust. Interest, to the extent of the Certificate Rate specified above, will be
distributed to the Certificateholders on [each Distribution Date] [the     day
of each month (each, a "Distribution Date"), commencing              , 199 ].
Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the later of (i) the Distribution Date next succeeding the Distribution Date on which the [Class
A-1] Notes are paid in full and (ii) the              , 199 Distribution Date.
Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes [to the extent] [as] described herein. In addition, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or Ford Credit Auto Receivables Two, Inc., the general partner of the Seller (the "General Partner"), distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. [Moreover, upon any downgrading or withdrawal by any Rating Agency of its rating of any class of Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full, unless such rating has been restored.]

    [The] [Class A-1] Notes will be payable in full on the [Payment] [Distribution] Date[, the Class A-2 Notes will be payable in full on the [Payment] [Distribution] Date and the Class A-3 Notes will be payable in full on the [Payment] [Distribution] Date. The final scheduled Distribution Date with respect to the Certificates will be the Distribution Date. However, payment in full of [the] [a class of] Notes or of the Certificates could occur earlier or later than such dates as described herein. In addition, the [Class A-3] Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust. [One or more classes of the Notes will be subject to partial mandatory redemption and the Certificates may be subject to partial mandatory prepayment, at a premium described herein, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).]

    [The Class   Notes] [and Class   Certificates] may be offered for sale from
time to time by the Ford Credit or other affiliates of the Seller, to or through underwriters or directly to purchasers through agents in one or more transactions, at prices related to prevailing market prices or at negotiated prices. See "Underwriting." Such selling affiliates of the Seller and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE NOTES AND THE
CLASS   CERTIFICATES, INCLUDING PURCHASES OF THE NOTES OR THE CLASS
CERTIFICATES TO STABILIZE THE MARKET PRICE THEREOF, PURCHASES OF THE NOTES OR
THE CLASS   CERTIFICATES TO COVER SOME OR ALL OF A SHORT POSITION IN THE NOTES
OR THE CLASS   CERTIFICATES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF
PENALTY BIDS. SEE "UNDERWRITING" HEREIN.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER........................   Ford Credit Auto Owner Trust 199 -- (the
                                   "Trust" or the "Issuer"), a Delaware business trust established pursuant to a trust agreement (as amended and restated on the Closing Date and as amended and supplemented thereafter, the "Trust Agreement") dated as
                                   of                , 199 , among the Seller
                                   and the Owner Trustee.

SELLER........................   Ford Credit Auto Receivables Two L.P., a
                                   Delaware limited partnership (the "Seller").

SERVICER......................   Ford Motor Credit Company, a Delaware
                                   corporation (the "Servicer" or "Ford
                                   Credit").

INDENTURE TRUSTEE.............                  , as trustee under the Indenture
                                   (the "Indenture Trustee").

OWNER TRUSTEE.................                  , as trustee under the Trust
                                   Agreement (the "Owner Trustee").

THE NOTES.....................   The Trust will issue [   %] Asset Backed Notes
                                   (the "Notes") pursuant to an Indenture to be
                                   dated as of                , 199 (as amended
                                   and supplemented from time to time, the
                                   "Indenture"), between the Issuer and the
                                   Indenture Trustee[, as follows: (1) Class A-1
                                      % Asset-Backed Notes (the "Class A-1
                                   Notes") in the aggregate initial principal
                                   amount of $          ; (2) Class A-2 Floating
                                   Rate Asset Backed Notes (the "Class A-2
                                   Notes") in the aggregate initial principal
                                   amount of $          ; and (3) Class A-3    %
                                   Asset Backed Notes (the "Class A-3 Notes") in the aggregate initial principal amount of
                                   $          ].

                                 The Notes will be secured by the assets of the
                                   Trust pursuant to the Indenture.

                                 The Notes will be available for purchase in
                                   book entry form only in minimum denominations of $1,000 and integral multiples thereof. No person acquiring a beneficial ownership interest in Notes (a "Note Owner") will be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Certain Information Regarding the Securities -- Definitive Securities" in the Prospectus.

THE CERTIFICATES..............   The Trust will issue    % Asset-Backed
                                   Certificates (the "Certificates" and,
                                   together with the Notes, the "Securities")
                                   with an aggregate initial Certificate Balance
                                   of $          . The Certificates will
                                   represent [fractional undivided] interests in the Trust and will be issued pursuant to the Trust Agreement.

                                 The Certificates will be available for purchase
                                   in book entry form only in minimum
                                   denominations of $1,000 and integral
                                   multiples thereof. No person acquiring a beneficial ownership interest in Certificates (a "Certificate Owner") will be entitled to receive Definitive Certificates, except in the limited circumstances described herein. See "Certain Information Regarding the Securities -- Definitive Securities" in the Prospectus. [Purchasers of Certificates and their assignees must represent that they are United States persons, and each must provide a certification of non-foreign status under penalties of perjury.]

                                 The rights of the Certificateholders to receive
                                   distributions with respect to the
                                   Certificates will be subordinated to the rights of the Noteholders to receive principal and interest on the Notes [to the extent] [as] described herein.

THE TRUST PROPERTY............   The property of the Trust will include (i) the
                                   Receivables; (ii) with respect to Precomputed Receivables, all monies due thereunder on or after the related Cutoff Date and with respect to Simple Interest Receivables, all monies due or received thereunder on or after the related Cutoff Date; (iii) security interests in the Financed Vehicles and any accessions thereto; (iv) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (v) any Dealer Recourse; (vi) the Seller's rights to certain documents and instruments relating to the Receivables; (vii) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Sale and Servicing Agreement, as described herein, including the Reserve Account[, the Yield Supplement Account] [and the Pre-Funding Account]; (viii) certain rights under the Sale and Servicing Agreement [and the Yield Supplement Agreement]; (ix) certain rights under the Purchase Agreement, including the right of the Seller to cause Ford Credit to repurchase Receivables from the Seller; (x) certain payments and proceeds with respect to the Receivables held by the Servicer; (xi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; [(xii) the Interest Rate Cap;] [(xiii) the Interest Rate Swap;] [(xiv) the Guaranteed Rate Agreement;] and (xv) any and all proceeds of the foregoing. The rights and benefits with respect to such property will be assigned by the Seller and the Owner Trustee to the Indenture Trustee for the benefit of the Securityholders. The property of the Trust does not include the Payahead Account.

THE RECEIVABLES...............   On                , 199 (the "Closing Date"),
                                   the Trust will purchase Receivables (the
                                   "[Initial] Receivables") having an aggregate
                                   principal balance of approximately
                                   $          as of                , 199 (the
                                   "[Initial] Cutoff

                                   Date") from the Seller pursuant to a Sale and Servicing Agreement to be dated as of
                                                  , 199 (as amended and
                                   supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer. As of the [Initial] Cutoff Date, the weighted average annual percentage rate ("APR") of the [Initial]
                                   Receivables was approximately    %, the
                                   weighted average remaining maturity of the [Initial] Receivables was approximately months and the weighted average original maturity of the [Initial] Receivables was approximately months.

                                 [On and following the Closing Date, pursuant to
                                   the Sale and Servicing Agreement, the Seller
                                   will be obligated, subject only to the
                                   availability thereof, to sell, and the Trust
                                   will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") from time to time during the Funding Period having an aggregate principal balance equal to approximately
                                   $          (such amount being equal to an
                                   amount on deposit in the Pre-Funding Account
                                   (the "Pre-Funded Amount") on the Closing
                                   Date). The Seller will designate as a cutoff date (each a "Subsequent Cutoff Date") each date as of which payments in respect of particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Seller (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables; Subsequent Receivables" herein.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "Description of the Transfer and Servicing Agreements -- Yield Supplement Account; Yield Supplement Agreement" herein.]

                                 The [Initial] Receivables [and the Subsequent
                                   Receivables] will be purchased by the Seller from Ford Credit pursuant to a Purchase Agreement between the Seller and Ford Credit (as amended and supplemented from time to time, the "Purchase Agreement"). The [Initial] Receivables have been selected[, and the Subsequent Receivables will be selected,] from the contracts owned by Ford Credit based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus.

                                   No [Initial] Receivable has[, and no
                                   Subsequent Receivable will have,] a scheduled
                                   maturity later than                (the
                                   "Final Scheduled Maturity Date").

                                 [Subsequent Receivables may be originated by
                                   Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]

                                 The "Pool[/Pre-Funding] Balance" at any time
                                   [will represent] [is the sum of (i)] the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [(such amount, the "Pool Balance") and (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)]. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

TERMS OF THE NOTES............   The principal terms of the Notes will be as
                                   described below:

A. [DISTRIBUTION] [PAYMENT]
   DATES......................   Payments of interest and principal on the Notes
                                   will be made [quarterly] on the day of each
                                   [month] [          ,           ,
                                   and           ] or, if any such day is not a
                                   Business Day, on the next succeeding Business Day (each, a "[Distribution] [Payment]
                                   Date"), commencing                , 199 .
                                   [Under certain limited circumstances, such payments will be made monthly rather than quarterly.] Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such [Distribution] [Payment] Date or, if Definitive Notes are issued, as of the day of the preceding month [(a "Record Date")]. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized by law, regulation or executive order to be closed.

B. NOTE INTEREST RATES........   The [Class A-1] Notes will bear interest at the
                                   rate of    % per annum (the ["Note Interest
                                   Rate"] ["Class A-1 Rate"]) [and the Class A-3
                                   Notes will bear interest at the rate of    %
                                   per annum (the "Class A-3 Rate"). The rate of interest with respect to the Class A-2 Notes (the

                                   "Class A-2 Rate" and, together with the Class A-1 Rate and the Class A-3 Rate, the "Note
                                   Interest Rates") will be    % per annum for
                                   the period from the Closing Date to but
                                   excluding the first [Distribution] [Payment]
                                   Date, and will be equal to LIBOR for the
                                   applicable Interest Reset Period plus    %
                                   for each [Distribution] [Payment] Date
                                   thereafter[; provided that the Class A-2 Rate
                                   shall not exceed    % per annum]].

C. INTEREST...................   On each [Distribution] [Payment] Date, the
                                   Indenture Trustee will distribute pro rata to Noteholders [of each class of Notes] accrued interest at the [applicable] Note Interest Rate generally to the extent of funds available following payment of the Servicing Fee from the Available Funds and the Reserve Account. Interest on the outstanding principal amount of the Notes [of each class] will accrue at the [applicable] Note Interest Rate from and including the Closing Date (in the case of the first [Distribution] [Payment] Date) or from and including the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [[Class A-1 Notes and the] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] See "Description of the Notes -- Payments of Interest" herein.

D. PRINCIPAL..................   Principal of the Notes will be payable
                                   [quarterly] on each [Distribution] [Payment]
                                   Date in an amount equal to [the sum of] the
                                   Noteholders' Principal Payment Amount for
                                   [each of] the [three] calendar month[s]
                                   ([the] [each, a] "Collection Period")
                                   preceding such [Distribution] [Payment] Date
                                   (in the case of the first [Distribution]
                                   [Payment] Date, including the period from
                                                  , 199 to and including
                                                  , 199 ) to the extent of funds
                                   available therefor. The "Noteholders'
                                   Principal Payment Amount" [with respect to a
                                   Collection Period] will generally be the sum
                                   of (i) the Noteholders' Percentage of the
                                   Regular Principal (such "Regular Principal"
                                   being the sum of (a) all scheduled payments
                                   of principal and the principal portion of all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), (b) the principal portion of all payments collected with respect to Simple Interest Receivables, and (c) the principal balance of each Receivable purchased by the Servicer, repurchased by the Seller or liquidated by the Servicer, each with respect to [the preceding] [such] Collection Period)
                                   plus (ii)    % of
                                   the portion, if any, of the Available Funds for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the interest [due] [accrued] on the Notes, (c) the portion of the Regular Principal allocated to the Noteholders pursuant to clause (i), (d) the interest due on the Certificates, (e) the portion of the Regular Principal distributed to the
                                   Certificateholders as described below under
                                   "Description of the Certificates --
                                   Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
                                   Date) over the Specified Reserve Balance]
                                   (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal"). [Or, state other method for determining the amount of principal to be paid on the Notes.]

                                 [The "Principal Distribution Amount" with
                                   respect to any Distribution Date will equal the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

                                 The "First Priority Principal Distribution
                                   Amount" with respect to any Distribution Date will generally equal the excess, if any, of
                                   (a) the aggregate outstanding principal
                                   amount of the [Class A-1] Notes and the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the [Class A-1] Notes and the Class A-2 Notes on such preceding Distribution Date) over (b) the Pool Balance at the end of the Collection Period preceding the current Distribution Date.

                                 The "Second Priority Principal Distribution
                                   Amount" with respect to any Distribution Date will generally equal the difference between
                                   (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution
                                   Date) over (b) the Pool Balance at the end of the Collection Period preceding the current Distribution Date, minus (ii) the First Priority Principal Distribution Amount, if any, with respect to the current Distribution Date.

                                 The "Regular Principal Distribution Amount"
                                   with respect to any Distribution Date will generally equal the difference between (i) the greater of (1) the aggregate outstanding principal amount of the [Class A-1] Notes and the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the [Class A-1] Notes and the Class A-2 Notes on such preceding Distribution Date) and (2) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution
                                   Date) over (b) the difference between (x) the Pool Balance at the end of the Collection Period preceding the current Distribution Date minus (y) the Specified
                                   Overcollateralization Amount with respect to the current Distribution Date, minus (ii) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to the current Distribution Date.

                                 The "Specified Overcollateralization Amount"
                                   with respect to any Distribution Date means the excess, if any, of (a) the Specified Credit Enhancement Amount over (b) the Specified Reserve Balance, each with respect to such Distribution Date.

                                 The "Specified Credit Enhancement Amount" with
                                   respect to any Distribution Date means the
                                   greatest of (i) $          , (ii)      % of
                                   the Pool Balance at the end of the Collection Period preceding such Distribution Date or
                                   (iii) the aggregate principal balance of the Receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date; provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution Date).

                                 The "Specified Reserve Balance" means
                                   $          ; provided, however, that the
                                   Specified Reserve Balance with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution
                                   Date).

                                 A "Collection Period" means, with respect to
                                   the first Distribution Date, the calendar
                                   month ending on             , 199 , and with
                                   respect to each subsequent Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.]

                                 On the Business Day immediately preceding each
                                   Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

                                 Payments of principal on the Notes will be made
                                   on each [Distribution] [Payment] Date in the amounts and subject to the priorities described in "Description of the Notes -- Payments of Principal" herein.

                                 The outstanding principal amount of the [Class
                                   A-1] Notes, to the extent not previously paid, will be payable on (the "[Class A-1] Final Scheduled [Distribution] [Payment] Date")[, the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on (the "Class A-2 Final Scheduled [Distribution] [Payment] Date") and the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on (the "Class A-3 Final Scheduled [Distribution] [Payment] Date")].

E. OPTIONAL REDEMPTION........   The [Class A-3] Notes will be redeemed in
                                   whole, but not in part, on any Distribution
                                   Date [after all the other classes of Notes have been paid in full] on which the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, at a redemption price equal to the unpaid principal amount of the [Class A-3] Notes plus accrued and unpaid interest thereon. See "Description of the Notes -- Optional Redemption" herein. The "Initial Pool Balance" will equal [the sum of
                                   (i)] the aggregate principal balance of the [Initial] Receivables as of the [Initial] Cutoff Date [plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust on or prior to such date as of their respective Subsequent Cutoff Dates].

[F. MANDATORY REDEMPTION FROM
    PRE-FUNDING ACCOUNT.......   [The] [A Class or classes of] Notes then
                                   outstanding will be redeemed in part on the
                                   Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in the Pre-Funding Account on such date is equal to
                                   $          or less, then such amount will be
                                   used to redeem the [Class A-1] Notes [up to an amount not to exceed their outstanding amount, with any remaining amount used to redeem the Class A-2 Notes]. Otherwise the amount on deposit in the Pre-Funding Account on such date will be used to redeem [each Class of] the Notes and the Certificates. The aggregate principal amount of [each Class of] the Notes to be redeemed will be an amount equal to [the Notes'] [such class'] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account. The "Pre-Funded Percentage" with respect to [the] [a Class of] Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal amount of [the] [such Class of] Notes or the initial Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal amount of the Notes and the initial Certificate Balance.]

                                 [A limited recourse mandatory prepayment
                                   premium (the "Note Prepayment Premium") will
                                   be payable by the Trust to the Noteholders
                                   pursuant to a Mandatory Redemption if the
                                   amount on deposit in the Pre-Funding Account
                                   exceeds $ . The Note Prepayment Premium [for
                                   each Class of Notes] will equal the excess,
                                   if any, discounted as described below, of (i) the amount of interest that would accrue on [the Notes'] [such class'] portion of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Note Interest Rate borne by [the] [such Class of] Notes during the period commencing on and including the Distribution Date on which such Note prepayment amount is required to be distributed to Noteholders [of such class] to
                                   but excluding                [, in the case
                                   of the Class A-1 Notes, in the case of the
                                   Class A-2 Notes and                , in the
                                   case of the Class A-3 Notes], over (ii) the
                                   amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
                                   Distribution Date on the                [, in
                                   the case of the Class A-1 Notes, the
                                                  , in the case of the Class A-2
                                   Notes, and the                , in the case
                                   of the Class A-3 Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note

                                   Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

[G. LIMITED RIGHTS............   If an Event of Default occurs under the
                                   Indenture, the Class A-3 Noteholders will not have any right to direct or to consent to any actions by the Indenture Trustee, including the sale of Receivables, until the [Class A-1] Notes and the Class A-2 Notes have been paid in full, and if an Event of Servicing Termination occurs, the Class A-3 Noteholders will not have any right to direct or consent to removal of the Servicer until the [Class A-1] Notes and the Class A-2 Notes have been paid in full. Notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default," until the [Class A-1] Notes and the Class A-2 Notes have been paid in full, the failure to pay interest due on the Class A-3 Notes will not be an Event of Default. See "Risk Factors -- Subordination," "Description of the Notes The Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements -- Rights Upon Event of Servicing Termination" and "-- Waiver of Past Events of Servicing Termination" herein.]

TERMS OF THE CERTIFICATES.....   The principal terms of the Certificates will be
                                   as described below:

A. DISTRIBUTION DATES.........   Distributions with respect to the Certificates
                                   will be made on [each Distribution Date] [the day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date")],
                                   commencing                , 199 .
                                   Distributions will be made to holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") as of the [related Record Date (which will be the day of the month if Definitive Certificates are issued)] [as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, as of the day of the preceding month].

B. CERTIFICATE RATE...........      % per annum (the "Certificate Rate").

C. INTEREST...................   On each Distribution Date, the Owner Trustee
                                   will distribute pro rata to
                                   Certificateholders accrued interest at the
                                   Certificate Rate on the outstanding
                                   Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Available Funds and the Reserve Account; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency

                                   Event or a dissolution with respect to the Seller or the General Partner, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution
                                   Date) or from and including the most recent
                                   Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

D. PRINCIPAL..................   On each Distribution Date commencing on the
                                   later of (i) the        199 Distribution Date
                                   and (ii) the Distribution Date next
                                   succeeding the Distribution Date on which the [Class A-1] Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the
                                   Certificateholders' Principal Distribution
                                   Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes[; and provided further that upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full or until such rating has been restored]. The Certificateholders' Principal Distribution Amount will be based on the Certificateholders' Percentage of the Regular Principal, and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. The outstanding principal balance, if any, of the Certificates will be payable in full on
                                          , 199 (the "Final Scheduled
                                   Distribution Date").

E. OPTIONAL PREPAYMENT........   If the Servicer exercises its option to
                                   purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired. See "Description of the Certificates -- Optional Prepayment" herein.

[F. MANDATORY REPURCHASE FROM
    PRE-FUNDING ACCOUNT.......   The Certificates will be prepaid, in part, pro
                                   rata on the basis of their initial principal balances, on the Distribution Date on or immediately following the last day of the Funding

                                   Period in the event that the amount on
                                   deposit in the Pre-Funding Account after
                                   giving effect to the purchase of all
                                   Receivables, including any such purchase on
                                   such date exceeds $          (a "Mandatory
                                   Repurchase"). The aggregate principal balance of Certificates to be prepaid will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

                                 [A limited recourse mandatory prepayment
                                   premium (the "Certificate Prepayment
                                   Premium") will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Certificates' portion of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but
                                   excluding        , over (ii) the amount of
                                   interest that would have accrued on such
                                   Certificate Prepayment Amount over the same
                                   period at a per annum rate of interest equal
                                   to the bond equivalent yield to maturity on
                                   the Determination Date preceding such
                                   Distribution Date on the        . Such excess
                                   will be discounted to present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will receive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

[INTEREST RATE CAP............   On the Closing Date, the Seller will enter into
                                   an Interest Rate Cap in respect of the Class
                                   A-2 Notes with           (the "Interest Rate
                                   Cap Provider"). Pursuant to the Interest Rate Cap, the Interest Rate Cap Provider will make a payment to the Trust on each [Distribution] [Payment] Date on which [the Class A-2 Rate] [LIBOR] for the preceding [Distribution] [Payment] Date exceeds the Cap Rate in an amount equal to the product of (i) the difference between [such Class A-2 Rate] [LIBOR] and the Cap Rate, (ii) the Cap Notional Amount and (iii) the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date divided by 360. The Cap Notional Amount on any [Distribution] [Payment] Date will equal at least the principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. See "Description of the Transfer and Servicing Agreements -- Interest Rate Cap" herein. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap will be deposited in the Collection Account for the benefit of all Securityholders.]

[INTEREST RATE SWAP...........   On the Closing Date, the Indenture Trustee, on
                                   behalf of the Trust, will enter into one or
                                   more Interest Rate Swap Agreements
                                   (collectively, the "Interest Rate Swap") with
                                                  (the "Swap Counterparty").
                                   Pursuant to the Interest Rate Swap, the Swap
                                   Counterparty will pay to the Trust, on each
                                   [Distribution] [Payment] Date, interest at a
                                   per annum rate equal to [the Class A-2 Rate]
                                   [LIBOR] on the Swap Notional Amount. The Swap Notional Amount on any [Distribution] [Payment] Date will equal the principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. In exchange for such payments, the Trust will pay to the Swap Counterparty, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the lesser of]
                                   [   %] [and] [the Prime Rate less        %],
                                   on the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date [, which rate will be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the Swap Counterparty to the Trust and the [monthly] [quarterly] payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts, if any, will be deposited in the Collection Account for the benefit of all Securityholders and Net Trust Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date. See "Description of the Transfer and Servicing Agreements -- Interest Rate Swap" herein.]

[PRE-FUNDING ACCOUNT..........   During the period (the "Funding Period") from
                                   and including the Closing Date until the
                                   earliest of (a) the Determination Date on
                                   which the amount on deposit in the
                                   Pre-Funding Account is equal to $       or
                                   less, (b) the occurrence of
                                   an Event of Default under the Indenture or an Event of Servicing Termination under the Sale and Servicing Agreement, (c) the occurrence of certain events of insolvency or dissolution with respect to the Seller, the General Partner or the Servicer and (d) the Determination Date with respect to the
                                                  , 199 Distribution Date, the
                                   Pre-Funded Amount will be maintained as an
                                   account in the name of the Indenture Trustee
                                   (the "Pre-Funding Account"). The Pre-Funded
                                   Amount will initially equal approximately
                                   $          , and, during the Funding Period,
                                   will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement and the amount thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables. The Seller expects that the Pre-Funded Amount will be
                                   reduced to $          or less by the
                                   Distribution Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders as described above.]

RESERVE ACCOUNT...............   The Reserve Account will be created with an
                                   initial deposit by the Seller on the Closing
                                   Date of cash or Permitted Investments having
                                   a value at least equal to    % of the
                                   [Initial Pool Balance] [Pool Balance as of
                                   the Initial Cutoff Date] [plus an amount
                                   attributable to the difference between the
                                   anticipated investment earnings on the
                                   Pre-Funded Amount and the weighted average
                                   interest expense on the portion of the Notes
                                   and Certificates represented by the
                                   Pre-Funded Amount]. [On each Subsequent
                                   Transfer Date, cash or Permitted Investments
                                   having a value approximately equal to    % of
                                   the aggregate principal balance of the
                                   Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Reserve Account.] The amount initially deposited in the Reserve Account by the Seller [together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date] is referred to as the "Reserve Initial Deposit." The Reserve Account will be maintained as an account in the name of the Indenture Trustee for the benefit of Securityholders.

                                 Funds will be withdrawn from the Reserve
                                   Account up to the Available Reserve Amount to the extent that the Available Funds with respect to any Collection Period remaining after the Servicing Fee is paid is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account for distribution to the Noteholders on the related [Distribution] [Payment] Date. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders. [If funds applied in accordance with the preceding sentence are insufficient to distribute the interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest on the Certificates to the extent of the Certificate Interest Reserve Amount.]

                                 On each Distribution Date, the Reserve Account
                                   will be reinstated up to the Specified
                                   Reserve Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

                                 Certain amounts in the Reserve Account on any
                                   Distribution Date (after giving effect to all distributions to be made on such Distribution
                                   Date) in excess of the Specified Reserve
                                   Balance for such Distribution Date will be
                                   released to the Seller (except to the extent
                                   described under "Description of the Transfer
                                   and Servicing Agreements -- Reserve Account"
                                   herein). Subject to reduction as described
                                   below, the "Specified Reserve Balance" with
                                   respect to any Distribution Date generally
                                   will be equal to the sum of (i)    % of the
                                   [Initial Pool Balance] [Pool Balance as of
                                   the Initial Cutoff Date] [, plus an amount
                                   related to the difference between anticipated investment earnings on the remaining Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by the remaining
                                   Pre-Funded Amount] and (ii)    % of the Pool
                                   Balance on the first day of the related
                                   Collection Period. [However, so long as on
                                   any Distribution Date (except the first
                                   Distribution Date) the sum of (x) the
                                   outstanding principal amount of the
                                   Securities (after giving effect to
                                   distributions made on the prior Distribution
                                   Date) and (y) the aggregate amount of
                                   Payaheads that have been collected but not
                                   yet applied as payments under the related
                                   Receivables as of the first day of the
                                   related Collection Period is less than or
                                   equal to [the sum of]    % of [(a)] the Pool
                                   Balance on the first day of the related
                                   Collection Period [and (b) the Pre-Funded
                                   Amount on such date], then the portion of the Specified Reserve Balance set forth in clause
                                   (i) above will be reduced to % of the
                                   [Initial Pool Balance] [Pool Balance as of
                                   the Initial Cutoff Date].] [In addition, so
                                   long as on any Distribution Date (except the
                                   first Distribution Date) the sum of (x) the
                                   outstanding principal amount of the
                                   Securities (after giving effect to
                                   distributions made on the prior Distribution
                                   Date) and (y) the aggregate amount of
                                   Payaheads that have been collected but not
                                   yet applied as payments under the related
                                   Receivables as of the first day of the
                                   related Collection Period is less than or
                                   equal to [the sum of]    % of [(a)] the Pool
                                   Balance on the first day of the related
                                   Collection Period [and (b) the Pre-Funded
                                   Amount on such day], then such portion of the Specified Reserve Balance set forth in clause
                                   (i) above will be reduced to    % of the
                                   [Initial Pool Balance] [Pool Balance as of
                                   the Initial Cutoff Date].] [With respect to
                                   the portion of the Specified Reserve Balance
                                   set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution
                                   Date) and (y) the aggregate amount of
                                   Payaheads that have been collected but not
                                   yet applied as payments under the related
                                   Receivables as of the first day of the
                                   related Collection Period is less than or
                                   equal to [the sum of]    % of [(a)] the Pool
                                   Balance on the first day of the related
                                   Collection Period [and (b) the Pre-Funded
                                   Amount on such day], then such portion will
                                   be reduced to an amount equal to the product
                                   of (I) the Pool Balance on the first day of
                                   the related Collection Period and (II) the
                                   percentage (which shall not be greater than
                                      % or less than zero) equal to (X) the
                                   percentage derived from the fraction, the
                                   numerator of which is the outstanding
                                   principal amount of the Securities (after
                                   giving effect to distributions made on the
                                   prior Distribution Date) and the denominator
                                   of which is such Pool Balance less (Y)    %.]
                                   [The Specified Reserve Balance is further subject to adjustment in certain circumstances described herein.]

[YIELD SUPPLEMENT ACCOUNT;
YIELD SUPPLEMENT AGREEMENT....   Ford Credit will establish a yield supplement
                                   account with the Indenture Trustee for the benefit of the Securityholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the APR of which is less than the sum of (i) the weighted average of the Note Interest Rates and Certificate Rate and (ii) the Servicing Fee Rate (the "Required Rate"). The Yield Supplement Account will be created with an initial deposit by Ford Credit (the "Yield Supplement Initial Deposit") in an amount (which amount may be discounted at a rate to be specified in the Sale and Servicing Agreement) equal to the aggregate amount by which (i) interest on the principal balance of each [Initial] Receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such Receivable, assuming that payments on such

                                   Receivables are made as scheduled and no prepayments are made, at a rate equal to the Required Rate, exceeds (ii) interest on such principal balances at the APR of such Receivable (the "Yield Supplement Amount" and, with respect to all of the [Initial] Receivables, the "Maximum [Initial] Yield Supplement Amount").

                                 [Ford Credit, the Seller and the Indenture
                                   Trustee will enter into a Yield Supplement
                                   Agreement (as amended and supplemented from time to time, the "Yield Supplement Agreement") pursuant to which, on each Subsequent Transfer Date, Ford Credit will deposit an amount (which amount may be discounted at a rate to be specified in the Sale and Servicing Agreement), if any, into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the related Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate of the Additional Yield Supplement Amounts in respect of the Subsequent Receivables is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount." See "Description of the Transfer and Servicing Agreements -- Yield Supplement Account; Yield Supplement Agreement" herein.]]

COLLECTION ACCOUNT............   Except under certain conditions described
                                   herein, the Servicer will be required to
                                   remit collections received with respect to
                                   the Receivables not later than the [   ]
                                   Business Day after receipt to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). Pursuant to the Sale and Servicing Agreement, the Servicer will have the power, revocable at the discretion of the Indenture Trustee or at the discretion of the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated):
                                   (i) the Servicing Fee for the prior
                                   Collection Period and any overdue Servicing
                                   Fees to the Servicer, (ii) the Accrued Note
                                   Interest and the Noteholders' Principal
                                   Payment Amount into the Note Payment Account,
                                   (iii) the Accrued Certificate Interest and, commencing on the later of (a) the
                                                  199 Distribution Date and (b)
                                   the Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full, the Certificateholders' Principal Distribution
                                   Amount into the Certificate Distribution
                                   Account and (iv) the remaining balance, if any, to the Reserve Account; provided, however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in acceleration of the Notes or following an Insolvency Event with respect to the Seller or the General Partner, the principal amount of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

[GUARANTEED RATE AGREEMENT....   Amounts on deposit in the [Collection] [Note
                                   Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction of (the "Investment Provider") in certain eligible investments pursuant to a Guaranteed Rate Agreement, which provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return. See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement" herein.]

SERVICER FEE..................   The Servicer will receive each month a fee for
                                   servicing the Receivables equal to (a) the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus (c) reinvestment proceeds on any payments received in respect of the Receivables].

MATURITY AND PREPAYMENT
   CONSIDERATIONS.............   The [Class A-2 Notes, the Class A-3 Notes and
                                   the] Certificates will not receive any
                                   principal payments until the [Class A-1]
                                   Notes have been paid in full[, and the Class
                                   A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until the later of (i) the 199 Distribution Date and (ii) the
                                                  Distribution Date next
                                   succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

                                 It is expected that final payment of [the]
                                   [each class of] Notes and the final
                                   distribution in respect of the

                                   Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

                                 All of the Receivables are prepayable at any
                                   time. Prepayments that do not constitute
                                   Payaheads will shorten the weighted average remaining term of the Receivables and the weighted average life of the Securities. Such prepayments, to the extent allocable to principal, will be included in the Noteholders' Principal Payment Amount or the Certificateholders' Principal Distribution
                                   Amount and will be payable to the
                                   Securityholders as set forth in the priority of distributions herein. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

CLEARANCE AND SETTLEMENT......   Securityholders may elect to hold their Notes
                                   or Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

TAX STATUS....................   In the opinion of ("Special Tax Counsel"), for
                                   federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In the opinion of ("Michigan Tax Counsel"), the same characterization will apply for Michigan income and Single Business Tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will be deemed to agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and Michigan income and Single Business Tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates at the Certificate Rate even though the Trust may not have sufficient cash to make current cash distributions of such amount. See "Certain Federal Income Tax Consequences" herein and in the Prospectus and

                                   "Certain State Tax Consequences" herein for additional information concerning the application of federal income and Michigan tax laws, respectively, to the Trust and the Securities.

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the Prospectus, the Notes may, in general, be purchased by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any employee benefit plan fiduciary considering a purchase of Notes should, among other things, consult with legal counsel regarding the availability of a statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                                 The Certificates may not be acquired by an
                                   employee benefit plan subject to the
                                   fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or by an individual retirement account. Any investor considering the purchase of Certificates should be aware that such purchase and subsequent holding could, under certain circumstances, be deemed to involve an indirect prohibited transaction if a plan with respect to which the investor is a "party in interest" or "disqualified person" purchases the Certificates without the benefit of an exemption from the prohibited transaction rules. See "ERISA Considerations" herein and in the Prospectus.

[LEGAL INVESTMENT.............   The [Class A-1] Notes will be eligible
                                   securities for purchase by money market funds under paragraph (a)(5) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

RATING[S] OF THE NOTES........   It is a condition to the issuance of the [Class
                                   A-1,] [Class A-2] [and Class A-3] Notes that they be rated in the highest investment rating category by at least two nationally recognized rating agencies. [However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the Note Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

RATING OF THE CERTIFICATES....   It is condition of the issuance of the
                                   Certificates that they be rated [at least]
                                   "          " or its equivalent by at least
                                   two nationally recognized rating agencies.
                                   [However, the rating agencies do not
                                   evaluate, and the rating does not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

[THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     On the Closing Date, the Seller will transfer to the Trust the
approximately $       of Initial Receivables and the approximately
$       Pre-Funded Amount on deposit in the Pre-Funding Account. If the principal balance of eligible Receivables originated by Ford Credit during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "-- Trust's Relationship to Ford and Ford Credit" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others:
(i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Owner Trustee, Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, [each class of] the Notes and the Certificates will be rated in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light truck receivables in the portfolio serviced by Ford Credit.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by
the end of the Funding Period and such amount exceeds $       , the Noteholders
and the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of [a class of] the Notes or the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. Otherwise such remaining Pre-Funded Amount will be paid as principal of the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount, with any remaining amount used to redeem the Class A-2 Notes]. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the [Class A-1] Noteholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Final Payment Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus. The ability of Ford Credit to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light trucks. The level of retail sales of automobiles and light trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.]

[TRUST'S RELATIONSHIP TO FORD AND FORD CREDIT

     Neither the Seller nor Ford Credit is obligated to make any payments in respect of the Notes, the Certificates or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by Ford Credit. The ability of Ford Credit to generate receivables is, in turn, dependent to a large extent on the sales of automobiles and light trucks manufactured or distributed by Ford Motor Company and its consolidated subsidiaries ("Ford"). If, during the Funding Period, Ford were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light trucks manufactured by Ford would decrease, adversely affecting the ability of the Seller to sell Subsequent Receivables to the Trust. The use of incentive programs (e.g., manufacturers' rebate programs) also may affect retail sales. There can be no assurance, therefore, that Ford Credit will continue to generate receivables at the same rate as in prior years. In addition, if Ford Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     Ford and Ford Credit are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.]

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account][, the Yield Supplement Account] [and the] Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables.] [The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the APR of which is less than the Required Rate.] Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account is [are] exhausted, the Trust will depend solely on current distributions on the Receivables [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]] to make payments on the Notes and the Certificates. [Payments under [the Interest Rate Cap,] [the Interest Rate Swap] [and the Guaranteed Rate Agreement] will be received only under certain circumstances. See "Description of the Transfer and Servicing Agreements[-- Interest Rate Cap,"] ["-- Interest Rate Swap"] [and "-- Guaranteed Rate Agreement" herein.]]

DEFICIENCIES FROM SALE UPON INSOLVENCY OR DISSOLUTION OF SELLER OR GENERAL
PARTNER

     If an Insolvency Event or a dissolution occurs with respect to the Seller or the General Partner while the Notes are outstanding, the Indenture Trustee is required to promptly sell, dispose of or otherwise liquidate the Receivables [and [the Interest Rate Cap,] [the Interest Rate Swap] [and the Guaranteed Rate Agreement]] in a commercially reasonable manner on commercially reasonable terms, unless (i) the Noteholders (other than the Seller, the Servicer or their affiliates) of each class of Notes representing not less than a majority of the aggregate unpaid principal amount of such class of the Notes and the right to receive interest thereon, (ii) the Certificateholders (other than the Seller) of Certificates representing not less than a majority of the aggregate Certificate Balance and the right to receive interest thereon, and (iii) not less than a majority of the holders (other than the Seller, the Servicer or their affiliates) of certain interests, if any, in the Reserve Account disapprove of such sale and in connection therewith, the Indenture Trustee (x) appoints an entity acceptable to Ford Credit to acquire an interest in such Trust and to act as a substitute "general partner" for federal income tax purposes and (y) an opinion of counsel as to certain tax matters is delivered. The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and deposited in the Collection Account. The proceeds from the liquidation of the Receivables [and [the Interest Rate Cap,] [the Interest Rate Swap] [and the Guaranteed Rate Agreement]] and any amounts on deposit in the Reserve Account, [the Pre-Funding Account,] [the Yield Supplement Account,] the Note Payment Account and the Certificate Distribution Account will be distributed first to Noteholders and then to Certificateholders in the priority set forth in the Indenture. If such proceeds and amounts are not sufficient to pay all the Notes in full, the amount of principal returned to Noteholders will be reduced, no such proceeds or amounts will be distributed to the Certificateholders, and the Noteholders and Certificateholders will incur a loss on their investment. If such proceeds and amounts are sufficient to pay all the Notes in full but are not sufficient to pay both the Notes and Certificates in full, the amount of principal returned to Certificateholders will be reduced, and the Certificateholders will incur a loss on their investment. See "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

SUBORDINATION

     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Payment Account.

The Certificateholders will not receive any distributions of principal until
after the later to occur of (i) the                Distribution Date next
succeeding the Distribution Date on which the [Class A-1] Notes were paid in
full and (ii) the                Distribution Date. However, upon the occurrence
and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of principal of the Notes. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes (see "-- Ratings of the Securities" below), the Certificateholders will not receive any distributions of principal until after all the Notes have been paid in full or until such rating has been restored].

     If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificate Balance plus accrued interest. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

     In general, the Seller may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the property of the Trust to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Seller or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the property of the Trust until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Seller and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Basic Documents. The Indenture specifically prohibits the Owner Trustee from taking any action which would impair the Indenture Trustee's security interest in the Trust and requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Seller or the Certificateholders.

     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Seller or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. After all the Notes have been paid in full and the lien of the Indenture has been released, upon the occurrence of an Event of Servicing

Termination, the holders of a majority of the outstanding Certificate Balance, or the Owner Trustee acting on behalf of the Certificateholders, may terminate the Servicer. See "Description of the Transfer and Servicing Agreements -- Events of Servicing Termination" and "-- Rights upon Event of Servicing Termination" in the Prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on
the Certificates will be made until the later of (i) the           199
Distribution Date and (ii) the           Distribution Date next succeeding the
Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

RATINGS OF THE SECURITIES

     It is a condition to the issuance of [each class of] the Notes and of the Certificates that [each class of] the Notes be rated in the highest rating
category, and the Certificates be rated [at least] "       " or its equivalent,
by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood that the Note Prepayment Premium or the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

GEOGRAPHIC CONCENTRATION

     Economic conditions in the states where Obligors reside may affect the delinquency, credit loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, Ford Credit's records indicate that
the billing addresses of Obligors with respect to      %,      %,      %,
     %,      % and      % by principal balance of the Receivables were in
            ,             ,             ,             ,             , and
            , respectively. Accordingly, adverse economic conditions or other factors affecting such states in particular could adversely affect the delinquency, credit loss or repossession experience of the Trust. No other
state, by billing addresses of Obligors, constituted more than      % of the
aggregate principal balance of the Receivables as of the Cutoff Date.

                                   THE TRUST

GENERAL

     The Issuer, Ford Credit Auto Owner Trust 199 , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with the Notes and the
Certificates. Certificates with an original principal balance of $       will be
retained by the Seller and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to purchase the [Initial] Receivables from the Seller pursuant to the Sale and Servicing Agreement [, to fund the deposit of the Pre-Funded Amount] and to fund the initial deposit into the Reserve Account.

     If the protection provided to the investment of the Securityholders by the [Yield Supplement Account and the] Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to the Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Securityholders. See "Description of the Transfer and Servicing Agreements -- Distributions" [, "-- Yield Supplement Account; Yield Supplement Agreement"] and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

[Class A-1] Notes.........................................  $
[Class A-2 Notes].........................................  [                     ]
[Class A-3 Notes].........................................  [                     ]
Certificates..............................................
                                                            -----------------
Total.....................................................  $
                                                            =================

THE OWNER TRUSTEE

                 is the Owner Trustee under the Trust Agreement.             is
a Delaware             and its principal offices are located at             ,
Delaware. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cutoff Date [and will include any Subsequent Receivables purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date")].

     The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by Ford Credit from Dealers in the ordinary course of business in accordance with Ford

Credit's underwriting standards, and were [or will be] selected from Ford Credit's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as the following: each Receivable (i) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an
original term no greater than      months, (ii) is not more than      days past
due as of the [applicable] Cutoff Date and has never been extended and (iii) was
originated on or after             . As of the [applicable] Cutoff Date, no
Obligor on any Receivable was [or will have been] noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders were [or will be used] in selecting the Receivables.

     [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such
Subsequent Transfer Date, meeting the following criteria: (i) not more than   %
of the principal balances of the Receivables in the Trust will represent vehicles financed at Ford Credit's used vehicle rates; and (ii) the weighted
average APR of the Receivables in the Trust will not be less than   %, unless
the Seller increases the Reserve Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Notes and the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not greater
than      months. Such criteria will be based on the characteristics of the
Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.]

     [The Initial Receivables will represent approximately      % of the
aggregate initial principal amount of the Securities. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Notes and the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

     Neither Ford Credit nor any of its affiliates maintains records adequate to provide quantitative data regarding its prepayment experience on its portfolio of U.S. retail installment sale contracts for either new or used vehicles. However, Ford Credit (i) believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between 60% and 70% of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     The composition, geographical distribution, and distribution by annual percentage rate of the [Initial] Receivables as of the [Initial] Cutoff Date are set forth in the following tables.

                 COMPOSITION OF THE [INITIAL] RECEIVABLES POOL
                        AS OF THE [INITIAL] CUTOFF DATE

Aggregate Principal Balance.................................  $
Number of Receivables
Average Principal Balance...................................  $       to $
  (Range)...................................................  $
Average Original Amount Financed............................  $       to $
  (Range)...................................................  $
Weighted Average APR........................................  %
  (Range)...................................................  %       to %
Weighted Average Original Term..............................  months
  (Range)...................................................  to   months
Weighted Average Remaining Term.............................  months
  (Range)...................................................  to   months
Scheduled Weighted Average Life(1)..........................  months

-------------------------
(1) Based on payments due on or after the [Initial] Cutoff Date, assuming that no prepayments on the [Initial] Receivables are made after the [Initial] Cutoff Date and that all payments on Simple Interest Receivables are received on their respective due dates.

           GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES POOL
                        AS OF THE [INITIAL] CUTOFF DATE

                                 PERCENTAGE OF
                              AGGREGATE PRINCIPAL
          STATE(1)                BALANCE(2)
          --------            -------------------
Alabama[(3)]................             %
Alaska......................
Arizona.....................
Arkansas....................
California..................
Colorado....................
Connecticut.................
Delaware....................
District of Columbia........
Florida.....................
Georgia.....................
Hawaii......................
Idaho.......................
Illinois....................
Indiana.....................
Iowa........................
Kansas......................
Kentucky....................
Louisiana...................
Maine.......................
Maryland....................
Massachusetts...............
Michigan....................
Minnesota...................
Mississippi.................

                                 PERCENTAGE OF
                              AGGREGATE PRINCIPAL
          STATE(1)                BALANCE(2)
          --------            -------------------
Missouri....................             %
Montana.....................
Nebraska....................
Nevada......................
New Hampshire...............
New Jersey..................
New Mexico..................
New York....................
North Carolina..............
North Dakota................
Ohio........................
Oklahoma....................
Oregon......................
Pennsylvania[(3)]...........
Rhode Island................
South Carolina..............
South Dakota................
Tennessee...................
Texas.......................
Utah........................
Vermont.....................
Washington..................
West Virginia...............
Wisconsin...................
Wyoming.....................

-------------------------
(1) Based on the billing addresses of the Obligors on the [Initial] Receivables as of the [Initial] Cutoff Date.

(2) Percentages may not add to 100.00% due to rounding. States showing 0.0% each represent less than 0.05%.

[(3) Alabama and Pennsylvania were excluded for administrative reasons.]

             DISTRIBUTION BY APR OF THE [INITIAL] RECEIVABLES POOL
                        AS OF THE [INITIAL] CUTOFF DATE

                                                                                         PERCENTAGE OF
                                                                            AGGREGATE      AGGREGATE
                                                              NUMBER OF     PRINCIPAL      PRINCIPAL
                        APR RANGE                            RECEIVABLES     BALANCE      BALANCE(1)
                        ---------                            -----------    ---------    -------------
0.00% to 1.00%...........................................                    $                    %
1.01 to 2.00.............................................
2.01 to 3.00.............................................
3.01 to 4.00.............................................
4.01 to 5.00.............................................
5.01 to 6.00.............................................
6.01 to 7.00.............................................
7.01 to 8.00.............................................
8.01 to 9.00.............................................
9.01 to 10.00............................................
10.01 to 11.00...........................................
11.01 to 12.00...........................................
12.01 to 13.00...........................................
13.01 to 14.00...........................................
14.01 to 15.00...........................................
15.01 to 16.00...........................................
16.01 to 17.00...........................................
17.01 to 18.00...........................................
18.01 to 19.00...........................................
19.01 to 20.00...........................................
                                                               ------        ------         ------
     Totals..............................................                    $              100.00%
                                                               ======        ======         ======

-------------------------
(1) Percentages may not add to 100.00% due to rounding.

     Approximately    % of the aggregate principal balance of the [Initial]
Receivables, constituting    % of the number of [Initial] Receivables, as of the
[Initial] Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the [Initial] Receivables represent vehicles financed at used vehicle rates.

     By aggregate principal balance, approximately    % of the [Initial]
Receivables constitute Precomputed Receivables,    % of the [Initial]
Receivables constitute Simple Interest Receivables and    % constitute Final
Payment Receivables. In addition,    % of the [Initial] Receivables that are
Precomputed Receivables and    % that are Simple Interest Receivables constitute
Final Payment Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Final Payment Receivables.

     Based on principal balance, less than    % of the [Initial] Receivables
provide recourse to the Dealer which originated the Receivable. See "The Receivables Pools" in the Prospectus for a further description of such recourse provisions.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the [Initial] Receivables [and certain assumed characteristics with respect to the Subsequent Receivables]. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes [are made on each Payment Date] and distributions on the Certificates are made on each
Distribution Date (and each such date is assumed to be the   day of [the month
in which such Payment Date or Distribution Date occurs] [each applicable month]), (iv) the balance in the Reserve Account on each [Payment Date and] Distribution Date is equal to the Specified Reserve Balance, and (v) the Seller exercises its option to purchase the Receivables on the first Distribution Date on which it is permitted to do so, as described herein. [State assumed characteristics with respect to the Subsequent Receivables.] [And/or, state other assumptions on which the ABS Table is based.] The pools have an assumed
cutoff date of          , 199 . The ABS Table indicates the projected weighted
average life of each class of Notes and the Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance that is projected to be outstanding after each of the [Payment Dates or] Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the [Initial] Receivables have been
aggregated into   hypothetical pools with all of the [Initial] Receivables
within each such pool having the following characteristics and that the level
scheduled monthly payment for each of the   pools (which is based on its
aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the [Initial] Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. [State assumed characteristics with respect to hypothetical pools of Subsequent Receivables.]

                                                                   ORIGINAL TERM   REMAINING TERM
                                          AGGREGATE                 TO MATURITY     TO MATURITY
                POOL                  PRINCIPAL BALANCE    APR      (IN MONTHS)     (IN MONTHS)
                ----                  -----------------    ---     -------------   --------------
1...................................  $                         %
2...................................
3...................................
4...................................
                                      -----------------
                                      $
                                      =================

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and the Certificates.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                      CLASS A-1 NOTES                     CLASS A-2 NOTES            CLASS A-3 NOTES
  [PAYMENT] [DISTRIBUTION]   ----------------------------------  ----------------------------------  ----------------
            DATE              0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%
  ------------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
 06/15/96..................  100.000  100.000  100.000  100.000  100.000  100.000  100.000  100.000  100.000  100.000
 07/15/96..................
 08/15/96..................
 09/15/96..................
 10/15/96..................
 11/15/96..................
 12/15/96..................
 01/15/97..................
 02/15/97..................
 03/15/97..................
 04/15/97..................
 05/15/97..................
 06/15/97..................
 07/15/97..................
 08/15/97..................
 09/15/97..................
 10/15/97..................
 11/15/97..................
 12/15/97..................
 01/15/98..................
 02/15/98..................
 03/15/98..................
 04/15/98..................
 05/15/98..................
 06/15/98..................
 07/15/98..................
 08/15/98..................
 09/15/98..................
 10/15/98..................
 11/15/98..................
 12/15/98..................
 01/15/99..................
 02/15/99..................
 03/15/99..................
 04/15/99..................
 05/15/99..................
 06/15/99..................
 07/15/99..................
 Weighted Average Life
  (years)(1)...............

                             CLASS A-3 NOTES
  [PAYMENT] [DISTRIBUTION]   ----------------
            DATE              1.5%     1.8%
  ------------------------    ----     ----
 06/15/96..................  100.000  100.000
 07/15/96..................
 08/15/96..................
 09/15/96..................
 10/15/96..................
 11/15/96..................
 12/15/96..................
 01/15/97..................
 02/15/97..................
 03/15/97..................
 04/15/97..................
 05/15/97..................
 06/15/97..................
 07/15/97..................
 08/15/97..................
 09/15/97..................
 10/15/97..................
 11/15/97..................
 12/15/97..................
 01/15/98..................
 02/15/98..................
 03/15/98..................
 04/15/98..................
 05/15/98..................
 06/15/98..................
 07/15/98..................
 08/15/98..................
 09/15/98..................
 10/15/98..................
 11/15/98..................
 12/15/98..................
 01/15/99..................
 02/15/99..................
 03/15/99..................
 04/15/99..................
 05/15/99..................
 06/15/99..................
 07/15/99..................
 Weighted Average Life
  (years)(1)...............

-------------------------
(1) The weighted average life of a Class A-1 Note, Class A-2 Note, or Class A-3
    Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related [Payment] [Distribution] Date, (ii) adding the results and
    (iii) dividing the sum by the related initial principal amount of the Note.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                       CERTIFICATES
                                                         ----------------------------------------
                  DISTRIBUTION DATE                       0.5%       1.0%       1.5%       1.8%
                  -----------------                       ----       ----       ----       ----
06/15/96.............................................    100.000    100.000    100.000    100.000
07/15/96.............................................
08/15/96.............................................
09/15/96.............................................
10/15/96.............................................
11/15/96.............................................
12/15/96.............................................
01/15/97.............................................
02/15/97.............................................
03/15/97.............................................
04/15/97.............................................
05/15/97.............................................
06/15/97.............................................
07/15/97.............................................
08/15/97.............................................
09/15/97.............................................
10/15/97.............................................
11/15/97.............................................
12/15/97.............................................
01/15/98.............................................
02/15/98.............................................
03/15/98.............................................
04/15/98.............................................
05/15/98.............................................
06/15/98.............................................
07/15/98.............................................
08/15/98.............................................
09/15/98.............................................
10/15/98.............................................
11/15/98.............................................
12/15/98.............................................
01/15/99.............................................
02/15/99.............................................
03/15/99.............................................
04/15/99.............................................
05/15/99.............................................
06/15/99.............................................
07/15/99.............................................
Weighted Average Life (years)(1).....................

-------------------------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the original Certificate Balance of the Certificate.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service, but not including retail installment sale contracts purchased by Ford Credit under certain special financing programs). [Ford Credit began originating Final Payment Receivables in 19 .] There is no assurance that the behavior of the Receivables will be comparable to Ford Credit's experience shown in the following tables or that the trend in losses and delinquencies will continue into the future.

                           DELINQUENCY EXPERIENCE(1)

                                    SIX MONTHS ENDED
                                        JUNE 30,                           YEAR ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    1998        1997        1997        1996        1995        1994        1993
                                    ----        ----        ----        ----        ----        ----        ----
Average Number of Contracts
  Outstanding During the
  Period........................                          3,591,153   3,612,265   3,438,699   3,430,145   3,398,797
Average Daily Delinquencies as a
  Percent of Average Contracts
  Outstanding
  31-60 Days(2).................           %           %       2.85%       2.54%       2.21%       2.03%       2.02%
  61-90 Days(2).................           %           %       0.32%       0.26%       0.17%       0.15%       0.15%
  Over 90 Days(3)...............           %           %       0.11%       0.08%       0.04%       0.03%       0.03%

-------------------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.
(2) Delinquencies represent the daily average number of contracts delinquent.
(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                                         SIX MONTHS ENDED
                                             JUNE 30,                          YEAR ENDED DECEMBER 31,
                                       ---------------------       -----------------------------------------------
                                        1998          1997          1997      1996      1995      1994      1993
                                        ----          ----          ----      ----      ----      ----      ----
Average Portfolio Outstanding During
  the Period (Millions)
Gross................................  $             $             $41,186   $40,269   $35,699   $33,703   $31,205
Net..................................  $             $             $34,715   $33,647   $30,015   $28,526   $26,152
Percent of Average Gross Portfolio
  Outstanding During the Period
  without Recourse to Dealers........         %             %         99.5%     99.4%     99.1%     98.6%     97.7%
Repossessions as a Percent of Average
  Number of Contracts Outstanding....         %(2)          %(2)      3.01%     3.01%     2.38%     2.15%     2.27%
Net Losses as a Percent of Gross
  Liquidations(3)....................         %             %         2.46%     2.21%     1.43%     1.06%     1.16%
Net Losses as a Percent of Average
  Gross Portfolio Outstanding(3).....         %(2)          %(2)      1.38%     1.28%     0.82%     0.62%     0.69%
Net Losses as a Percent of Average
  Net Portfolio Outstanding(3).......         %(2)          %(2)      1.64%     1.53%     0.98%     0.73%     0.82%

-------------------------
(1) All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.
(2) Annualized rate.
(3) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Effective January 1, 1993, net losses include expenses associated with outside collection agencies. Other expenses associated with collection, repossession, and disposition of the vehicle continue to be excluded. These other expenses are not material to the data presented.

     [As shown above, credit losses have increased since the beginning of 1995 reversing a general trend of improvement that had begun in 1989. The increase reflects an increase in losses per repossession and an increase in repossession rates.] See "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.

                                  POOL FACTORS

     The "Note Pool Factor" for [the] [each class of] Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to [the] [such class of] Notes indicating the remaining outstanding principal amount of [the] [such class of] Notes, as of the applicable [Distribution] [Payment] Date (after giving effect to payments to be made on such [Distribution] [Payment] Date), as a fraction of the initial outstanding principal amount of [the] [such class of] Notes. The "Certificate Pool Factor" for the Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to the Certificates indicating the remaining Certificate Balance, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance. [The] [Each] Note Pool Factor and the Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the [applicable class of] Notes, or the reduction of the Certificate Balance, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from application of the Pre-Funding Account)]. [[The] [Each] Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables.] A Noteholder's portion of the aggregate outstanding principal amount of the [related class of] Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the [applicable] Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, the [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until
the later of (i) the      199 Distribution Date and (ii) the      Distribution
Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay principal of the Notes.

     It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Failure to make final payment of [the] [any class of] Notes on or prior to the respective Final Scheduled [Payment] [Distribution] Dates would constitute an Event of Default under the Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in the Prospectus. In addition, the Sale and Servicing Agreement requires that any remaining Certificate Balance be paid in full on the Final Scheduled Distribution Date. However, no assurance can be given that sufficient funds will be available to pay [the] [each class of] Notes and the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. If sufficient funds are not available, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Seller and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in
the Prospectus, to which description reference is hereby made.        , a
          , will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     [The] [Each class of] Notes [other than the Class A-2 Notes] will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. [The Class A-2 Notes will constitute Floating Rate Securities which are LIBOR Securities, as such terms are defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the Prospectus.] Interest on the principal amount[s] of the [classes of the] Notes will accrue at the [respective] per annum Note Interest Rate[s] and will be payable to the Noteholders [monthly] [quarterly] on each [Distribution] [Payment] Date
commencing          , 199 . [However, if on any two consecutive Distribution
Dates any amount is withdrawn from the Reserve Account to cover shortfalls on the Notes or the Certificates, then each following Distribution Date will constitute a Payment Date, until the quarterly Payment Date following the first Distribution Date on which (i) no amount is withdrawn from the Reserve Account to cover shortfalls and (ii) the amount on deposit in the Reserve Account is equal to the Specified Reserve Balance.] [However, if the commercial paper rating or certificate of deposit rating of the Investment

Provider is at any time reduced below A-1+ or P1 by the applicable Rating Agency and the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within 60 days of receiving notice of such decline, then each following Distribution Date will constitute a Payment Date. See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement" herein.] Interest will accrue from and including the Closing Date (in the case of the first [Distribution] [Payment] Date), or from the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [[Class A-1 Notes and] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] Interest accrued as of any [Distribution] [Payment] Date but not paid on such [Distribution] [Payment] Date will be due on the next [Distribution] [Payment] Date, together with interest on such amount at the [applicable] Note Interest Rate [plus 2.00%] (to the extent lawful). [With respect to the Class A-2 Rate, the "Index Maturity" for LIBOR will be [one] [three] month[s] [(in the case of quarterly Payment Dates) and one month (in the case of monthly Payment Dates)] and the "Interest Reset Period" for such calculation will be the Interest Period. See "Certain Information Regarding the Securities -- Floating Rate Securities" in the Prospectus.] Interest payments on the Notes will generally be derived from the Available Funds remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. [Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any [Distribution] [Payment] Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.]

PAYMENTS OF PRINCIPAL

     Principal payments will be made [quarterly] to the Noteholders on each [Distribution] [Payment] Date in an amount generally equal to the sum [, for each of the three Collection Periods preceding such Payment Date,] of (i) the Noteholders' Percentage of the amount (such amount, the "Regular Principal") equal to the sum of (a) all scheduled payments of principal and the principal portion of all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), (b) the principal portion of all payments collected with respect to Simple Interest Receivables, and (c) the principal balance of each Receivable purchased by the Servicer, repurchased by the Seller or liquidated by the Servicer, each with
respect to [the preceding] [such] Collection Period, plus (ii)   % of the
portion, if any, of the Available Funds for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the Accrued Note Interest, (c) the portion of the Regular Principal allocated to the Noteholders pursuant to clause
(i), (d) the Accrued Certificate Interest, (e) the portion of the Regular Principal distributed to Certificateholders as described under "Description of the Certificates -- Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Balance)] (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal"). [Principal] [Amounts deposited in the Note Payment Account on each Distribution Date in respect of principal] payments on the Notes generally will be derived from the Available Funds and the amount, if any, in the Reserve Account up to the Available Reserve Amount remaining after the payment of the Servicing Fee and the Accrued Note Interest and, in the case of the Noteholders'

Accelerated Principal, the Certificateholders' Distribution Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     [On each Distribution Date, the Indenture Trustee will deposit into the Note Payment Account amounts set aside for the payment of principal and interest on the Notes on the related Payment Date, as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. Such amounts will be invested from the date of deposit to the related Payment Date by the Indenture Trustee in [Permitted Investments] [certain eligible investments pursuant to the Guaranteed Rate Agreement]. [See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement" herein.]]

     Principal payments on the Notes will be applied on each [Distribution] [Payment] Date [, first,] to the principal amount of the [Class A-1] Notes until such principal amount is reduced to zero[, then second, to the principal amount of the Class A-2 Notes until such principal amount is reduced to zero and then third, to the principal amount of the Class A-3 Notes until such principal amount is reduced to zero]. The principal amount of the [Class A-1] Notes, to the extent not previously paid, will be due on the [Class A-1] Final Scheduled [Distribution] [Payment] Date[, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled [Distribution] [Payment] Date, and the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled [Distribution] [Payment] Date]. The actual date on which the aggregate outstanding principal amount of [the] [any class of] Notes is paid may be earlier or later than the [respective] Final Scheduled [Distribution] [Payment] Date[s] set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

[THE INDENTURE

     Events of Default; Rights upon Event of Default. Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including (i) a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note or (ii) an Insolvency Event or dissolution with respect to the Issuer. In the case of an Event of Default not involving any such default in payment or the occurrence of any Insolvency Event with respect to the Issuer, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes -- The Indenture -- Event of Default; Rights upon Event of Default" has been satisfied and, in addition, either (i) the holders of all outstanding Certificates consent to such sale, or (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding Notes and Certificates on the date of such sale. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders and Certificateholders will receive notice and an opportunity to submit a bid in respect of such sale.

     Notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default," until the [Class A-1] Notes and the Class A-2 Notes have been paid in full, the failure to pay interest due on the Class A-3 Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the [Class A-1] Notes, the Class A-2 Notes or the Class A-3 Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the [Class A-1] Notes, the Class A-2 Notes and Class A-3 Notes, in order that there be separate trustees for each of the [Class A-1] Notes, the Class A-2 Notes and the Class A-3 Notes. So long as any amounts remain unpaid with respect to the [Class A-1] Notes and the Class A-2 Notes, only the indenture trustee for the [Class A-1] Noteholders and the Class A-2 Noteholders will have the right to exercise remedies under the Indenture (but the Class A-3 Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class A-3 Notes to the [Class A-1] Notes and the Class A-2 Notes as described herein), and only the [Class A-1] Noteholders and the Class A-2 Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the [Class A-1] Notes and the Class A-2 Notes are paid in full. Upon repayment of the [Class A-1] Notes and the Class A-2 Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class A-3 Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.]

[MANDATORY REDEMPTION

     [The] [A class or classes of] Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in
the Pre-Funding Account is less than or equal to $       , then such amount will
be used to redeem the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to redeem the Class A-2 Notes]. Otherwise the amount on deposit in the Pre-Funding Account on such date will be used to redeem [each class of] the Notes and the Certificates, and the aggregate principal amount of [each class of] the Notes to be redeemed will be an amount equal to [the Notes'] [such class'] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Note Prepayment Premium will be payable by the Trust to the Noteholders pursuant to a Mandatory Redemption if the amount on deposit in the
Pre-Funding Account exceeds $       . The Note Prepayment Premium [for each
class of Notes] will equal the excess, if any, discounted as described below, of
(i) the amount of interest that would accrue on [the Notes'] [such class'] Pre-Funded Percentage of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Note Interest Rate borne by [the] [such class of] Notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the Noteholders [of such
class] to but excluding        [, in the case of the Class A-1 Notes,
          , in the case of the Class A-2 Notes and           , in the case of
the Class A-3 Notes], over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the [, in the case of the Class A-1
Notes, the        , in the case of the Class A-2 Notes and the        , in the
case of the Class A-3 Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment

Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Seller or the Trust will be available for the purpose of making such payment.]]

OPTIONAL REDEMPTION

     The [Class A-3] Notes will be redeemed in whole, but not in part, on any Distribution Date [after all the other classes of Notes have been paid in full] on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination." The redemption price will be equal to the unpaid principal amount of the [Class A-3] Notes plus accrued and unpaid interest thereon (the "Redemption Price").

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Certain Information Regarding the Securities" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing          , 199 , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Available Funds and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Payment Amount. Following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions on each Distribution
Date, commencing with the later of (i) the      Distribution Date and (ii) the
     Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full, in an amount generally equal to the Certificateholders' Percentage of the Regular Principal. Distributions with respect to principal payments will generally be funded from the portion of the Available Funds and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Payment Amount and the Accrued Certificate Interest. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. However, following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [any class of] the Notes, then, with respect to each Distribution Date thereafter, the Certificateholders will not receive any distributions of principal until all the Notes have been paid in full or such rating has been restored. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.]

[MANDATORY REPURCHASE

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date, exceeds $       (a "Mandatory Repurchase"). The aggregate
principal balance of the Certificates to be repurchased will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium for the Certificates will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Certificates' share of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding           , over (ii) the amount of interest
that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
       . Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will receive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the

Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

PRIORITY OF NOTES

     The rights of Certificateholders to receive distributions of interest are subordinated to a certain extent to the rights of Noteholders to receive payments of interest and principal. In addition, the Certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the Notes has been paid in full. Consequently, funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Reserve Account and the Payahead Account) will be applied to the payment of the interest due on the [Class A-1] Notes and the Class A-2 Notes, [the First Priority Principal Distribution Amount, if any,][and] interest due on the Class A-3 Notes [and the Second Priority Principal Distribution Amount, if any,] before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes in full before distributions of principal on the Certificates. In addition, following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions. See "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

[SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately
$       (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Dates and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date,
(i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) an amount equal to EEE% of the aggregate principal balances of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "-- Yield Supplement Account; Yield Supplement Agreement" herein.]

     [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others:
(i) the Seller will have delivered certain opinions of counsel to the Owner Trustee, the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) each of the Rating Agencies shall have notified the Seller in writing that, following the addition of all such Subsequent Receivables, each class of the Notes and the Certificates will be rated by the Rating Agencies in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.]

     [Subsequent Receivables may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee [the Pre-Funding Account] [the Yield Supplement Account] [and] the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders. The Servicer will also establish and will maintain with the Indenture Trustee the Payahead Account, in the name of the Indenture Trustee. The Payahead Account will not be included in the property of the Trust.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the Prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the Indenture Trustee or the [Class A-1] Noteholders and Class A-2 Noteholders evidencing not less than a majority of the principal amount of the [Class A-1] Notes and the Class A-2 Notes may remove the Servicer without the consent of any of the Class A-3 Noteholders or the Certificateholders. The Class A-3 Noteholders will not have the ability to remove the Servicer if an Event of Servicing Termination occurs until the [Class A-1] and the Class A-2 Notes have been paid in full. The Certificateholders will not have the ability to remove the Servicer if an Event of Servicing Termination occurs until the Notes have been paid in full.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the [Class A-1] Noteholders and the Class A-2 Noteholders evidencing not less than a majority of the principal amount of the [Class A-1] Notes and the Class A-2 Notes may, with certain specified exceptions, waive any Events of Servicing Termination, without the consent of any of the Class A-3 Noteholders or the Certificateholders. The Class A-3 Noteholders will not have the right to determine whether any Event of Servicing Termination should be waived until the [Class A-1] Notes and the Class A-2 Notes have been paid in full. The Certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the Notes have been paid in full.

DISTRIBUTIONS

     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Available Funds to be deposited into the Collection Account. The "Available Funds" for a Distribution Date shall be the sum of the Available Interest and the Available Principal.

     Deposits to Collection Account. On or before the Business Day preceding each Distribution Date, the Servicer will cause all collections, Precomputed Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables," "-- Collections" and "-- Advances" in the Prospectus. On or before each Distribution Date, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the excess, if any, of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (prior to giving effect to any withdrawals therefrom relating to such Distribution Date) over (ii) the Specified Reserve Balance with respect to such Distribution Date (such excess, the "Reserve Account Release Amount"). In addition, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals therefrom relating to the Reserve Account Release Amount for such

Distribution Date), and (ii) the amount, if any, by which (x) the Total Required Payment exceeds (y) the Available Funds for such Distribution Date. On or before the Final Scheduled Distribution Date with respect to any class of Notes or either class of Certificates, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals therefrom relating to the Reserve Account Release Amount and the amount by which the Total Required Payment exceeds the Available Funds for such Distribution Date) and (ii) the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such class of Notes or such class of Certificates in full in accordance with the priorities described in "-- Monthly Withdrawals from Collection Account" below. The "Available Funds" for a Distribution Date shall be the sum of the Available Collections and the Reserve Account Release Amount.

     The "Available Collections" for a Distribution Date will generally be the sum of the following amounts with respect to the Collection Period preceding such Distribution Date: (i) all scheduled payments and all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) all Advances made by the Servicer of interest due on the Receivables; (v) all advances, if any, of interest made by the Servicer in respect of Receivables which were prepaid in full; (vi) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and (vii) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date. The Available Collections shall be determined on the related Determination Date based on the methodology described under "Description of the Notes -- Payments of Principal" herein and "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus.

     The Available Collections on any Distribution Date shall exclude the following: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon; (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period; [(iv) (amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);] [and] (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; [(v) amounts constituting the Supplemental Servicing Fee;] [and (vi) amounts released from the Pre-Funding Account].

     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, from the Available Interest (as so allocated), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Note Payment Account, from the Available Funds remaining after the application of clause (i), the Accrued Note Interest [and the Net Trust Swap Payment, if any];

          (iii) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) and (ii), the Noteholders' Principal Payment Amount;

          (iv) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iii), the Accrued Certificate Interest;

          (v) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distribution Amount; and

          [(vi) to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance.]

          [(vii) to the Principal Distribution Account, the Regular Principal Distribution Amount; and]

          (viii) to the Seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event with respect to the Seller or the General Partner, the Available Funds remaining after the application of clauses (i) and
(ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes has been paid in full.

     On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Note Interest" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective] Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and including the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

     "Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first Distribution Date) or from and including the prior Distribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding principal amount of the Notes [of such class] on the immediately preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Payment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing Date).

     "Noteholders' Monthly Principal" means, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal and
(ii) the Noteholders' Accelerated Principal. [Or, state other formula for determining the Noteholders' Monthly Principal.]

     "Noteholders' Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued Note Interest.

     "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of the [Class A-1] Notes is reduced to zero [and (y) the 199 Distribution Date], (ii) for each Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated, [unless the Reserve Account balance is less than [ % of] the Specified Reserve Balance, then the Noteholders'
Percentage shall be   %,] and (iii) zero for each Distribution Date thereafter
[; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%]. [Or, state other methods for determining the Noteholders' Percentage.]

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

     "Noteholders' Principal Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Payment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero].

     ["First Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the[Class A-1] Notes and the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the [Class A-1] Notes and the Class A-2 Notes on such preceding Distribution Date) over (b) the Pool Balance at the end of the Collection Period preceding such Distribution Date; provided, however, that (i) the First Priority Principal Distribution Amount on the [Class A-1] Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the [Class A-1] Notes to zero and (ii) the First Priority Principal Distribution Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero.

     "Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount not less than zero equal to the difference between
(i) the greater of (1) the aggregate outstanding principal amount of the [Class A-1] Notes and the Class A-2 Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the [Class A-1] Notes and the Class A-2 Notes on such preceding Distribution Date) or Closing Date, as the case may be, and (2) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution Date) or Closing Date, as the case may be, over (b) the difference between (x) the Pool Balance at the end of the Collection Period preceding such Distribution Date minus (y) the Specified Overcollateralization Amount with respect to such Distribution Date, minus (ii) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to such Distribution Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates on such Distribution Date (after giving effect to any principal payments made on the Securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any); and provided, further, that (i) the Regular Principal
Distribution Amount on the Class   Certificate Final Scheduled Distribution Date
shall not be less than the amount that is necessary to reduce the Certificate
Balance of the Class   Certificates to zero; and (ii) the Regular Principal
Distribution Amount on the Class   Final Scheduled Distribution Date shall not
be less than the amount that is necessary to reduce the Certificate Balance of
the Class   Certificates to zero.

     "Second Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount not less than zero equal to the difference between
(i) the excess, if any, of (a) the aggregate outstanding principal amount of the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over
(b) the Pool Balance at the end of the Collection Period preceding such Distribution Date, minus (ii) the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distribution Amount on the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero.

     "Specified Credit Enhancement Amount" means, with respect to any
Distribution Date, the greatest of (i) $          , (ii)      % of the Pool
Balance at the end of the Collection Period preceding such Distribution Date or
(iii) the aggregate principal balance of the Receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date; provided, however, that the Specified Credit Enhancement

Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the Notes and the aggregate Certificate Balance of all the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Securities on such preceding Distribution Date).

     "Specified Overcollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of (a) the Specified Credit Enhancement Amount over (b) the Specified Reserve Balance, each with respect to such Distribution Date.]

     "Accrued Certificate Interest" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificate Balance" equals, initially, $       and, thereafter, equals
the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the related Interest Period.

     "Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Monthly Principal" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal. [Or, state other method for determining the Certificateholders' Monthly Principal.]

     "Certificateholders' Percentage" means (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of [all classes of] the
[Class A-1] Notes is reduced to zero [and (y) the        199 Distribution Date],
zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is being calculated, [unless the Reserve Account balance is less than [ % of] the
Specified Reserve Balance, then the Certificateholders' Percentage shall be   %]
[; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero]. [Or, state other methods for determining the Certificateholders' Percentage.]

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders'

Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

     "Certificateholders' Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.

     On each [Distribution] [Payment] Date, all amounts on deposit in the Note Payment Account [(other than [any] Investment Earnings [in excess of the weighted average of the Note Interest Rates] [and the Certificate Rate])] will be paid in the following order of priority:

          (i) to the [applicable] Noteholders, accrued and unpaid interest on the outstanding principal amount of the [applicable class of] Notes at the [applicable] Note Interest Rate [and to the Swap Counterparty, the Net Trust Swap Payment, if any, for such [Distribution] [Payment] Date, on a pro rata basis with the amount[s] payable to the Noteholders pursuant to this clause (i)]; [and]

          (ii) to the Noteholders [of the Class A-1 Notes] in reduction of principal until the principal amount of the [Class A-1] Notes has been reduced to zero[;

          (iii) to the Noteholders of the Class A-2 Notes in reduction of principal until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (iv) to the Noteholders of the Class A-3 Notes in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero].

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

     ["Total Required Payment" means, on any Distribution Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the Accrued [Class A-1] Note Interest and the Class A-2 Note Interest, the First Priority Principal Distribution Amount, if any, the Accrued Class A-3 Note Interest, the Second Priority Principal Distribution Amount, if any and the
Accrued Class   Certificate Interest; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller or the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior
Collection Periods, the Accrued Class   Note Interest, the Accrued Class   Note
Interest and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

     On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:

          (i) to the [Class A-1] Noteholders in reduction of principal until the principal amount of the [Class A-1] Notes has been paid in full;

          (ii) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

          (iii) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

          (iv) to the Certificate Principal Distribution Account, in reduction
     of the Certificate Balance of the Class   Certificates, until the
     Certificate Balance of the Class   Certificates has been reduced to zero;
     and

          (v) to the Seller, any funds remaining on deposit in the Principal Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Interest Distribution Account will be paid in the following order of priority:

          (i) to the Class   Certificateholders, the Accrued Class Certificate
     Interest;

          (ii) to the Seller, any funds remaining on deposit in the Certificate Interest Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

          (i) to the Class   Certificateholders, in reduction of the Certificate
     Balance of the Class Certificates, until the Certificate Balance of the Class Certificates has been reduced to zero;

          (ii) to the Seller, any funds remaining on deposit in the Certificate Principal Distribution Account.]

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by the Seller on the Closing Date [and thereafter with deposits from funds in the Pre-Funding Account that would otherwise be payable to the Seller on each Subsequent Transfer Date] (such deposit[s, collectively], the "Reserve Initial Deposit").

     Subject to reduction as hereafter described, the "Specified Reserve Balance" with respect to any Distribution Date means the sum of (i) [the sum of
(a)] % of the [Initial Pool Balance] [Pool Balance as of the Initial Cutoff Date] [, plus (b) an amount related to the difference between anticipated investment earnings on the remaining Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by the
remaining Pre-Funded Amount] and (ii)    % of the Pool Balance on the first day
of the related Collection Period. [However, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to [the sum
of]    % of (a) the Pool Balance on the first day of the related Collection
Period [and (b) the Pre-Funded Amount on such date], then the portion of the
Specified Reserve Balance set forth in clause (i) above will be reduced to    %
of the [Initial Pool Balance] [Pool Balance as of the Initial Cutoff Date].] [In addition, so long as on any Distribution Date (except the first Distribution
Date) the sum of (x) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection
Period is less than or equal to [the sum of]    % of [(a)] the Pool Balance on
the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day], then such portion of the Specified Reserve Balance set forth in
clause (i) above will be reduced to    % of the [Initial Pool Balance] [Pool
Balance as of the Initial Cutoff Date].] [With respect to the portion of the Specified Reserve Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less
than or equal to [the sum of]    % of [(a)] the Pool Balance on the first day of
the related Collection Period [and (b) the Pre-Funded Amount on such day], then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and (II) the
percentage (which shall not be greater than    % or less than zero) equal to (X)
the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of which
is such Pool Balance less (Y)    %.] The portion of the Specified Reserve
Balance specified in clause (ii) above may be invested in motor vehicle sale contracts originated by Ford Credit and secured by motor vehicles financed thereby that are not included in the Pool Balance. [The Specified Reserve Balance is further subject to adjustment in certain circumstances described herein.]

     [The Specified Reserve Balance would also be increased to the extent that the Receivables in the Trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, have a weighted average APR of less than EEE%. See "The Receivables Pool" herein. In addition, subject to certain limitations, the Seller has the option to increase the Specified Reserve Balance in connection with the addition of Subsequent Receivables.]

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to [distribute such excess to the Seller] [apply such excess as Noteholders' Accelerated Principal]. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. [Subsequent to any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Payment Account for payment to Noteholders as an accelerated payment of principal on [such Distribution] [the related Payment] Date.] [Or, state other methods for determining the Specified Reserve Balance and applying such excess amounts.]

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent that the [part of the] Available Funds (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. [If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount.] On each Distribution

Date, the Reserve Account will be reinstated up to the Specified Reserve Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

     "Available Reserve Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduction thereto on such Distribution Date.

     ["Certificate Interest Reserve Amount" means the lesser of (i) $       less
the amount of any application of the Certificate Interest Reserve Amount to pay
interest on the Certificates on any prior Distribution Date and (ii)        % of
the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by
any Rating Agency to less than "       " or its equivalent, or withdrawal by any
Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

     If on any Distribution Date the entire Noteholders' Payment Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Payment Account, the Certificateholders generally will not receive any distributions.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Seller.

     The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. In addition, the subordination of the Certificates to the Notes is intended to enhance further the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

[YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     The Yield Supplement Account will be created with an initial deposit by Ford Credit of the Yield Supplement Initial Deposit. The Yield Supplement Initial Deposit will equal an amount (which amount may be discounted at a rate to be specified in the Sale and Servicing Agreement) equal to the aggregate amount by which (i) interest on the principal balance of each [Initial] Receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at a rate equal to the Required Rate, exceeds (ii) interest on such principal balances at the APR of such Receivable (the "Yield Supplement Amount" and, with respect to all of the [Initial] Receivables, the "Maximum [Initial] Yield Supplement Amount").

     On each Distribution Date, the Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Receivables for such Distribution Date. The "Yield Supplement Deposit Amount" with respect to a Distribution Date is the aggregate Yield Supplement Amount, if any, in respect of the Receivables for the related Collection Period. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Maximum Yield Supplement

Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to the Seller.

     [Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date, Ford Credit will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount."]]

[INTEREST RATE CAP

     With respect to the Class A-2 Notes, the Seller will enter into an Interest Rate Cap, dated as of the Closing Date (the "Interest Rate Cap") with the Interest Rate Cap Provider. The notional amount of the Interest Rate Cap on any [Distribution] [Payment] Date (the "Cap Notional Amount") will be at least equal to the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. Pursuant to the Interest Rate Cap, on each [Distribution] [Payment] Date on which [the Class A-2 Rate] [LIBOR] for
the preceding [Distribution] [Payment] Date exceeds    % (the "Cap Rate"), the
Interest Rate Cap Provider will make a payment to the Indenture Trustee, on behalf of the Trust, in an amount equal to the product of (i) the difference between [such Class A-2 Rate] [LIBOR] and the Cap Rate, (ii) the Cap Notional Amount and (iii) the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date divided by 360. The Interest Rate Cap will terminate on the Class A-2 Scheduled Final [Distribution] [Payment] Date. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap will be deposited in the Collection Account for the benefit of all Securityholders.

     The payment obligations of the Interest Rate Cap Provider under the Interest Rate Cap constitute general unsecured obligations of the Interest Rate Cap Provider. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Cap when due. A failure by the Interest Rate Cap Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment. With respect to each Collection Period, any shortfall between amounts due from the Interest Rate Cap Provider under the Interest Rate Cap and amounts actually received from the Interest Rate Cap Provider during such Collection Period will be reported in the statement delivered to Securityholders on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.

     The Interest Rate Cap will be provided by      (the "Interest Rate Cap
Provider"). The Interest Rate Cap Provider was incorporated in             . The
Interest Rate Cap Provider is engaged in the business of             . As of
            , 199 , the Interest Rate Cap Provider had total consolidated assets
of $       , total consolidated liabilities of $       and total consolidated
stockholders' equity of $       .

     THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE INTEREST RATE CAP PROVIDER. THE SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.]

[INTEREST RATE SWAP

     With respect to the Class A-2 Notes, the Indenture Trustee, on behalf of the Trust, will enter into one or more Interest Rate Swap Agreements, dated as of the Closing Date (collectively, the

"Interest Rate Swap") with the Swap Counterparty. The notional amount of the Interest Rate Swap on any [Distribution] [Payment] Date (the "Swap Notional Amount") will equal the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. Pursuant to the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the Class A-2 Rate] [LIBOR] on the Swap Notional Amount. In exchange for such payments, the Trust will pay to the Swap Counterparty, on each [Distribution]
[Payment] Date, interest at a per annum rate equal to [the lesser of] [   %]
[and] [the Prime Rate less    %], on the Swap Notional Amount[, which rate will
be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the Swap Counterparty to the Trust and the [monthly] [quarterly] payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts, if any, will be deposited in the Collection Account for the benefit of all Securityholders and Net Trust Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date.

     The payment obligations of the Swap Counterparty under the Interest Rate Swap constitute general unsecured obligations of the Swap Counterparty. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Swap when due. A failure by the Swap Counterparty to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment. With respect to each Collection Period, any shortfall between amounts due from the Swap Counterparty under the Interest Rate Swap and amounts actually received from the Swap Counterparty during such Collection Period will be reported in the statement delivered to Securityholders on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.

     The Interest Rate Swap will be provided by                   (the "Swap
Counterparty"). The Swap Counterparty was incorporated in                   .
The Swap Counterparty is engaged in the business of                   . As of
            , 199 , the Swap Counterparty had total consolidated assets of
$       , total consolidated liabilities of $       and total consolidated
stockholders' equity of $       .

     THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY. THE SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.]

[GUARANTEED RATE AGREEMENT

     The Seller will enter into an Guaranteed Rate Agreement, dated as of the Closing Date (the "Guaranteed Rate Agreement") with the Investment Provider. Pursuant to the Guaranteed Rate Agreement, amounts on deposit in the [Collection] [Note Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction of the Investment Provider in certain eligible investments (which are substantially similar to Permitted Investments). Amounts invested pursuant to the Guaranteed Rate Agreement will continue to be held in the name of the Indenture Trustee for the benefit of Securityholders and will remain assets of the Trust for purposes of bankruptcy, tax and other applicable laws. The Guaranteed Rate Agreement provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return.

     If the commercial paper rating or certificate of deposit rating of the Investment Provider is at any time reduced below A-1+ or P1 by the applicable Rating Agency, within 60 days of receiving notice of such decline, the Servicer will either (i) with the prior written assurance of each Rating Agency that such action will not result in a reduction of the rating of any of the Notes or the Certificates, cause the Investment Provider to pledge securities, in a manner conferring on the Indenture Trustee a perfected first lien in such securities, securing the Investment Provider's performance of its obligations under the Guaranteed Rate Agreement, (ii) direct the Indenture Trustee to terminate the Guaranteed Rate Agreement and to obtain a Replacement Guaranteed Rate Agreement or (iii) establish any other arrangement satisfactory to each Rating Agency such that such Rating Agency will not reduce the rating of any of the Notes or the Certificates. A "Replacement Guaranteed Rate Agreement" means an agreement (i) which is substantially similar to the original Guaranteed Rate Agreement, (ii) the obligor of which is an insurance company, trust company, commercial bank or other entity which has a commercial paper or certificate of deposit rating of no less than A-1+ or P1 by the applicable Rating Agency and (iii) which provides for either the payment of interest on funds invested pursuant thereto at a rate per annum at least equal to the weighted average of the Note Interest Rates [and the Certificate Rate]. If the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within such 60-day period, then each following Distribution Date will constitute a Payment Date and distributions in respect of the Notes and the Certificates will be made monthly. See "Description of the Notes--Payments of Interest" herein.

     The payment obligations of the Investment Provider under the Guaranteed Rate Agreement constitute general unsecured obligations of the Investment Provider. No assurance can be given that the Trust will receive the payments due to be received under the Guaranteed Rate Agreement when due. A failure by the Investment Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment. With respect to each Collection Period, any shortfall between amounts due from the Investment Provider under the Guaranteed Rate Agreement and amounts actually received from the Investment Provider during such Collection Period will be reported in the statement delivered to Securityholders on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.

     The Guaranteed Rate Agreement will be provided by                (the
"Investment Provider"). The Investment Provider was incorporated in           .
The Investment Provider is engaged in the business of                     . As
of           , 199 , the Investment Provider had total consolidated assets of
$          , total consolidated liabilities of $          and total consolidated
stockholders' equity of $          . The Investment Provider is currently rated
     /     .

     THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE INVESTMENT PROVIDER. THE SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS

     It is expected that Special Tax Counsel, will, upon issuance of the Notes and Certificates deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Special Tax Counsel will advise the Trust that the Notes will be classified as debt for federal income tax purposes.

     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences" herein and in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and the Certificates.

TAX CHARACTERIZATION OF THE TRUST

     As set forth above, it is expected that Special Tax Counsel will deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Noteholders will agree by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Notes is correct.

     Original Issue Discount. A Note will be treated as issued with original issue discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

     The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if
any, is   % ABS. The amount of OID that will accrue during an accrual period
(generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between [Payment] [Distribution] Dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that the Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the
Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder;
(ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium" below.

     Market Discount. The Notes, whether or not issued with OID , will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner acquires a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of
(i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Short-Term Notes. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Noteholders and certain other Noteholders, including banks, regulated investment companies, dealers in securities and cash basis Noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Noteholder. In the case of a Noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.

     Non-U.S. Note Owners. In general, a non-U.S. Note Owner will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller (or affiliate of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Seller (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Note Owner must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected..

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

     A variety of alternative characterizations of the Certificates are possible. For example, because the Certificates generally will have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on the Certificates for such interest period based on the Certificate

Rate; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal balance of the Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to the Seller, as "general partner" of the Trust.

     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders except to the extent the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any such losses could be characterized as capital losses, and the Certificateholders generally would only be able to deduct such losses against capital gain income. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it receives from the Trust.

     Although the allocation of gross income to Certificateholders described above if the Certificateholders are not treated as receiving a "guaranteed payment" is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates based on the Certificate Rate even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders of the Trust but Certificateholders of the Trust may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn "interest" income.

     Limitations on Losses and Deductions. In the event that losses or deductions are allocated to Certificateholders in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income." Moreover, any losses allocated to a Certificateholder may be capital losses.

     In addition a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "-- Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the

Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal balance of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. The Seller will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than a 1 percent interest in the Trust (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.

TAX CONSEQUENCES TO NON-U.S. CERTIFICATEHOLDERS

     The Certificates may not be purchased by persons other than U.S. persons and non-U.S. persons who will satisfy the Seller and the Trustee of the Trust that such non-U.S. person will be taxed with respect to its ownership of Certificates as if it were a U.S. person. However, in the case of such a non-U.S. person, the Trust will withhold U.S. income tax at the highest marginal rate.

                         CERTAIN STATE TAX CONSEQUENCES

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the Trust or the tax consequences to the Trust or to holders of Notes and Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state and local taxation of the Trust and state and local tax consequences of the purchase, ownership and disposition of Notes and Certificates.

MICHIGAN TAX CONSEQUENCES

     The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     It is expected that Michigan Tax Counsel will deliver his opinion that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Michigan income and Single Business Tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder's ownership of Notes. However, a Noteholder already subject to Michigan's income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder's ownership or disposition of Notes.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

     If the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, it is expected that Michigan Tax Counsel will deliver his opinion that the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to Certificateholders). The Certificateholders also should not be subject to the Michigan Single Business Tax on income received through the partnership.

     Individual Certificateholders including nonresident individuals who are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A Certificateholder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the Certificates.

     If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                LEGAL INVESTMENT

     The [Class A-1] Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in
Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

                                                               [PRINCIPAL AMOUNT   [PRINCIPAL AMOUNT
                                         PRINCIPAL AMOUNT OF     OF CLASS A-2        OF CLASS A-3
           NOTE UNDERWRITERS              [CLASS A-1] NOTES         NOTES]              NOTES]
           -----------------             -------------------   -----------------   -----------------
 .......................................    $                    $  [           ]    $ [            ]
 .......................................                            [           ]      [            ]
 .......................................                            [           ]      [            ]
 .......................................                            [           ]      [            ]
     Total.............................    $                    $  [           ]    $ [            ]

     The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
     % per [Class A-1] Note[,      % per Class A-2 Note and      % per Class A-3
Note]. The Note Underwriters may allow, and such dealers may reallow, a concession not
in excess of      % per [Class A-1] Note[,      % per Class A-2 Note and      %
per Class A-3 Note] to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the initial Certificate Balance of Certificates set forth opposite its name below:

                                                              CERTIFICATE BALANCE
                  CERTIFICATE UNDERWRITERS                      OF CERTIFICATES
                  ------------------------                    -------------------
 ............................................................    $
 ............................................................
     Total..................................................    $

     The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Certificates to the public at the price set forth herein, and to certain dealers at such price less the initial concession not in
excess of   % per Certificate. The Certificate Underwriters may allow, and such
dealers may reallow, a concession not in excess of   % per Certificate to
certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes and the Class Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. None of the Issuer, the Seller, Ford Credit or any of the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Seller and Ford Credit have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The closings of the sale of each class of the Notes and each class of the Certificates are conditioned on the closing of the sale of each other class of Securities.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

     [This Prospectus Supplement and the Prospectus may be used by Ford Financial Services, Inc. in connection with offers and sales related to market-making transactions in the Class A-1 Notes [or the Class A-2 Notes]. Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Ford Financial Services, Inc. has no obligation to make a market in the Class A-1 Notes [or the

Class A-2 Notes] and any such market-making may be discontinued at any time without notice, in its sole discretion.]

     Any distribution of [the Class   Notes] [and Class   Certificates]
originally purchased by Ford Credit or other affiliates of the Seller may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire such Notes or Certificates for their own account and resell such Notes and Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concession allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions), at market prices, at negotiated prices or at fixed prices; (c) through the issuance by Ford Credit or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writings of options; or (d) by any other legally available means.

     Ford Credit, any such underwriters, brokers, dealers, pledgees or agents, upon effecting the sale of such Notes and Certificates, may be deemed "underwriters" as such term is defined under the Securities Act.

     Underwriters participating in any sale of Notes or Certificates by Ford Credit or another affiliate of the Seller made pursuant to this Prospectus Supplement (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts may be allowed or reallowed or paid to dealers, brokers or agents participating in such transactions.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by [     ] [          may from time to time render legal
services to Ford and its affiliates.]

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

                                                                 PAGE
                                                                 ----
ABS.........................................................         S-27
ABS Table...................................................         S-28
Accrued Certificate Interest................................         S-44
Accrued Note Interest.......................................         S-43
[Additional Yield Supplement Amount.........................        S-15]
APR.........................................................          S-4
Available Funds.............................................         S-41
Available Interest..........................................         S-41
Available Principal.........................................         S-41
Available Reserve Amount....................................         S-47
Business Day................................................          S-6
[Cap Notional Amount........................................        S-48]
[Cap Rate...................................................        S-48]
Cede........................................................          S-2
Cedel.......................................................          I-1
Certificate Balance.........................................         S-44
Certificateholders..........................................          S-9
Certificateholders' Distribution Amount.....................         S-44
Certificateholders' Interest Carryover Shortfall............         S-44
Certificateholders' Monthly Accrued Interest................         S-44
Certificateholders' Monthly Principal.......................         S-44
Certificateholders' Percentage..............................         S-44
Certificateholders' Principal Carryover Shortfall...........         S-45
Certificateholders' Principal Distribution Amount...........         S-45
[Certificate Interest Reserve Amount........................        S-47]
Certificate Owner...........................................          S-4
Certificate Pool Factor.....................................         S-33
[Certificate Prepayment Amount..............................  S-11, S-39]
[Certificate Prepayment Premium.............................        S-10]
Certificate Rate............................................          S-9
Certificates................................................     S-1, S-3
Certificate Underwriters....................................         S-61
Certificate Underwriting Agreement..........................         S-61
[Class A-1] Final Scheduled [Distribution] [Payment] Date...          S-7
[Class A-1] Notes...........................................     S-1, S-3
[Class A-1 Rate.............................................         S-6]
[Class A-2 Final Scheduled [Distribution] [Payment] Date....         S-8]
[Class A-2 Notes............................................    S-1, S-3]
[Class A-2 Rate.............................................         S-6]
[Class A-3 Final Scheduled [Distribution] [Payment] Date....         S-7]
[Class A-3 Notes............................................    S-1, S-3]
[Class A-3 Rate.............................................         S-6]
Closing Date................................................          S-4
Code........................................................   S-17, S-51
Collection Account..........................................         S-15

                                                                 PAGE
                                                                 ----
Collection Period...........................................          S-7
Commission..................................................          S-2
Cutoff Date.................................................         S-24
Determination Date..........................................    S-7, S-36
Distribution Date...........................................     S-2, S-9
DTC.........................................................     S-2, I-1
ERISA.......................................................         S-17
Euroclear...................................................          I-1
Exchange Act................................................          S-2
Final Scheduled Distribution Date...........................         S-10
Final Scheduled Maturity Date...............................          S-5
Ford........................................................         S-20
Ford Credit.................................................          S-3
[Funding Period.............................................        S-12]
General Partner.............................................          S-2
[Global Certificates........................................         I-1]
[Global Notes...............................................         I-1]
Global Securities...........................................          I-1
[Guaranteed Rate Agreement..................................        S-49]
Indenture...................................................          S-3
Indenture Trustee...........................................          S-3
[Index Maturity.............................................        S-35]
[Initial] Cutoff Date.......................................          S-4
Initial Pool Balance........................................          S-8
[Initial] Receivables.......................................          S-4
Interest Period.............................................    S-6, S-35
[Interest Rate Cap..........................................        S-48]
[Interest Rate Cap Provider.................................  S-11, S-48]
[Interest Rate Swap.........................................  S-11, S-49]
[Interest Reset Period......................................        S-35]
[Investment Provider........................................  S-16, S-50]
IRS.........................................................         S-50
Issuer......................................................          S-3
Liquidated Receivables......................................         S-41
Liquidation Proceeds........................................         S-41
[Mandatory Redemption.......................................   S-8, S-37]
[Mandatory Repurchase.......................................  S-10, S-38]
[Maximum Initial Yield Supplement Amount....................  S-15, S-48]
[Maximum Subsequent Yield Supplement Amount.................  S-15, S-48]
[Maximum Yield Supplement Amount............................  S-15, S-48]
Michigan Tax Counsel........................................         S-17
Net Losses..................................................         S-33
[Net Trust Swap Payment.....................................  S-12, S-49]
[Net Trust Swap Receipt.....................................  S-12, S-49]
Noteholders.................................................          S-6
Noteholders' Accelerated Principal..........................    S-7, S-36
Noteholders' Interest Carryover Shortfall...................         S-43
Noteholders' Monthly Accrued Interest.......................         S-43
Noteholders' Monthly Principal..............................         S-43
Noteholders' Payment Amount.................................         S-43
Noteholders' Percentage.....................................         S-43
Noteholders' Principal Carryover Shortfall..................         S-43

                                                                 PAGE
                                                                 ----
Noteholders' Principal Payment Amount.......................    S-7, S-44
Note Interest Rate[s].......................................          S-6
Note Owner..................................................          S-3
Note Pool Factor............................................         S-33
[Note Prepayment Amount.....................................   S-8, S-37]
[Note Prepayment Premium....................................         S-8]
Notes.......................................................     S-1, S-3
Note Underwriters...........................................         S-61
Note Underwriting Agreement.................................         S-61
OID.........................................................         S-51
OID Regulations.............................................         S-52
Owner Trustee...............................................          S-3
[Payment Date...............................................    S-2, S-6]
Plan........................................................         S-60
Plan Investor...............................................         S-60
Pool Balance................................................          S-6
[Pool/Pre-Funding Balance...................................         S-5]
[Pre-Funded Amount..........................................         S-5]
[Pre-Funded Percentage......................................         S-8]
[Pre-Funding Account........................................   S-2, S-12]
Prepayable Obligation.......................................         S-52
Prepayment Assumption.......................................         S-52
Prospectus..................................................          S-2
Purchase Agreement..........................................          S-6
Rating Agencies.............................................         S-23
Realized Losses.............................................          S-5
Receivables.................................................          S-1
Receivables Pool............................................         S-24
Record Date.................................................          S-6
Redemption Price............................................         S-37
Regular Principal...........................................    S-7, S-36
Replacement Guaranteed Rate Agreement.......................         S-50
[Required Rate..............................................        S-14]
Reserve Initial Deposit.....................................         S-45
Sale and Servicing Agreement................................          S-4
Securities..................................................     S-1, S-3
Securityholders.............................................          S-9
Seller......................................................     S-1, S-3
Servicer....................................................          S-3
Servicing Fee Rate..........................................         S-16
Short-Term Notes............................................         S-53
Special Tax Counsel.........................................         S-17
Specified Reserve Balance...................................   S-13, S-46
[Subsequent Cutoff Date.....................................         S-5]
[Subsequent Receivables.....................................    S-2, S-5]
[Subsequent Transfer Date...................................         S-5]
Supplemental Servicing Fee..................................         S-41
[Swap Counterparty..........................................  S-11, S-49]
[Swap Notional Amount.......................................        S-49]
Transfer and Servicing Agreements...........................         S-39
Trust.......................................................     S-1, S-3
Trust Agreement.............................................          S-3

                                                                 PAGE
                                                                 ----
Underwriters................................................         S-61
U.S. Person.................................................          I-4
[Yield Supplement Account...................................        S-14]
[Yield Supplement Agreement.................................        S-15]
[Yield Supplement Amount....................................  S-15, S-48]
[Yield Supplement Deposit Amount............................        S-48]
[Yield Supplement Initial Deposit...........................        S-14]

ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Ford Credit
Auto Owner Trust 199   % [Class A-1] Asset Backed Notes[, Floating Rate Class
A-2 Asset Backed Notes and   % Class A-3 Asset Backed Notes] (collectively, [the
"Global Notes") and   % Asset Backed Certificates (the "Global Certificates" and
together with the Global Notes,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

[GLOBAL NOTES]

     A beneficial owner of Global [Securities] [Notes] holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global [Securities] [Notes] that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global [Securities] [Notes] residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global [Securities] [Notes] or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global [Security] [Note] or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     Recently enacted Treasury regulations provide that as of January 1, 1999, the current versions of Form 1001 and Form W-8 will be replaced with a unified Form W-8. Therefore, at such time, beneficial owners must file the revised Form W-8 in order to continue to obtain an exemption or reduced tax rate.

[GLOBAL CERTIFICATES

     The Global Certificates may not be purchased by persons other than U.S. Persons and non-U.S. Persons who will have satisfied the Seller and the Owner Trustee that such non-U.S. Person will be taxed with respect to its beneficial ownership of Global Certificates as if it were a U.S. Person.]

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Notes.

================================================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                              PAGE
                                              ----
Reports to Securityholders..................   S-3
Summary.....................................   S-4
Risk Factors................................  S-24
The Trust...................................  S-29
The Receivables Pool........................  S-29
Pool Factors................................  S-38
Maturity and Prepayment Considerations......  S-38
Description of the Certificates.............  S-43
Certain Federal Income Tax Consequences.....  S-59
Certain State Tax Consequences..............  S-68
ERISA Considerations........................  S-70
Underwriting................................  S-70
Legal Opinions..............................  S-72
Index of Terms..............................  S-73
Annex I -- Global Clearance, Settlement and
  Tax Documentation Procedures..............   I-1

                    PROSPECTUS
Available Information.......................     2
Incorporation of Certain Documents by
  Reference.................................     2
Summary.....................................     3
Risk Factors................................    13
The Trusts..................................    18
The Receivables Pools.......................    20
Maturity and Prepayment Considerations......    22
Pool Factors and Trading Information........    23
Use of Proceeds.............................    23
The Seller and the General Partner..........    24
The Servicer................................    25
Description of the Notes....................    26
Description of the Certificates.............    31
Certain Information Regarding the
  Securities................................    32
Description of the Transfer and Servicing
  Agreements................................    42
Certain Legal Aspects of the Receivables....    56
Certain Federal Income Tax Consequences.....    60
ERISA Considerations........................    60
Plan of Distribution........................    65
Legal Opinions..............................    66
Index of Terms..............................    67

  UNTIL             , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================


================================================================================

                          $

                                  FORD CREDIT
                                AUTO OWNER TRUST
                                   199  -

                               $

                                   % [ CLASS A-1]
                               ASSET BACKED NOTES

                              [$

                            FLOATING RATE CLASS A-2
                              ASSET BACKED NOTES]

                              [$

                                     % CLASS A-3
                              ASSET BACKED NOTES]

                               $

                             % ASSET BACKED CERTIFICATES

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------


================================================================================

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED            , 199
         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED               , 199

                                       $

                     FORD CREDIT AUTO GRANTOR TRUST 199  -
                $           % ASSET BACKED CERTIFICATES, CLASS A
               [$           % ASSET BACKED CERTIFICATES, CLASS B]

                                   FORD LOGO

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                          ---------------------------

       The Ford Credit Auto Grantor Trust 199 -   (the "Trust") will be formed
pursuant to a Pooling and Servicing Agreement, to be dated as of
               , 199 , among Ford Credit Auto Receivables Two L.P. (the
"Seller"), Ford Motor Credit Company (the "Servicer") and           , as
Trustee, and will issue $       aggregate initial principal balance of   % Asset
Backed Certificates, Class A (the "Class A Certificates") and
$          aggregate initial principal balance of   % Asset Backed Certificates,
Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). [Only the Class A Certificates are being offered hereby.] The Class A Certificates will evidence in the aggregate an undivided ownership
interest of approximately   % in the Trust. The Class B Certificates[, which
initially will be retained by the Seller,] will evidence in the aggregate an
undivided ownership interest of approximately   % in the Trust. The rights of
the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The Trust property will include a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain
monies due or received thereunder on or after                , 199 , and certain
other property, as more fully described herein. See "Summary -- The Trust Property" herein. [The Trustee also will hold monies on deposit in a trust account (the "Pre-Funding Account"). Additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") will be purchased by the Trust
from the Seller from time to time on or before                , 199 out of funds
on deposit in the Pre-Funding Account.]

       Principal and interest to the extent of the [applicable] Certificate Rate generally will be distributed on the day of each month (the "Distribution
Date"), commencing                , 199 . The final scheduled Distribution Date
on the [Class A] Certificates will be                , 199 (the "Final Scheduled
Distribution Date").
                          ---------------------------

      PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-15 HEREIN AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.
                          ---------------------------

  THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY,
 FORD CREDIT AUTO RECEIVABLES TWO L.P., FORD CREDIT AUTO RECEIVABLES TWO, INC.,
    FORD MOTOR CREDIT COMPANY, FORD MOTOR COMPANY OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

                                                            PRICE             UNDERWRITING       PROCEEDS TO THE
                                                         TO PUBLIC(1)           DISCOUNT          SELLER(1)(2)
                                                      ------------------      -------------      ---------------
Per Class A Certificate.............................                 %                     %                   %
[Per Class B Certificate............................                 %                     %                   %
Total...............................................         $                      $              $       ]

---------------
(1) Plus accrued interest, if any, from                , 199 .
(2) Before deducting expenses, estimated to be $          .
                          ---------------------------

       The [Class A] Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the [Class A] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about the Closing Date.
                          ---------------------------

        The date of this Prospectus Supplement is                , 199 .

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE [CLASS A] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE [CLASS A] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE [CLASS A] CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the [Class A] Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER........................   Ford Credit Auto Grantor Trust 199 - (the
                                   "Trust" or the "Issuer"), a trust to be
                                   formed by the Seller and the Trustee pursuant to the Agreement.

SELLER........................   Ford Credit Auto Receivables Two L.P., a
                                   Delaware limited partnership (the "Seller").

SERVICER......................   Ford Motor Credit Company, a Delaware
                                   corporation (the "Servicer" or "Ford
                                   Credit").

TRUSTEE.......................                  , as trustee under the Agreement
                                   (the "Trustee").

THE CERTIFICATES..............   The Trust will issue Asset Backed Certificates
                                   (the "Certificates") in an aggregate initial balance of $ . The Certificates represent fractional undivided interests in the Trust and will be issued pursuant to a Pooling and Servicing Agreement to be dated as of
                                                  , 199 (as amended and
                                   supplemented from time to time, the
                                   "Agreement"), among the Seller, the Servicer and the Trustee.

                                 The Certificates will consist of $
                                   aggregate initial balance of    % Asset
                                   Backed Certificates, Class A (the "Class A
                                   Certificates") and $       aggregate initial
                                   balance of    % Asset Backed Certificates,
                                   Class B (the "Class B Certificates"). [Only the Class A Certificates are being offered hereby.] Each Certificate will represent a fractional undivided ownership interest in the Trust.

                                 The [Class A] Certificates will be available
                                   for purchase in book entry form only in
                                   minimum denominations of $1,000 and integral multiples thereof. No person acquiring a beneficial ownership interest in [Class A] Certificates (a "Certificate Owner") will be entitled to receive Definitive Certificates, except in the limited circumstances described herein. See "Certain Information Regarding the Securities -- Definitive Securities" in the Prospectus.

                                 The Class A Certificates will evidence in the
                                   aggregate an undivided ownership interest
                                   (the "Class A Percentage") of approximately
                                      % in the Trust (initially representing
                                   $       ) and the Class B Certificates will
                                   evidence in the aggregate an undivided
                                   ownership interest (the "Class B Percentage")
                                   of approximately    % in the Trust (initially
                                   representing $       ). The Class B
                                   Certificates are subordinated to the Class A
                                   Certificates to the extent described herein.
                                   [The Class B Certificates are not being
                                   offered hereby and initially will be retained by the Seller.]

THE TRUST PROPERTY............   The property of the Trust will include (i) the
                                   Receivables; (ii) with respect to Precomputed Receivables, all monies due thereunder on or after the related Cutoff Date and with respect to Simple Interest Receivables, all monies due or received thereunder on or after the related Cutoff Date; (iii) security interests in the Financed Vehicles and any accessions thereto; (iv) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (v) any Dealer Recourse; (vi) the Seller's rights to certain documents and instruments relating to the Receivables; (vii) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Agreement, as described herein[, including the Yield Supplement Account] [and the Pre-Funding Account]; (viii) certain rights under the Agreement [and the Yield Supplement Agreement]; (ix) certain rights under the Purchase Agreement, including the right of the Seller to cause Ford Credit to repurchase Receivables from the Seller; (x) certain payments and proceeds with respect to the Receivables held by the Servicer; (xi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and (xii) any and all proceeds of the foregoing. The property of the Trust does not include the Payahead Account and the Subordination Spread Account.

THE RECEIVABLES...............   On                , 199 (the "Closing Date"),
                                   the Trust will purchase Receivables (the
                                   "[Initial] Receivables") having an aggregate
                                   principal balance of approximately $       as
                                   of                , 199 (the "[Initial]
                                   Cutoff Date"), from the Seller pursuant to
                                   the Agreement. As of the [Initial] Cutoff
                                   Date, the weighted average annual percentage
                                   rate ("APR") of the [Initial] Receivables was
                                   approximately    %, the weighted average
                                   remaining maturity of the [Initial]
                                   Receivables was approximately months and the weighted average original maturity of the [Initial] Receivables was approximately months.

                                 [On and following the Closing Date, pursuant to
                                   the Agreement, the Seller will be obligated,
                                   subject only to the availability thereof, to
                                   sell, and the Trust will be obligated to
                                   purchase, subject to the satisfaction of
                                   certain conditions set forth therein,
                                   additional Receivables (the "Subsequent
                                   Receivables") from time to time during the
                                   Funding Period having an aggregate principal
                                   balance equal to approximately $       (such
                                   amount being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date). The Seller will designate as a Cutoff Date (each a "Subsequent Cutoff Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Seller (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Certificates -- Sale and Assignment of Receivables; Subsequent Receivables" herein.]

                                 The [Initial] Receivables [and the Subsequent
                                   Receivables] will be purchased by the Seller from Ford Credit pursuant to a Purchase Agreement between the Seller and Ford Credit (as amended and supplemented from time to time, the "Purchase Agreement"). The [Initial] Receivables have been selected[, and the Subsequent Receivables will be selected,] from the contracts owned by Ford Credit based on the criteria specified in the Agreement and described herein and in the Prospectus. No Initial Receivable has[, and no Subsequent Receivable will have,] a scheduled maturity later than
                                   (the "Final Scheduled Maturity Date").

                                 [Subsequent Receivables may be originated by
                                   Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]

                                 The "Pool[/Pre-Funding] Balance" at any time
                                   [will represent] [is the sum of (i)] the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [(such amount, the "Pool Balance") and (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)]. "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

DISTRIBUTION DATES............   Distributions with respect to the Certificates
                                   will be made on the day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date") commencing
                                                  , 199 . Distributions will be
                                   made to holders of the [Class A] Certificates (the "[Class A] Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, as of the day of the preceding month (a "Record Date"). A "Business Day" is a day that in The City of New York or in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

[CLASS A] CERTIFICATE RATE....      % per annum (the "[Class A] Certificate
                                   Rate").

[CLASS B CERTIFICATE RATE.....      % per annum (the "Class B Certificate
                                   Rate").]

[CLASS A] INTEREST............   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to the [Class A Certificateholders] [holders of record of Class A Certificates (the "Class A Certificateholders")] interest at one-twelfth of the [Class A] Certificate Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance as of the last day of the preceding calendar month to the extent of funds available, after giving effect to amounts required to pay the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, from (i) the Class A Percentage of the Available Interest,
                                   (ii) the Subordination Spread Account, and
                                   (iii) the Class B Percentage of the Total
                                   Available Amount. The "Class A Certificate
                                   Balance" shall equal, initially, the Class A
                                   Percentage of the Pool[/ Pre-Funding] Balance as of the [Initial] Cutoff Date and thereafter shall equal the initial Class A Certificate Balance reduced by all principal distributions on the Class A Certificates.

[CLASS A] PRINCIPAL...........   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to
                                   [Class A] Certificateholders principal to the extent of funds available from (i) the Class A Percentage of the Available Principal, (ii) the Subordination Spread Account, and (iii) the Class B Percentage of the Total Available Amount. Such principal shall consist of the Class A Percentage of: (a) the principal portion of all scheduled payments due with respect to Precomputed Receivables during the preceding Collection Period (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (b) the principal portion of all prepayments in full received with respect to Precomputed Receivables during the preceding Collection Period (and certain partial prepayments) (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (c) the principal portion of all payments received with respect to Simple Interest Receivables during the preceding Collection Period; (d) the principal balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period; and (e) the principal balance of each Receivable liquidated by the Servicer, during the preceding Collection Period. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs, or, in the case of the initial Distribution Date, the period from the [Initial] Cutoff Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs.

[CLASS B INTEREST.............   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to the holders of record of Class B Certificates (the "Class B Certificateholders") interest at one-twelfth of the Class B Certificate Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class B Certificate Balance as of the last day of the preceding calendar month to the extent of funds available, after giving effect to (A) any amounts required to be distributed to the Class A Certificateholders pursuant to the subordination of the rights of the Class B Certificateholders, and (B) amounts required to pay the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, from (i) the Class B Percentage of the Available Interest and (ii) the Subordination Spread Account. The "Class B Certificate Balance" shall equal, initially, the Class B Percentage of the Pool[/Pre-Funding] Balance as of the [Initial] Cutoff Date and thereafter shall equal the initial Class B Certificate Balance reduced by all principal distributions on the Class B Certificates.

CLASS B PRINCIPAL.............   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to Class B Certificateholders principal to the extent of funds available, after giving effect to
                                   (A) any amounts required to be distributed to the Class A Certificateholders pursuant to the subordination of the rights of the Class B Certificateholders, (B) amounts required to pay the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, and (C) the interest due to the Class B Certificateholders, from
                                   (i) the Class B Percentage of the Available
                                   Principal and (ii) the Subordination Spread
                                   Account. Such principal shall consist of the Class B Percentage of: (a) the principal portion of all scheduled payments due with respect to Precomputed Receivables during the preceding Collection Period (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (b) the principal portion of all prepayments in full received with respect to Precomputed Receivables during the preceding Collection Period (and certain partial prepayments) (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (c) the principal portion of all payments received with respect to Simple Interest Receivables during the preceding Collection

                                   Period; (d) the principal balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period; and (e) the principal balance of each Receivable liquidated by the Servicer, during the preceding Collection Period.]

OPTIONAL PREPAYMENT...........   If the Servicer exercises its option to
                                   purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount equal to the Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certificateholders will receive and amount equal to the Class B Certificate Balance together with accrued interest at the Class B Certificate Rate] and the [Class A] Certificates will be retired. The "Initial Pool Balance" will equal [the sum of (i)] the Pool Balance as of the [Initial] Cutoff Date [plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates]. See "Description of the Certificates -- Optional Prepayment" herein.

[MANDATORY REPURCHASE FROM
PRE-FUNDING ACCOUNT...........   The [Class A] Certificates will be prepaid, in
                                   part, on the Distribution Date on or
                                   immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Repurchase"). The aggregate principal balance of [Class A] Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account.

                                 [A limited recourse mandatory prepayment
                                   premium (the "Certificate Prepayment
                                   Premium") will be payable by the Trust to the [Class A] Certificate holders if the aggregate principal balance of [Class A] Certificates to be prepaid pursuant to a
                                   Mandatory Repurchase exceeds $          . The
                                   Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the related Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but
                                   excluding                , over (ii) the
                                   amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding
                                   such Distribution Date on the           , in
                                   the case of a Class A Certificate, and on the
                                             , in the case of a Class B
                                   Certificate. Such excess shall be
                                   discounted to present value to such
                                   Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Seller will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the aggregate Certificate Prepayment Premium in full, [Class A] Certificateholders [of each class of Certificates] will receive their ratable share [(based upon the Certificate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be distributed in respect of the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

[PRE-FUNDING ACCOUNT..........   During the period (the "Funding Period") from
                                   and including the Closing Date until the
                                   earliest of (i) the date on which (a) the
                                   amount on deposit in the Pre-Funding Account
                                   is less than $          , (b) an Event of
                                   Default occurs under the Agreement or (c)
                                   certain events of insolvency occur with
                                   respect to the Seller or the Servicer or (ii) the close of business on the
                                   Distribution Date, the Pre-Funded Amount will be maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially equal
                                   approximately $          , and, during the
                                   Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Agreement and the amount thereof deposited in the Subordination Spread Account in connection with the purchase of such Subsequent Receivables. The Seller expects that the Pre-Funded Amount will be reduced to less than
                                   $          by the           Distribution
                                   Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders pro rata in proportion to their initial principal balances.]

SUBORDINATION.................   The rights of the Class B Certificateholders to
                                   receive distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, as described more fully herein.

SUBORDINATION SPREAD
ACCOUNT.......................   An account (the "Subordination Spread Account")
                                   will be created with an initial deposit by
                                   the Seller of cash or Permitted Investments
                                   maturing on or prior to the initial
                                   Distribution Date and having a value of
                                   [$          (the "Subordination Initial
                                   Deposit").] [at least $          plus an
                                   amount attributable to the difference between the anticipated investment earnings on the Pre-Funded Amount and the weighted average interest expense on the
                                   portion of the Certificates represented by
                                   the Pre-Funded Amount. On each Subsequent
                                   Transfer Date, cash or Permitted Investments
                                   having a value approximately equal to      %
                                   of the aggregate principal balance of the
                                   Subsequent Receivables conveyed to the Trust
                                   on such Subsequent Transfer Date will be
                                   withdrawn from the Pre-Funding Account from
                                   amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Subordination Spread Account. The amount initially deposited in the Subordination Spread Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Subordination Spread Account on each Subsequent Transfer Date is referred to as the "Subordination Initial Deposit."] The Subordination Initial Deposit will be augmented by the deposit in the Subordination Spread Account of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in the Subordination Spread Account at an amount equal to the Specified Subordination Spread Account Balance. Amounts in the Subordination Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Subordination Spread Account Balance for such Distribution Date generally will be released to the Class B Certificateholders. The "Specified
                                   Subordination Spread Account Balance" with
                                   respect to any Distribution Date will be
                                   equal to $          , except that in the
                                   event that on any Distribution Date (i) the
                                   annualized average for the preceding three
                                   Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of net losses (i.e., the balances of all Receivables which are determined to be uncollectible in the Collection Period, less any Liquidation Proceeds) to the Pool Balance as of the first day of each such Collection Period exceeds
                                        % or (ii) the average for the preceding
                                   three Collection Periods (or such shorter
                                   number of Collection Periods as have elapsed
                                   since the Cutoff Date) of the ratios of the
                                   number of Financed Vehicles that have been
                                   repossessed but not yet sold or are
                                   delinquent 60 days or more to the outstanding
                                   number of Receivables exceeds      %, then
                                   the Specified Subordination Spread Account
                                   Balance for such Distribution Date shall be an amount equal to the percentage of the Pool Balance as of the first day of such Collection Period determined by deducting from [11] percent the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the

                                   Class A Certificate Balance and the
                                   denominator of which is the Pool Balance both as of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more
                                   than $          , or less than $          .
                                   On any Distribution Date on which the
                                   aggregate balance of the Class A Certificates
                                   is $          or less after giving effect to
                                   distributions on such Distribution Date, the
                                   Specified Subordination Spread Account
                                   Balance shall be the greater of the balance
                                   described above or $          . The
                                   Subordination Spread Account will be
                                   maintained with   , as agent for the Class A
                                   Certificateholders as a segregated trust account, and will not be part of the Trust.

[YIELD SUPPLEMENT ACCOUNT;
YIELD SUPPLEMENT AGREEMENT....   Ford Credit will establish a yield supplement
                                   account with the Trustee for the benefit of the Certificateholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to be applied by the Trustee to provide payments to the Certificateholders in respect of Receivables the APR of which is less than the sum of (i) the weighted average of the Class A Certificate Rate and the Class B Certificate Rate and (ii the Servicing Fee Rate (the "Required Rate"). The Yield Supplement Account will be created with an initial deposit by Ford Credit (the "Yield Supplement Initial Deposit") in an amount (which amount may be discounted at a rate to be specified in the Agreement) equal to the aggregate amount by which (i) interest on the principal balance of each [Initial] Receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at a rate equal to the Required Rate, exceeds (ii) interest on such principal balances at the APR of such Receivable (the "Yield Supplement Amount" [and, with respect to all of the [Initial] Receivables, the "Maximum [Initial] Yield Supplement Amount")].

                                 [Ford Credit, the Seller and the Trustee will
                                   enter into a Yield Supplement Agreement (as amended and supplemented from time to time, the "Yield Supplement Agreement") pursuant to which, on each Subsequent Transfer Date, Ford Credit will deposit an amount (which amount may be discounted at a rate to be specified in the Agreement), if any, into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the related Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate of the Additional Yield Supplement Amounts in respect of the

                                   Subsequent Receivables is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount."] See "Description of the Certificates -- Yield Supplement Account; Yield Supplement Agreement" herein.]

COLLECTION ACCOUNT............   Except under certain conditions described
                                   herein, the Servicer will be required to remit collections received with respect to the Receivables not later than the [ ] Business Day after receipt to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Agreement, the Servicer will have the power, revocable at the discretion of the Trustee, to instruct the Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated):
                                   (i) the Servicing Fee for the prior
                                   Collection Period and any overdue Servicing
                                   Fees to the Servicer, (ii) the Class A
                                   Distributable Amount to the Class A
                                   Certificateholders, (iii) the Class B
                                   Distributable Amount to the Class B
                                   Certificateholders, and (iv) the remaining balance, if any, to the Subordination Spread Account.

SERVICER FEE..................   The Servicer will receive each month a fee for
                                   servicing the Receivables equal to (a) the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus (c) reinvestment proceeds on any payments received in respect of the Receivables].

MATURITY AND PREPAYMENT
CONSIDERATIONS................   As the rate of payment of principal of the
                                   Certificates depends on the rate of payment
                                   (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to reduce the aggregate Certificate Balance of either class of Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of such class of Certificates could occur later than such date.

                                 All of the Receivables are prepayable at any
                                   time. Prepayments that do not constitute
                                   Payaheads will shorten the weighted average remaining term of the Receivables and the weighted average life of the Certificates. Such prepayments, to the extent allocable to principal, will be included in the Available Principal and will be distributable to the Certificateholders as set forth in the priority of distributions herein. See "Description of the Certificates -- Distributions" herein.

CLEARANCE AND SETTLEMENT......   [Class A] Certificateholders may elect to hold
                                   their [Class A] Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

TAX STATUS....................   In the opinion of ("Special Tax Counsel"), the
                                   Trust will be treated as a grantor trust for
                                   federal income tax purposes and will not be
                                   subject to federal income tax. In the opinion
                                   of                         ("Michigan Tax
                                   Counsel"), the same treatment will apply for Michigan income and Single Business Tax purposes.

                                 Certificate Owners will report their pro rata
                                   share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees paid or incurred by the Trust. See "Certain Federal Income Tax Consequences" herein and in the Prospectus and "Certain State Tax Consequences" herein for additional information concerning the application of federal income and Michigan tax laws, respectively, to the Trust and the Certificates.

ERISA CONSIDERATIONS..........   The Class A Certificates may, in general, be
                                   purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), upon satisfaction of certain conditions de scribed under "ERISA Considerations" herein and in the Prospectus with respect to the Underwriters' Exemption. [However, as set forth in "ERISA Considerations" in the Prospectus, certain special considerations may apply with respect to the Pre-Funding Account.]

                                 [The Underwriters' Exemption does not apply to
                                   the Class B Certificates, which may be
                                   purchased by employee benefit plans subject to ERISA only if some other statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") applies to such purchases. These exemptions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts, and bank collective investment funds, and on behalf of employee benefit plans by certain "in house" asset managers and qualified professional asset managers.]

                                 Any benefit plan fiduciary considering a
                                   purchase of [Class A] Certificates should, among other things, consult with legal counsel in determining whether all required conditions with respect to the various exemptions have been satisfied. See "ERISA Considerations" herein and in the Prospectus.

RATING[S] OF THE
CERTIFICATES..................   It is a condition to the issuance of the Class
                                   A Certificates that they be rated in the
                                   highest investment rating category by at
                                   least two nationally recognized rating
                                   agencies[, and it is a condition to the
                                   issuance of the Class B Certificates that
                                   they be rated by at least two nationally
                                   recognized rating agencies [at least]
                                   "       " or its equivalent]. [However, the
                                   rating agencies do not evaluate, and the ratings do not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the [Class A] Certificates. The Underwriters currently intend to make a market in the [Class A] Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the [Class A] Certificateholders with liquidity of investment or that it will continue for the life of the [Class A] Certificates.

[THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     On the Closing Date, the Seller will transfer to the Trust the
approximately $          of Initial Receivables and the approximately
$          Pre-Funded Amount on deposit in the Pre-Funding Account. If the principal balance of eligible Receivables originated by Ford Credit during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "-- Trust's Relationship to Ford and Ford Credit" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement;
(ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus;
(iv) the applicable Subordination Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light truck receivables in the portfolio serviced by Ford Credit.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Final Payment Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus. The ability of Ford Credit to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light trucks. The level of retail sales of automobiles and light trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.]

[TRUST'S RELATIONSHIP TO FORD AND FORD CREDIT

     Neither the Seller nor Ford Credit is obligated to make any payments in respect of the Certificates or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by Ford Credit. The ability of Ford Credit to generate receivables is, in turn, dependent to a large extent on the sales of automobiles and light trucks manufactured or distributed by Ford Motor Company and its consolidated subsidiaries ("Ford"). If, during the Funding Period, Ford were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light trucks manufactured by Ford would decrease, adversely affecting the ability of the Seller to sell Subsequent Receivables to the Trust. The use of incentive programs (e.g., manufacturers' rebate programs) also may affect retail sales. There can be no assurance, therefore, that Ford Credit will continue to generate receivables at the same rate as in prior years. In addition, if Ford Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

     Ford and Ford Credit are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.]

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Subordination Spread Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account[, the Yield Supplement Account] and the] Subordination Spread Account. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables.] [The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the APR of which is less than the Required Rate.] Funds in the Subordination Spread Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield

Supplement Account] and the] Subordination Spread Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Subordination Spread Account is [are] exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.

SUBORDINATION OF THE CLASS B CERTIFICATES

     Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. No distributions with respect to a Collection Period will be made on the Class B Certificates until the full amount of interest on and principal of the Class A Certificates on the related Distribution Date has been distributed to the Class A Certificateholders. Any amounts released from the Subordination Spread Account to the Seller will not be available to the Certificateholders.

MATURITY AND PREPAYMENT CONSIDERATIONS

     As the rate of payment of principal of [each class of] the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of [each class of] the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to reduce the aggregate Certificate Balance of either class of Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of such class of Certificates could occur later than such date. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

RATINGS

     It is a condition to the issuance of the [Class A] Certificates that the Class A Certificates be rated in the highest rating category [and the Class B
Certificates be rated [at least] "          " or its equivalent] by at least two
nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Expenses" herein. To facilitate servicing and to minimize administrative burden and expense the Servicer will retain physical possession of the Receivables held by the Trust and documents relating thereto as custodian for the Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to the Trust. In the absence of such amendment, the Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the [Class A] Certificateholders by the [Yield Supplement Account and the] Subordination Spread Account and[, in the case of the Class A Certificateholders,] the subordination of the Class B Certificates is insufficient, the Trust would have to look to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to the Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Certificateholders. See "Description of the Certificates -- Distributions" [, "-- Yield Supplement Account; Yield Supplement Agreement"] and "--Subordination of the Class B Certificates; Subordination Spread Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each [Class A] Certificate represents a fractional undivided ownership interest in the Trust. The Trust property will include retail installment sale contracts between Dealers and Obligors, all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments due or received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property will also include
(i) security interests in the Financed Vehicles and any accessions thereto; (ii) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (iii) any Dealer Recourse; (iv) the Seller's rights to certain documents and instruments relating to the Receivables; (v) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Agreement, as described herein[, including the Yield Supplement Account] [and the Pre-Funding Account]; (vi) certain rights under the Agreement [and the Yield Supplement Agreement]; (vii) certain rights under the Purchase Agreement, including the right of the Seller to cause Ford Credit to repurchase Receivables from the Seller; (viii) certain payments and proceeds with respect to the Receivables held by the Servicer; (ix) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and (x) any and all proceeds of the foregoing. The property of the Trust does not include the Payahead Account and the Subordination Spread Account.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cutoff Date [and will include any Subsequent Receivables purchased as of any Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date")].

     The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by Ford Credit from Dealers in the ordinary course of business in accordance with Ford Credit's underwriting standards, and were [or will be] selected from Ford Credit's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as the following: each Receivable (i) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than
   months, (ii) is not more than    days past due as of the [applicable] Cutoff
Date and has never been extended and (iii) was originated on or after
               . As of the [applicable] Cutoff Date, no Obligor on any Receivable was [or will have been] noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to the Certificateholders were [or will be] used in selecting the Receivables.

     [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not
more than    % of the principal balances of the Receivables in the Trust will represent vehicles financed at Ford Credit's used vehicle rates; and (ii) the
weighted average APR of the Receivables in the Trust will not be less than    %,
unless the Seller increases the Subordination Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not greater
than    months. Such criteria will be based on the characteristics of the
Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.]

     [The Initial Receivables will represent approximately % of the aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

     Neither Ford Credit nor any of its affiliates maintains records adequate to provide quantitative data regarding its prepayment experience on its portfolio of U.S. retail installment sale contracts for either new or used vehicles. However, Ford Credit (i) believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between 60% and 70% of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     The composition, geographical distribution, and distribution by annual percentage rate of the [Initial] Receivables as of the [Initial] Cutoff Date are set forth in the following tables.

                    COMPOSITION OF THE [INITIAL] RECEIVABLES
                        AS OF THE [INITIAL] CUTOFF DATE

Aggregate Principal Balance.................................  $
Number of Receivables
Average Principal Balance...................................  $
  (Range)...................................................  $       to $
Average Original Amount Financed............................  $
  (Range)...................................................  $       to $
Weighted Average APR........................................  %
  (Range)...................................................  % to    %
Weighted Average Original Term..............................  months
  (Range)...................................................  to   months
Weighted Average Remaining Term.............................  months
  (Range)...................................................  to   months
Scheduled Weighted Average Life(1)..........................  months

-------------------------
(1) Based on payments due on or after the [Initial] Cutoff Date, assuming that no prepayments on the [Initial] Receivables are made after the [Initial] Cutoff Date and that all payments on Simple Interest Receivables are received on their respective due dates.

              GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES
                        AS OF THE [INITIAL] CUTOFF DATE

                                 PERCENTAGE OF
                              AGGREGATE PRINCIPAL
          STATE(1)                BALANCE(2)
          --------            -------------------
Alabama[(3)]................             %
Alaska......................
Arizona.....................
Arkansas....................
California..................
Colorado....................
Connecticut.................
Delaware....................
District of Columbia........
Florida.....................
Georgia.....................
Hawaii......................
Idaho.......................
Illinois....................
Indiana.....................
Iowa........................
Kansas......................
Kentucky....................
Louisiana...................
Maine.......................
Maryland....................
Massachusetts...............
Michigan....................
Minnesota...................
Mississippi.................

                                 PERCENTAGE OF
                              AGGREGATE PRINCIPAL
          STATE(1)                BALANCE(2)
          --------            -------------------
Missouri....................             %
Montana.....................
Nebraska....................
Nevada......................
New Hampshire...............
New Jersey..................
New Mexico..................
New York....................
North Carolina..............
North Dakota................
Ohio........................
Oklahoma....................
Oregon......................
Pennsylvania[(3)]...........
Rhode Island................
South Carolina..............
South Dakota................
Tennessee...................
Texas.......................
Utah........................
Vermont.....................
Washington..................
West Virginia...............
Wisconsin...................
Wyoming.....................

-------------------------
(1) Based on the billing addresses of the Obligors on the [Initial] Receivables as of the [Initial] Cutoff Date.

(2) Percentages may not add to 100.00% due to rounding. States showing 0.0% each represent less than 0.05%.

[(3) Alabama and Pennsylvania were excluded for administrative reasons.]

                DISTRIBUTION BY APR OF THE [INITIAL] RECEIVABLES
                        AS OF THE [INITIAL] CUTOFF DATE

                                                                                           PERCENTAGE
                                                                                               OF
                                                                              AGGREGATE    AGGREGATE
                                                                NUMBER OF     PRINCIPAL    PRINCIPAL
                         APR RANGE                             RECEIVABLES     BALANCE     BALANCE(L)
                         ---------                             -----------    ---------    ----------
0.00% to 1.00%.............................................                   $                    %
1.01 to 2.00...............................................
2.01 to 3.00...............................................
3.01 to 4.00...............................................
4.01 to 5.00...............................................
5.01 to 6.00...............................................
6.01 to 7.00...............................................
7.01 to 8.00...............................................
8.01 to 9.00...............................................
9.01 to 10.00..............................................
10.01 to 11.00.............................................
11.01 to 12.00.............................................
12.01 to 13.00.............................................
13.01 to 14.00.............................................
14.01 to 15.00.............................................
15.01 to 16.00.............................................
16.01 to 17.00.............................................
17.01 to 18.00.............................................
18.01 to 19.00.............................................
19.01 to 20.00.............................................
                                                                --------      --------       ------
     Totals................................................                   $              100.00%
                                                                ========      ========       ======

-------------------------
(1) Percentages may not add to 100.00% due to rounding.

     Approximately   % of the aggregate principal balance of the [Initial]
Receivables, constituting   % of the number of [Initial] Receivables, as of the
[Initial] Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the [Initial] Receivables represent vehicles financed at used vehicle rates.

     By aggregate principal balance, approximately   % of the [Initial]
Receivables constitute Precomputed Receivables,   % of the [Initial] Receivables
constitute Simple Interest Receivables and   % constitute Final Payment
Receivables. In addition,   % of the [Initial] Receivables that are Precomputed
Receivables and   % that are Simple Interest Receivables constitute Final
Payment Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Final Payment Receivables.

     Based on principal balance, less than   % of the [Initial] Receivables
provide recourse to the Dealer which originated the Receivable. See "The Receivables Pools" in the Prospectus for a further description of such recourse provisions.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service, but not including retail installment sale contracts purchased by Ford Credit under certain special financing programs). [Ford Credit began originating Final Payment Receivables in 19 .] There is no assurance that the behavior of the Receivables will be comparable to Ford Credit's experience shown in the following tables or that the trend in losses and delinquencies will continue into the future.

                           DELINQUENCY EXPERIENCE(1)

                                    SIX MONTHS ENDED
                                        JUNE 30,                           YEAR ENDED DECEMBER 31,
                                  ---------------------   ---------------------------------------------------------
                                    1998        1997        1997        1996        1995        1994        1993
                                    ----        ----        ----        ----        ----        ----        ----
Average Number of Contracts
  Outstanding During the
  Period........................                          3,591,153   3,612,265   3,438,699   3,430,145   3,398,797
Average Daily Delinquencies as a
  Percent of Average Contracts
  Outstanding
  31-60 Days(2).................           %           %       2.85%       2.54%       2.21%       2.03%       2.02%
  61-90 Days(2).................           %           %       0.32%       0.26%       0.17%       0.15%       0.15%
  Over 90 Days(3)...............           %           %       0.11%       0.08%       0.04%       0.03%       0.03%

-------------------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.
(2) Delinquencies represent the daily average number of contracts delinquent.
(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                                         SIX MONTHS ENDED
                                             JUNE 30,                          YEAR ENDED DECEMBER 31,
                                       ---------------------       -----------------------------------------------
                                        1998          1997          1997      1996      1995      1994      1993
                                        ----          ----          ----      ----      ----      ----      ----
Average Portfolio Outstanding During
  the Period (Millions)
Gross................................  $             $             $41,186   $40,269   $35,699   $33,703   $31,205
Net..................................  $             $             $34,715   $33,647   $30,015   $28,526   $26,152
Percent of Average Gross Portfolio
  Outstanding During the Period
  without Recourse to Dealers........         %             %         99.5%     99.4%     99.1%     98.6%     97.7%
Repossessions as a Percent of Average
  Number of Contracts Outstanding....         %(2)          %(2)      3.01%     3.01%     2.38%     2.15%     2.27%
Net Losses as a Percent of Gross
  Liquidations(3)....................         %             %         2.46%     2.21%     1.43%     1.06%     1.16%
Net Losses as a Percent of Average
  Gross Portfolio Outstanding(3).....         %(2)          %(2)      1.38%     1.28%     0.82%     0.62%     0.69%
Net Losses as a Percent of Average
  Net Portfolio Outstanding(3).......         %(2)          %(2)      1.64%     1.53%     0.98%     0.73%     0.82%

-------------------------
(1) All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.
(2) Annualized rate.
(3) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Effective January 1, 1993, net losses include expenses associated with outside collection agencies. Other expenses associated with collection, repossession, and disposition of the vehicle continue to be excluded. These other expenses are not material to the data presented.

     [As shown above, credit losses have increased since the beginning of 1995 reversing a general trend of improvement that had begun in 1989. The increase reflects an increase in losses per repossession and an increase in repossession rates.] See "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.

                                  POOL FACTORS

     The "Certificate Pool Factor" for [the Class A] [each class of] Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such [class of] Certificates indicating the remaining Certificate Balance of such [class of] Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such [class of] Certificates. [The] [Each] Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions of the Certificate Balance of the [Class A] [applicable class of] Certificates as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from application of the Pre-Funding Account)]. [[The] [Each] Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables.] A Certificateholder's portion of the aggregate outstanding Certificate Balance for the [Class A] [related class of] Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the [applicable] Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the Prospectus. As the rate of payment of principal of [the] [each class of] Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to reduce the aggregate Certificate Balance of either class of Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of such class of Certificates could occur later than such date.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Seller and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate distributions of interest on the Certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Certificates should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                        DESCRIPTION OF THE CERTIFICATES

     The [Class A] Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the [Class A] Certificates. The following summary describes certain terms of the [Class A] Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the [Class A] Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the [Class A] Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an
undivided ownership interest (the "Class A Percentage") of approximately    % in
the Trust and the Class B Certificates will evidence in the aggregate an
undivided ownership interest (the "Class B Percentage") of approximately    % in
the Trust. [The Class B Certificates, which are not being offered hereby, initially will be retained by the Seller.]

     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Available Principal plus interest at the [Class A] Certificate Rate on the Class A Certificate Balance. [Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Available Principal plus interest at the Class B Certificate Rate on the Class B Certificate Balance.]

[MANDATORY REPURCHASE

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date, exceeds $          (a "Mandatory Repurchase").

     [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repurchase if the amount on deposit
in the Pre-Funding Account exceeds $          . The Certificate Prepayment
Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Certificate Rate or Class B Certificate Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to
be distributed to Certificateholders to but excluding                over (ii)
the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
Distribution Date on the                , in the case of a Class A Certificate,
and on the                , in the case of a Class B Certificate. Such excess
shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Seller will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds received from the Seller pursuant to the preceding sentence. In the event that such funds are insufficient to pay the aggregate Certificate Prepayment Premium in full, [Class A] Certificateholders [of each class of Certificates] will receive their ratable share [(based upon the Certificate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be distributed in respect of the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Certificate Rate,] which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

[SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate
principal balance equal to approximately $          (such amount being equal to
the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date,
(i) the Pool Balance will increase in an amount equal to the aggregate principal
balance of the Subsequent Receivables, (ii) an amount equal to    % of the
aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Subordination Spread Account and (iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller. [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "-- Yield Supplement Account; Yield Supplement Agreement" below.]

     [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement; (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Subordination Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Seller will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of each applicable Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the [Class A] Certificates are rated in the same rating categories in which they were rated at the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.

     [Subsequent Receivables may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee [the Pre-Funding Account] [the Yield Supplement Account] [and] the Subordination Spread Account, in the name of the Trustee on behalf of the Certificateholders, and the Payahead Account, in the name of the Trustee on behalf of the Obligors. The Subordination Spread Account and the Payahead Account will not be part of the Trust.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the Prospectus.

DISTRIBUTIONS

     On or about the calendar day of each month (the "Determination Date"), the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables; the aggregate Advances to be made by the Servicer, the aggregate Purchase Amount of Receivables to be purchased by the Seller or the Servicer, all with respect to the preceding Collection Period.

     On each Distribution Date, the Servicer, or the Trustee, as the case may be, shall transfer the portion of Payaheads constituting all or a portion of scheduled payments for that Collection Period or, which together with that month's payment by an Obligor constitute prepayments in full on the Receivables to the Collection Account. On the Distribution Date, the Trustee shall cause collections made during the Collection Period which constitute Payaheads to be transferred from the Collection Account to the Servicer, or to the Payahead Account if required.

     The Servicer shall determine prior to each Distribution Date the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount and the Class B Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, as described below, determine the amount to be distributed to Certificateholders of each class.

     Determination of Available Amounts. The "Total Available Amount" for a Distribution Date (being the funds available for distribution to Certificateholders of each Class with respect to such Distribution Date in accordance with the priorities described below) shall be the sum of the Available Interest and the Available Principal.

     The "Available Interest" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) all scheduled payments of interest and the interest portion of all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and the interest portion of all payments collected with respect to Simple Interest Receivables; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer, received in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on Receivables; [(iv) all advances, if any, of interest made by the Servicer in respect of Receivables which were prepaid in full;] [and] (v) the Purchase Amount of each Receivable that was purchased by the Seller or Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon[; and (vi) the Yield Supplement Deposit Amount for such Distribution Date]. The Available Interest shall be determined on the related Determination Date based on the methodology described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocations of Collections on Receivables" in the Prospectus.

     The "Available Principal" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) all scheduled payments of principal and the principal portion of all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and the principal portion of all payments collected with respect to Simple Interest Receivables; (ii) all Liquidation Proceeds attributable to principal in accordance with the Servicer's customary servicing procedures; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Seller or the Servicer under an obligation which arose during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date. The Available Principal shall be determined on the related Determination Date based on the methodology described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocations of Collections on Receivables" in the Prospectus.

     The Available Interest and the Available Principal on any Distribution Date shall exclude the following: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon; (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection Period; (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); [and] (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances[; and (vi) amounts released from the Pre-Funding Account.]

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

          (i) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of:

             (a) the principal portion of all scheduled payments due with respect to Precomputed Receivables during the preceding Collection Period;

             (b) the principal portion of all prepayments in full received during the preceding Collection Period (and certain partial prepayments) (except to the extent included in (a) above);

             (c) the principal portion of all payments received with respect to Simple Interest Receivables during the preceding Collection Period;

             (d) the principal balance of each Receivable that was purchased by the Seller or the Servicer under an obligation that arose during the preceding Collection Period (except to the extent included in (a) through (c) above); and

             (e) the principal balance of each Receivable liquidated by the Servicer during the preceding Collection Period; plus

          (ii) the "Class A Interest Distributable Amount," consisting of thirty
     (30) days' interest at the [Class A] Certificate Rate on the Class A Certificate Balance as of the last day of the preceding Collection Period.

     The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool[/Pre-Funding] Balance as of the Cutoff Date and, thereafter shall equal the initial Class A Certificate Balance, reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

     The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

          (i) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the amounts set forth under (i)(a) through (i)(e) above with respect to the Class A Principal Distributable Amount; plus

          (ii) the "Class B Interest Distributable Amount," consisting of thirty
     (30) days' interest at the Class B Certificate Rate on the Class B Certificate Balance as of the last day of the preceding Collection Period [plus the excess, for each Receivable having an APR greater than the sum of the weighted average of the Class A Certificate Rate and the Class B Certificate Rate and the Servicing Fee Rate, of the interest portion of the scheduled payment over the portion of such interest equal to interest at the sum of the weighted average of the Class A Certificate Rate and the Class B Certificate Rate and the Servicing Fee Rate].

     The "Class B Certificate Balance" shall equal, initially, the Class B Percentage of the Pool Balance as of the [Initial] Cutoff Date and, thereafter shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Subordination Spread Account not including the Subordination Initial Deposit) and allocable to principal and by the Class A Principal Carryover Shortfall and the Class B Principal Carryover Shortfall.

     Calculation of Amounts to be Distributed. Prior to each Distribution Date, the Servicer will calculate the amounts to be distributed to the Certificateholders.

     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, an amount equal to the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (as defined below). On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall (plus interest on such Class A

Interest Carryover Shortfall at the Class A Certificate Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Available Interest (after payment of the Servicing Fee including any unpaid Servicing Fees with respect to prior Collection Periods) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such shortfall first, from the Class B Percentage of the Available Interest (after payment of the Servicing Fee including any unpaid Servicing Fees with respect to prior Collection Periods); second, if such amounts are insufficient, from amounts available in the Subordination Spread Account; and third, if such amounts are insufficient, from the Class B Percentage of the Available Principal; provided, however, that if the Servicer shall fail to make an advance of interest in respect of a Receivable prepaid in full, the portion of such shortfall attributable thereto shall be paid only from amounts available in the Subordination Spread Account. The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Certificate Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Available Principal on such Distribution Date, the Class A Certificateholders shall be entitled to receive such shortfall first, from the Class B Percentage of the Available Principal; second, if such amounts are insufficient, from amounts available in the Subordination Spread Account; and third, if such amounts are insufficient, from the Class B Percentage of the Available Interest. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

     [The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, an amount equal to the sum of the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (as defined below). On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall (plus interest on such Class B Interest Carryover Shortfall at the Class B Certificate Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Available Interest (after giving effect to (A) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates, and (B) amounts required to pay the Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer) on such Distribution Date, the Class B Certificateholders shall be entitled to receive such shortfall from amounts available in the Subordination Spread Account. The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Certificate Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Available Principal (after giving effect to (A) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates, (B) amounts required to pay the Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer and (C) the interest due to the Class B Certificateholders) on such Distribution Date, the Class B Certificateholders shall be entitled to receive such shortfall from amounts available in the Subordination Spread Account. The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.]

     [The holders of the Class B Certificates are entitled to receive on any Distribution Date an amount equal to the sum of the Class B Interest Distributable Amount, the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (A) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates, and (B) amounts required to pay the Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer on such Distribution Date.]

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit and will be augmented by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders or the Servicer will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in the Subordination Spread Account at the Specified Subordination Spread Account Balance.

     The Subordination Spread Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by as agent for the [Class A] Certificateholders (the "[Class A] Agent"). On each Distribution Date, (i) if the amounts on deposit in the Subordination Spread Account are less than the Specified Subordination Spread Account Balance, the Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Subordination Spread Account the amount remaining in the Collection Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to restore the amount in the Subordination Spread Account to such Specified Subordination Spread Account Balance and (ii) if the amount on deposit in the Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Subordination Spread Account Balance for such Distribution Date, the [Class A] Agent will release and distribute any such excess to the [Servicer] [holders of the Class B Certificates]. Upon any such distribution, the [Class A] Certificateholders will have no rights in, or claims to, such amounts.

     Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Class A Certificates, holders of the Class B Certificates and the Seller, as their respective interests may appear. Funds in the Subordination Spread Account shall be invested as provided in the Agreement in Permitted Investments. The [Servicer] [holders of the Class B Certificates] shall be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in the Subordination Spread

Account will not be available for distribution to the holders of the [Class A] Certificates or otherwise subject to any claims or rights of the holders of the [Class A] Certificates.

     The time necessary for the Subordination Spread Account to reach and maintain the Specified Subordination Spread Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Subordination Spread Account and the Class B Distributable Amount and applied to such deficiency, as described above), the holders of the Class B Certificates will not receive any portion of the Total Available Amount.

     The subordination of the Class B Certificates and the Subordination Spread Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

[YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     The Yield Supplement Account will be created with an initial deposit by Ford Credit of the Yield Supplement Initial Deposit. The Yield Supplement Initial Deposit will equal an amount (which amount may be discounted at a rate to be specified in the Agreement) equal to the aggregate amount by which (i) interest on the principal balance of each [Initial] Receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made) at a rate equal to the Required Rate, exceeds (ii) interest on such principal balances at the APR of such Receivable (the "Yield Supplement Amount" [and, with respect to all of the [Initial] Receivables, the "Maximum [Initial] Yield Supplement Amount"]).

     On each Distribution Date, the Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount equal to the Yield Supplement Deposit Amount in respect of the Receivables for such Distribution Date. The "Yield Supplement Deposit Amount" with respect to a Distribution Date is the aggregate Yield Supplement Amount, if any, in respect of the Receivables for the related Collection Period. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the Agreement. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to the Seller.

     [Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date, Ford Credit will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Maximum Subsequent Yield Supplement Amount" and, together with the Maximum Initial Yield Supplement Amount, the "Maximum Yield Supplement Amount."]]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving interests issued by a trust with terms similar to those of the Offered Certificates (as defined below). As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS

     It is expected that Special Tax Counsel will, upon issuance of the Offered Certificates, deliver its opinion that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, Special Tax Counsel has prepared or reviewed the statements herein and in the Prospectus under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Certificates.

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     As set forth above, it is expected that Special Tax Counsel will deliver its opinion that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code and will not be classified as an association taxable as a corporation. Owners of Certificates (referred to herein as "Offered Certificateholders"), subject to the discussion of stripped coupons below under "-- Tax Consequences to Holders of Offered Certificates -- Characterization of Fees," will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by the Trust and offered pursuant to this Prospectus Supplement and the Prospectus are referred to herein as "Offered Certificates."

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Income on the Receivables. If the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, each Offered Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income of the Trust for the period during which it owns an Offered Certificate, including interest or finance charges earned on the Receivables, and any gain or loss upon collection or disposition of the Receivables. Because the Receivables, when originally issued by the Obligors to the Dealers from whom Ford Credit acquired the Receivables, are believed to have had adequate stated interest, the original issue discount ("OID") and imputed interest rules should not apply to the Receivables except to the extent that a Receivable is treated as a "stripped bond," as discussed below. The portion of each monthly payment to an Offered

Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Offered Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, an Offered Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees, and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If an Offered Certificateholder is an individual, estate or trust the deduction for his pro rata share of such fees will be allowed only to the extent that all of his miscellaneous itemized deductions, including his share of such fees, exceed 2% of his adjusted gross income. In addition, in the case of Offered Certificateholders who are individuals, otherwise allowable itemized deductions will be reduced, but not more than 80%, by an amount equal to 3% of the Offered Certificateholder's adjusted gross income in excess of a statutorily defined threshold ($117,950 in the case of a married couple filing jointly for taxable years beginning in 1996, which amount will be adjusted for inflation). Because the Servicer will not report to Offered Certificateholders the amount of income or deductions attributable to the Supplemental Servicing Fee, such an Offered Certificateholder may effectively underreport his net taxable income. To the extent that the Receivables are characterized as "stripped bonds," as discussed below, the portion of interest treated as retained by the Seller or the Servicer would not be included in the income of Offered Certificateholders. See "-- Characterization of Fees" below.

     To the extent that the purchase price of an Offered Certificate allocated to an Offered Certificateholder's undivided interest in a Receivable is greater than or less than the portion of the principal balance of the Receivable allocable to the Offered Certificate, such interest in the Receivable will have been acquired at a premium or discount, as the case may be. In determining whether an Offered Certificateholder has purchased its interest in the Receivables (or any Receivable) at a discount, a portion of the purchase price for an Offered Certificate may be allocated to accrued interest on each Receivable and to amounts held in the Collection Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Offered Certificateholder, thus reducing the portion of the purchase price allocable to an Offered Certificateholder's undivided interest in each Receivable (the "Purchase Price") and increasing the potential discount on the Receivables.

     Characterization of Fees. The Servicer intends to report income to Offered Certificateholders on the assumption that the Offered Certificateholders own an interest (equal to the applicable Class Percentage) in all of the principal and interest derived from the Receivables. However, to the extent that the amounts paid to the Servicer or the Seller exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the Receivables, exceed the Certificate Rate, such amounts will be treated as an interest in the Receivables retained by the Seller or the Servicer. There are no authoritative pronouncements for federal income tax purposes as to either the maximum amount of compensation that may be considered reasonable for servicing Receivables or performing other services in the context of transactions involving receivables such as the Receivables, although the IRS has issued such guidelines in the context of mortgage loans. To the extent that amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, they would be viewed as having retained for federal income tax purposes an ownership interest in a portion of each interest payment with respect to certain Receivables (each such payment, a "stripped coupon"). As a result, such Receivables would be treated as "stripped bonds" within the meaning of the Code.

     To the extent that the Receivables are characterized as "stripped bonds," the income and deductions of the Trust allocable to Offered Certificateholders will not include the portion of the interest on the Receivables treated as having been retained by the Seller (or other Offered Certificateholder) and the Trust's deductions will be limited to reasonable servicing and other fees. In addition, an Offered Certificateholder will not be subject to the market discount rules discussed below with respect to the stripped Receivables, but instead will be subject to the OID rules. However, if the price at which such a Certificateholder were deemed to have acquired a stripped

Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of one percent for each remaining full year of weighted average life of the Receivable (probably based on a prepayment assumption) remaining after the purchase date until the final maturity of the Receivable. If the amount of OID is de minimis under this rule, the actual amount of OID on such a Receivable would be includible in income proportionately as principal payments are received on the Receivable in the proportion that the amount of the principal payment made bears to the total principal balance of the Receivable.

     If the OID on a Receivable, which may differ for each Receivable, based on the Purchase Price paid by an Offered Certificateholder, is not treated as being de minimis, such a Certificateholder will be required to include any OID on a Receivable in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Receivable. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by an Offered Certificateholder at a greater than de minimis OID, such treatment would accelerate the accrual of income by such holder. Prospective investors are advised to consult their own tax advisors regarding the extent to which a portion of the amounts paid to the Servicer (or other Offered Certificateholder) could be characterized other than as compensation for services rendered for federal income tax purposes and the calculation of OID on the Receivables.

     It is also possible that any fees deemed to be excessive could be characterized as deferred purchase price payable to the Seller by Offered Certificateholders in exchange for the Receivables. The likely effect of such recharacterization would be to accelerate realization of taxable income by such a holder.

     Rule of 78's Receivables. The annual statement regularly furnished to Certificateholders for federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Receivables, and the amount of the fees paid to the Servicer and others. Offered Certificateholders should generally be permitted to account for interest on the Receivables using the actuarial method (the method used to compute the Certificate Pool Factor and the Certificate Rate). However, the Rule of 78's Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78's. Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. An Offered Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Receivables under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

     If a Rule of 78's Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to an Offered Certificateholder who had reported income with respect to such Rule of 78's Receivable on the actuarial method, and an amount equal to such excess would be paid to the Servicer as part of its Supplemental Servicing Fee and be deductible to the extent described above.

     Market Discount. If the Receivables are not treated as "stripped bonds," the interest of an Offered Certificateholder in each Receivable whose Purchase Price is less than the original issue price (plus OID, if any, previously includible in the income of any holder) of the Receivable will be treated as having been purchased at a "market discount." The market discount on a Receivable will be considered to be zero if it is less than a statutorily defined de minimis amount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Certificate by a holder thereof, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deductions attributable to indebtedness treated as incurred or continued to purchase or carry a Receivable or an Offered Certificate must be deferred. The ordinary income treatment on dispositions and deferral of interest deductions described in the preceding sentence will not apply if an Offered Certificateholder elects to include market discount in income currently as it accrues for each taxable year during which it holds the Offered Certificate. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, it is intended that taxpayers may elect to accrue market discount either
(i) under a constant yield (economic accrual) method or (ii) at the election of the taxpayer, in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation. As described above, if the Offered Certificates are characterized as "stripped bonds," any discount would be treated as OID, the amount and timing of which should be comparable to the amount and timing of market discount if an election is made to include market discount in income currently on the constant yield method. See "-- Characterization of Fees" above. Due to the complexity of the market discount rules, the Offered Certificateholders are urged to consult their tax advisors as to whether market discount will result from the acquisition of Offered Certificates, and as to the tax treatment of any such discount.

     Premium. In the event that a Receivable is treated as purchased at a premium (i.e., the Purchase Price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by an Offered Certificateholder as an offset to interest income (with a corresponding reduction in such holder's basis) under a constant yield method over the remaining term of the Receivable if an election under Section 171 of the Code is made (or previously in effect in accordance with the provisions of the Tax Reform Act of 1986) with respect to the Offered Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and all debt instruments acquired thereafter.

     Sale of an Offered Certificate or a Receivable. If an Offered Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the adjusted basis of the Offered Certificateholder in the Receivables and any other assets held by the Trust. An Offered Certificateholder's adjusted basis will equal such holder's cost for the Offered Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on Receivables having a fixed maturity date of more than one year from the date of origination.

     Under proposed Treasury regulations, the grant of an extension of the maturity of a Receivable to the Obligor thereon could be treated as an exchange if it changes the yield on the Receivable by more than a de minimis amount, potentially resulting in taxable gain or loss to Certificateholders. Reports to Certificateholders will not include information sufficient to calculate any such gain or loss and accordingly, in the event that an extension were to result in a deemed exchange, a Certificateholder could underreport its taxable income. No assurance can be given as to whether the proposed regulations will be adopted as final regulations in their present form or whether, if adopted, they will apply to the Receivables.

     Foreign Offered Certificateholders. Interest attributable to Receivables which is received by a foreign Offered Certificateholder will generally not be subject to the 30% withholding tax imposed with respect to payments of interest, provided that such foreign holder is not engaged in a trade or business in the United States and that such foreign holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the U.S., a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

     Backup Withholding. Payments made on the Offered Certificates and proceeds from the sale of the Offered Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, an Offered Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                         CERTAIN STATE TAX CONSEQUENCES

     The State of Michigan imposes an Individual Income Tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

     Because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of the Certificates.

TAX CONSEQUENCES WITH RESPECT TO THE OFFERED CERTIFICATES

     If the arrangement created by the Trust Agreement is a grantor trust for federal income tax purposes, it is expected that Michigan Tax Counsel will deliver his opinion that the same treatment will also apply for Michigan Individual Income Tax and Single Business Tax purposes and that the Trust will not be subject to such taxes. Rather, a corporate Offered Certificateholder whose commercial domicile is in Michigan, as well as an individual Offered Certificateholder who is a resident of Michigan, should be subject to Michigan Single Business Tax and the Individual Income Tax, respectively, on income received through the Trust. On the other hand, a corporate Offered Certificateholder whose commercial domicile is not in Michigan, and an individual Offered Certificateholder who is not a resident of Michigan, should not be subject to such taxes on income received through the Trust.

     If the Offered Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should be viewed as a passive holder of investments and should not be subject to the Michigan Single Business Tax (which, if applicable, could result in reduced distributions to Certificateholders). The hypothetical entity, however, may be subject to Michigan Intangibles Tax on income from loans secured by Michigan property. The Michigan Intangibles Tax, however, has been repealed effective January 1, 1998. In any event, an Offered Certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

[THE CLASS A CERTIFICATES]

     The Class A Certificates may, in general, be purchased by or on behalf of
(i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"), provided that certain conditions are met with respect to an individual administrative exemption issued by the United States Department of Labor
to            ,            , (the "Underwriters' Exemption"). The Seller
believes that the Underwriters' Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Underwriters' Exemption other than those within the control of the investors have been or will be met. Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemption and other relevant issues. For additional information regarding treatment of the Class A Certificates under ERISA, [including certain special considerations that apply with respect to the Pre-Funding Account,] see "ERISA Considerations" in the Prospectus.

[THE CLASS B CERTIFICATES

     Because the Class B Certificates are subordinated to the Class A Certificates in certain respects, the Underwriters' Exemption will not apply to the purchase of Class B Certificates by or on behalf of a Plan. However, other prohibited transaction exemptions may be applicable. These exemptions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts and bank collective investment funds, and on behalf of employee benefit plans by certain "in house" asset managers and qualified professional asset managers. Any Plan fiduciary considering whether to purchase a Class B Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal balance of the Class A Certificates [and Class B Certificates] set forth opposite its name below:

                                                              PRINCIPAL BALANCE
                                                                 OF CLASS A
                        UNDERWRITERS                            CERTIFICATES
                        ------------                          -----------------
 ............................................................    $
 ............................................................
                                                                ---------------
     Total..................................................    $
                                                                ===============

                                                              PRINCIPAL BALANCE
                                                                 OF CLASS B
                       [UNDERWRITERS                            CERTIFICATES
                       -------------                          -----------------
 ............................................................    $
 ............................................................
                                                                ---------------
     Total..................................................    $
                                                                ---------------
     Total..................................................    $             ]
                                                                ===============

     The Seller has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess
of      % per Class A Certificate. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of      % per Class A Certificate to
certain other dealers. After the initial public offering of the Class A Certificates, the public offering prices and such concessions may be changed.

     [The Seller has been advised by the Underwriters that they propose initially to offer the Class B Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession
not in excess of      % per Class B Certificate. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of      % per Class B
Certificate to certain other dealers. After the initial public offering of the Class B Certificates, the public offering prices and such concessions may be changed.]

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by [          ]. [                   may from time to time
render legal services to Ford and its affiliates.]

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

                                                                  PAGE
                                                                  ----
[Additional Yield Supplement Amount.........................         S-10]
Agreement...................................................           S-3
[APR........................................................          S-4]
Available Interest..........................................          S-25
Available Principal.........................................          S-25
Business Day................................................           S-5
Cede........................................................           S-2
Cedel.......................................................           I-1
Certificate Owner...........................................           S-3
Certificate Pool Factor.....................................          S-21
[Certificate Prepayment Amount..............................    S-8, S-23]
[Certificate Prepayment Premium.............................           S-7
[Certificateholders.........................................          S-5]
Certificates................................................      S-1, S-3
[Class A] Agent.............................................          S-28
Class A Certificate Balance.................................     S-6, S-26
Class A Certificateholders..................................           S-5
[Class A] Certificate Rate..................................           S-5
Class A Certificates........................................      S-1, S-3
Class A Distributable Amount................................          S-26
Class A Interest Carryover Shortfall........................          S-27
Class A Interest Distributable Amount.......................          S-26
Class A Percentage..........................................     S-3, S-22
Class A Principal Carryover Shortfall.......................          S-27
Class A Principal Distributable Amount......................          S-26
Class B Certificate Balance.................................     S-6, S-27
Class B Certificateholders..................................           S-6
Class B Certificate Rate....................................           S-5
Class B Certificates........................................      S-1, S-3
Class B Distributable Amount................................          S-26
[Class B Interest Carryover Shortfall.......................         S-28]
Class B Interest Distributable Amount.......................          S-27
Class B Percentage..........................................     S-3, S-22
[Class B Principal Carryover Shortfall......................         S-28]
Class B Principal Distributable Amount......................          S-26
Closing Date................................................           S-4
Code........................................................  [S-12,] S-30
Collection Account..........................................          S-10
Collection Period...........................................           S-6
Commission..................................................           S-2
Cutoff Date.................................................     S-4, S-16
Determination Date..........................................          S-25
Distribution Date...........................................      S-1, S-5
DTC.........................................................      S-2, I-1
ERISA.......................................................          S-12

                                                                  PAGE
                                                                  ----
Euroclear...................................................           I-1
Exchange Act................................................           S-2
Final Scheduled Distribution Date...........................           S-1
Final Scheduled Maturity Date...............................           S-5
[Ford.......................................................         S-14]
Ford Credit.................................................           S-3
[Funding Period.............................................          S-8]
Global Securities...........................................           I-1
[Initial] Cutoff Date.......................................           S-4
Initial Pool Balance........................................           S-7
[Initial] Receivables.......................................           S-4
Issuer......................................................           S-3
IRS.........................................................          S-30
Liquidated Receivables......................................          S-25
Liquidation Proceeds........................................          S-25
[Mandatory Repurchase.......................................    S-7, S-23]
[Maximum Initial Yield Supplement Amount....................   S-10, S-29]
[Maximum Subsequent Yield Supplement Amount.................   S-10, S-30]
[Maximum Yield Supplement Amount............................   S-10, S-30]
Michigan Tax Counsel........................................          S-11
Net Losses..................................................          S-21
Offered Certificateholders..................................          S-30
Offered Certificates........................................          S-30
OID.........................................................          S-31
Plan........................................................          S-35
Pool Balance................................................           S-5
[Pool/Pre-Funding Balance...................................          S-5]
[Pre-Funded Amount..........................................          S-4]
[Pre-Funding Account........................................     S-1, S-8]
Prospectus..................................................           S-2
Purchase Agreement..........................................           S-5
Purchase Price..............................................          S-31
Rating Agencies.............................................          S-15
Realized Losses.............................................           S-5
Receivables.................................................           S-1
Receivables Pool............................................          S-16
Record Date.................................................           S-5
[Required Rate..............................................         S-10]
Seller......................................................      S-1, S-3
Servicer....................................................      S-1, S-3
Servicing Fee Rate..........................................          S-11
Special Tax Counsel.........................................          S-11
Specified Subordination Spread Account Balance..............           S-9
Subordination Initial Deposit...............................           S-9
Subordination Spread Account................................           S-9
[Subsequent Cutoff Date.....................................          S-4]
[Subsequent Receivables.....................................     S-1, S-4]
[Subsequent Transfer Date...................................          S-4]
Supplemental Servicing Fee..................................          S-24
Total Available Amount......................................          S-25
Trust.......................................................      S-1, S-3
Trustee.....................................................           S-3

                                                                  PAGE
                                                                  ----
Underwriters................................................          S-35
Underwriters' Exemption.....................................          S-35
Underwriting Agreement......................................          S-35
United States Person........................................          S-33
[Yield Supplement Account...................................         S-10]
[Yield Supplement Agreement.................................         S-10]
[Yield Supplement Amount....................................   S-10, S-29]
[Yield Supplement Deposit Amount............................         S-29]
[Yield Supplement Initial Deposit...........................         S-10]

ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Ford Credit
Auto Grantor Trust 199   % Asset Backed Certificates, Class A [and   % Asset
Backed Certificates, Class B] ([collectively,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global Securities or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     Recently enacted Treasury regulations provide that as of January 1, 1999, the current versions of Form 1001 and Form W-8 will be replaced with a unified Form W-8. Therefore, at such time, beneficial owners must file the revised Form W-8 in order to continue to obtain an exemption or reduced tax rate.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Notes.

================================================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                              PAGE
                                              ----
Reports to Certificateholders...............   S-2
Summary.....................................   S-3
Risk Factors................................  S-15
The Trust...................................  S-17
The Receivables Pool........................  S-18
Pool Factors................................  S-22
Maturity and Prepayment Considerations......  S-23
Description of the Certificates.............  S-23
Certain Federal Income Tax Consequences.....  S-31
Certain State Tax Consequences..............  S-36
ERISA Considerations........................  S-37
Underwriting................................  S-37
Legal Opinions..............................  S-38
Index of Terms..............................  S-39
Annex I -- Global Clearance, Settlement and
  Tax Documentation Procedures..............   I-1
                 PROSPECTUS
Available Information.......................     2
Incorporation of Certain Documents by
  Reference.................................     2
Summary.....................................     3
Risk Factors................................    13
The Trusts..................................    18
The Receivables Pools.......................    20
Maturity and Prepayment Considerations......    22
Pool Factors and Trading Information........    23
Use of Proceeds.............................    23
The Seller and the General Partner..........    24
The Servicer................................    25
Description of the Notes....................    26
Description of the Certificates.............    31
Certain Information Regarding the
  Securities................................    32
Description of the Transfer and Servicing
  Agreements................................    42
Certain Legal Aspects of the Receivables....    56
Certain Federal Income Tax Consequences.....    60
ERISA Considerations........................    60
Plan of Distribution........................    65
Legal Opinions..............................    66
Index of Terms..............................    67

  UNTIL              , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================




================================================================================
                             $

                                  FORD CREDIT
                               AUTO GRANTOR TRUST
                                     199  -

                                $

                            % ASSET BACKED CERTIFICATES,
                                    CLASS A

                                       [$
                                % ASSET BACKED NOTES,
                                    CLASS B]

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------



================================================================================

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION DATED             , 199
                                     (LOGO)
                            FORD CREDIT AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into between Ford Credit Auto Receivables Two L.P., as Seller (the "Seller"), and the Trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Ford Motor Credit Company, as Servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. In order to facilitate the ownership of a series of Securities by investors outside the United States, if so specified in the related Prospectus Supplement, an additional trust (each, an "Intermediary Trust") will be formed with respect to such series pursuant to an Intermediary Pooling and Servicing Agreement among the Trustee, the Seller and the Servicer. The property of each Trust with respect to a series for which an Intermediary Trust is not formed will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on or after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. The property of each Trust with respect to a series for which an Intermediary Trust is formed will include certificates issued by such Intermediary Trust that represent undivided interests in such Intermediary Trust, the property of which will include the property described in the immediately preceding sentence, all as described herein and in the related Prospectus Supplement. Such undivided interests may constitute all or a portion of the beneficial interests in such Intermediary Trust. In addition, if so specified in the related Prospectus Supplement, the property of the Trust or the related Intermediary Trust, as applicable, will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee or the applicable Trustee, as the case may be, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

    Each class of Securities of any series will represent the right to receive directly, or indirectly through the related Intermediary Trust, if applicable, a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN.

     ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FORD CREDIT AUTO RECEIVABLES TWO L.P., FORD CREDIT AUTO RECEIVABLES TWO, INC., FORD MOTOR CREDIT COMPANY, FORD MOTOR COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is         , 1998.

                             AVAILABLE INFORMATION

     The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Credit Auto Receivables Two L.P., c/o Secretary, Ford Credit Auto Receivables Two, Inc., The American Road, Dearborn, Michigan 48121 (Telephone: (313) 322-1989).

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

ISSUER........................   With respect to each series of Securities, the
                                   Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") between the Seller and the Trustee for such Trust (the "Trust" or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Seller and Ford Motor Credit Company, as Servicer.

SELLER........................   Ford Credit Auto Receivables Two L.P., a
                                   Delaware limited partnership (the "Seller").

SERVICER......................   Ford Motor Credit Company, a Delaware
                                   corporation (the "Servicer" or "Ford
                                   Credit").

TRUSTEE.......................   With respect to each series of Securities, the
                                   Trustee specified in the related Prospectus
                                   Supplement. The institution acting as Trustee for the Trust will also act as trustee for the Intermediary Trust, if any, with respect to such Series.

INDENTURE TRUSTEE.............   With respect to any applicable series of
                                   Securities, the Indenture Trustee specified in the related Prospectus Supplement.

INTERMEDIARY TRUST............   If so specified in the related Prospectus
                                   Supplement, the Intermediary Trust to be formed with respect to a series of Securities pursuant to an Intermediary Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Intermediary Pooling and Servicing Agreement") among the institution designated therein as intermediary trustee, the Seller and the Servicer.

THE NOTES.....................   A series of Securities may include one or more
                                   classes of Notes, which will be issued
                                   pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                                 Notes will be available for purchase in the
                                   denominations specified in the related
                                   Prospectus Supplement and may
                                   be available in book-entry form only. If
                                   Notes are issued in book-entry form, no
                                   person acquiring a beneficial ownership
                                   interest in Notes (a "Note Owner") will be entitled to receive Definitive Notes, except in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities."

                                 Each class of Notes will have a stated
                                   principal amount and may bear interest at a specified rate or rates (with respect to each class of Notes, the "Note Interest Rate"). Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the stated principal amount and the Note Interest Rate for each class of Notes or the method for determining such Note Interest Rate.

                                 With respect to a series that includes two or
                                   more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Furthermore, a series may include one or more classes of Notes ("Residual Cash Flow Notes") entitled to all or a portion of any remaining payments of principal and interest on the related Receivables or, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates, after making all other distributions required on each Distribution Date.

                                 If the Servicer exercises its option to
                                   purchase the Receivables of a Trust or, with respect to a series for which an Intermediary Trust is formed, of such Intermediary Trust (or, if the Servicer does not exercise such option, and if and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

                                 In addition, if the related Prospectus
                                   Supplement provides that the property of a Trust or the related Intermediary Trust, if applicable, will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE CERTIFICATES..............   A series of Securities may include one or more
                                   classes of Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                                 Certificates will be available for purchase in
                                   the denominations specified in the related
                                   Prospectus Supplement and may be available in book-entry form. If Certificates are issued in book-entry form, no person acquiring a beneficial ownership interest in Certificates (a "Certificate Owner") will be entitled to receive Definitive Certificates, except in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the
                                   Securities -- Definitive Securities."

                                 Each class of Certificates will have a stated
                                   Certificate Balance (with respect to each class of Certificates, the "Certificate Balance") and may accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate Rate"). Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Balance and the Certificate Rate for each class of Certificates or the method for determining the Certificate Rate.

                                 With respect to a series that includes two or
                                   more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Furthermore, a series may include one or more classes of Certificates ("Residual Cash Flow Certificates") entitled to all or a portion of any remaining payments of principal and interest on the related Receivables or, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates, after making all other distributions required on each Distribution Date.

                                 If a series of Securities includes classes of
                                   Notes, distributions in respect of the
                                   Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                 If the Servicer exercises its option to
                                   purchase the Receivables of a Trust or, with respect to a series for which an Intermediary Trust is formed, of such Intermediary Trust (or, if the Servicer does not exercise such option, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement.

                                 In addition, if the related Prospectus
                                   Supplement provides that the property of a Trust or the related Intermediary Trust, if applicable, will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE TRUST PROPERTY............   The property of each Trust with respect to a
                                   series for which an Intermediary Trust is not formed will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles or light trucks (the "Receivables"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies. The property of each Trust with respect to a series for which an Intermediary Trust is formed will include certificates ("Intermediary Trust Certificates") issued by the related Intermediary Trust, which certificates will represent undivided interests in the related Intermediary Trust, the property of which will include the property described in the immediately preceding sentence. Such Intermediary Trust Certificates may constitute all or a portion of the beneficial interests in such Intermediary Trust.

                                 On the Closing Date (the "Closing Date")
                                   specified in the related Prospectus
                                   Supplement with respect to a series for which an Intermediary Trust is not formed, the Seller will sell or transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (the "Initial Cutoff Date") to such Trust pursuant to either a Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee. The property of each Trust with respect to a series for which an Intermediary Trust is not formed may also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Yield Supplement Account (as defined in the related Prospectus Supplement), any Reserve Account and any other account identified in the applicable Prospectus Supplement.

                                 On the Closing Date specified in the related
                                   Prospectus Supplement with respect to a Trust of a series for which an Intermediary Trust is formed, the Seller will (i) sell or transfer the Initial Receivables having an aggregate principal balance specified in the related Prospectus Supplement as of the Initial Cutoff Date to such Intermediary Trust pursuant to the related Intermediary Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee and (ii) sell or transfer the Intermediary Trust Certificates issued by such Intermediary Trust to the Trust pursuant to a Sale Agreement between the Seller and the Trust (as amended and supplemented from time to time, a "Sale Agreement"). If so specified in the related Prospectus Supplement, an Intermediary Trust may be formed after the Closing Date, in which case the sales and transfers described above would occur at the time of formation of such Intermediary Trust. The property of each Trust with respect to a series for which an Intermediary Trust is formed may also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Yield Supplement Account (as defined in the related Prospectus Supplement), any

                                   Reserve Account and any other account
                                   identified in the applicable Prospectus
                                   Supplement.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Seller will be obligated (subject only to the availability thereof) to sell, and the related Trust or Intermediary Trust, as applicable, will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date.

                                 The Receivables arise or will arise from loans
                                   originated by motor vehicle dealers (the
                                   "Dealers") and purchased by Ford Credit
                                   pursuant to agreements with the Dealers for subsequent sale to the Seller. The Receivables for any given Receivables Pool will be purchased by the Seller from Ford Credit pursuant to a Purchase Agreement between the Seller and Ford Credit (as amended and supplemented from time to time, a "Purchase Agreement") and will be selected from the contracts owned by Ford Credit based on the criteria specified in the Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement. The purchase price for the Receivables purchased by the Trust from the Seller and by the Seller from Ford Credit may be more or less than the aggregate principal balance thereof.

CREDIT AND CASH FLOW
ENHANCEMENT...................   If and to the extent specified in the related
                                   Prospectus Supplement, credit enhancement with respect to any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

RESERVE ACCOUNT...............   If so specified in the related Prospectus
                                   Supplement, a Reserve Account will be created for the related Trust with an initial deposit by the Seller of cash or certain investments having a value equal to the amount specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date and any amounts deposited from time to time from the Pre-Funding Account in connection with a purchase of Subsequent Receivables. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Balance (as defined in the related Prospectus Supplement) will be distributed.

PRE-FUNDING ACCOUNT...........   If so specified in the related Prospectus
                                   Supplement, the property of each Trust or the related Intermediary Trust, if applicable, may include monies on deposit in a Pre-Funding Account, which monies will be used to purchase Subsequent Receivables from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement. The amount that may be initially deposited into a Pre-Funding Account may be up to 100% of the net proceeds from the sale of the Securities issued by a Trust and the length of the Funding Period may be up to one year. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Funding Period, will be specified in the related Prospectus Supplement.

TRANSFER AND SERVICING
AGREEMENTS....................   With respect to each Trust of a series for
                                   which an Intermediary Trust is not formed, the Seller will sell the related Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. With respect to each Trust of a series for which an Intermediary Trust is formed, the Seller will sell (i) the related Receivables to such Intermediary Trust pursuant to an Intermediary Pooling and Servicing Agreement and (ii) the Intermediary Trust Certificates issued by such Intermediary Trust to the Trust pursuant to a Sale Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement or an Intermediary Pooling and Servicing Agreement and a Sale Agreement, as applicable, will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The Servicer will agree with such Trust or the related Intermediary Trust, as applicable, to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. Ford Credit will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Servicer will advance scheduled payments under each Precomputed Receivable which shall not have been timely made (a "Precomputed Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable. With respect to Simple Interest Receivables, to the extent provided in the related Prospectus Supplement, the Servicer shall advance any interest shortfall (a "Simple Interest Advance" and, together with a Precomputed Advance, an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                                 The Seller will be obligated to repurchase any
                                   Receivable if the interest of the applicable
                                   Trust or Intermediary Trust, as the case may be, in such Receivable is materially adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach.

                                 The Servicer may be obligated to purchase or
                                   make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related Prospectus Supplement, the "Final Scheduled Maturity Date"), changes the annual percentage rate ("APR") or the total amount or number of scheduled payments of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                                 To the extent provided in the related
                                   Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables with respect to each series equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges, plus reinvestment proceeds on any payments received in respect of the Receivables. See "Description of the Transfer and Servicing
                                   Agreements -- Servicing Compensation and
                                   Expenses" herein and "Description of the Transfer and Servicing
                                   Agreements -- Servicing Compensation and
                                   Expenses" or "Description of the
                                   Certificates -- Servicing Compensation and
                                   Expenses" in the related Prospectus
                                   Supplement.

CERTAIN LEGAL ASPECTS OF THE
RECEIVABLES; REPURCHASE
OBLIGATIONS...................   In connection with the sale of Receivables to a
                                   Trust or an Intermediary Trust, as
                                   applicable, security interests in the
                                   Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust or Intermediary Trust, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to such Trust or Intermediary Trust. In the absence of such an amendment, such Trust or Intermediary Trust, as the case may be, may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. The Seller will be obligated to repurchase any Receivable sold to a Trust or an Intermediary Trust, as applicable, as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust or Intermediary Trust, as the case may be, if such breach shall materially adversely affect the interest of such Trust or Intermediary Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust or Intermediary Trust, as applicable, does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust or Intermediary Trust, as the case may be, will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against subsequent purchasers who were to obtain physical possession of the Receivables without knowledge of their assignment to the Trust or Intermediary Trust, as applicable, or holders of liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust or Intermediary Trust, as the case may be, could lose the priority of its security interest or its security interest in Financed Vehicles. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in a Trust's or an Intermediary Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the Closing Date with respect to an Initial Receivable or after the applicable Subsequent Transfer Date with respect to a Subsequent Receivable.

                                 Federal and state consumer protection laws
                                   impose requirements upon creditors in
                                   connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. The Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.

TAX STATUS....................   Unless the Prospectus Supplement specifies that
                                   the related Trust will be treated as a
                                   grantor trust, upon the issuance of the
                                   related series of Securities (a) Special Tax
                                   Counsel to such Trust expects to deliver an opinion to the effect that, for federal income tax purposes, each of such Trust and the related Intermediary Trust, if applicable, will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and (b) Michigan Tax Counsel to such Trust expects to deliver an opinion to the effect that the same characterizations would apply for Michigan income and Single Business Tax purposes as for federal income tax purposes.

                                 If the Prospectus Supplement specifies that the
                                   related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates (a) Special Tax Counsel to such Trust expects to deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax and (b) Michigan Tax Counsel to such Trust expects to deliver an opinion to the effect that the same treatment would apply for Michigan income and Single Business Tax purposes as for federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                   herein and in the related Prospectus
                                   Supplement and "Certain State Tax
                                   Consequences" in the related Prospectus
                                   Supplement. "Special Tax Counsel" and
                                   "Michigan Tax Counsel" will each be
                                   identified by name in the related Prospectus
                                   Supplement.

ERISA CONSIDERATIONS..........   A fiduciary of any employee benefit plan or
                                   other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of Notes or Certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS -- THE RECEIVABLES

     Pursuant to each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Receivables held by each Trust or Intermediary Trust, as applicable, and, as custodian on behalf of such Trust or Intermediary Trust, as the case may be, will maintain possession of the retail installment sale contracts and any other documents relating to such Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to a given Trust or Intermediary Trust, as applicable, so long as Ford Credit is servicing the related Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables by Ford Credit to the Seller and by the Seller to such Trust or Intermediary Trust, as the case may be, will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to such Trust or Intermediary Trust, as the case may be, if a subsequent purchaser were to obtain physical possession of such Receivables without knowledge of the assignment, the Trust's or Intermediary Trust's interest in the Receivables could be defeated.

     In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust or Intermediary Trust, as the case may be, together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect such Trust or Intermediary Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit's warranties under the related Purchase Agreement and of the Seller's warranties under the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of Ford Credit under such Purchase Agreement and of the Seller under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement to purchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." By not identifying the Trust or Intermediary Trust, as applicable, as the secured party on the certificate of title, the Trust's or Intermediary Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence. The Seller will assign its rights under each Purchase Agreement to the related Trust or Intermediary Trust, as applicable. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions contemplated herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of either of the Seller or Ford Credit Auto Receivables Two, Inc., the general partner of the Seller (the "General Partner"), with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose limited partnership pursuant to a limited partnership agreement containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). The General Partner's Certificate of Incorporation contains similar limitations, including a restriction on the General Partner's ability to commence a voluntary case or proceeding with respect to itself or the Seller under any Insolvency Law without the unanimous affirmative vote of all of the General Partner's directors. However, there can be no assurance that the activities of the Seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law. See "The Seller and the General Partner."

     It is intended by Ford Credit and the Seller that each transfer of Receivables by Ford Credit to the Seller under a Purchase Agreement constitute a "true sale" of such Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the United States Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. Counsel to the Seller has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of
Article 9 of the UCC as erroneous. Such commentary states that nothing in
Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court. See "The Seller and the General Partner."

DEFICIENCIES FROM SALE UPON INSOLVENCY OR DISSOLUTION OF SELLER OR GENERAL
PARTNER

     With respect to each Trust that is not a grantor trust, if an Insolvency Event or a dissolution occurs with respect to the Seller or the General Partner while the Notes of the related series are outstanding, if so specified in the related Prospectus Supplement the Indenture Trustee or Trustee for such Trust will be required to promptly sell, dispose of or otherwise liquidate the related Receivables and, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates in a commercially reasonable manner on commercially reasonable terms, unless the related Trustee shall have received written instructions from (i) the Noteholders (other than the Seller) of each class of Notes of such series representing not less than a majority of the aggregate unpaid principal amount of such class of Notes and the right to receive interest thereon, (ii) the Certificateholders (other than the Seller) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of all such Certificates and the right to receive interest thereon, (iii) not less than a majority of the holders (other than the Seller) of certain interests, if any, in the Reserve Account with respect to such Trust, (iv) not less than a majority of the holders (other than the Seller) of Final Payment Securities, if any, of such series and the right to receive interest thereon and (v) any other person specified in the related Prospectus Supplement, to the effect that each such party disapproves of the liquidation of such Receivables and Intermediary Trust Certificates, as applicable, and termination of such Trust and the related Intermediary

Trust and in connection therewith, the related Trustee (x) appoints an entity acceptable to Ford Credit to acquire an interest in such Trust and to act as a substitute "general partner" for federal income tax purposes and (y) obtains an opinion of counsel as to certain tax matters. The proceeds from any such sale, disposition or liquidation of Receivables and Intermediary Trust Certificates, as applicable, will be treated as collections on the Receivables and distributions on the Intermediary Trust Certificates, as applicable, and deposited in the Collection Account with respect to such series. If the proceeds from the liquidation of the Receivables and Intermediary Trust Certificates, as the case may be, and any amounts on deposit in the Reserve Account, the Note Payment Account, if any, and the Certificate Distribution Account with respect to any such series and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of such series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution."

TRUST'S RELATIONSHIP TO THE SELLER, THE GENERAL PARTNER, FORD CREDIT, FORD AND THEIR AFFILIATES

     None of the Seller, the General Partner, Ford Credit or Ford Motor Company ("Ford") or their affiliates is generally obligated to make any payments in respect of any Notes or Certificates of a given Trust or the Receivables of a given Trust or Intermediary Trust.

     However, in connection with the sale of Receivables by the Seller to a given Trust or Intermediary Trust, as applicable, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures." Moreover, if Ford Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding the Seller, the General Partner, Ford Credit and Ford. In addition, Ford Credit and Ford are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford Credit and Ford, reference is made to such reports and other information, which are available as described under "Available Information."

SUBORDINATION; LIMITED ASSETS

     To the extent specified in the related Prospectus Supplement, distributions of interest and/or principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and/or principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables (which, in the case of a Trust with respect to a series for which an Intermediary Trust is formed, will be an indirect interest in the Receivables provided by such Trust's ownership of the related Intermediary Trust Certificates) and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Yield Supplement Account, a Reserve Account and any other credit or cash flow enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, Ford, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables (which, in the case of a series for which an Intermediary Trust is formed, will be the primary source of distributions on the related Intermediary Trust Certificates) and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Yield Supplement Account (if any), the Reserve Account (if any) and any other credit or cash flow enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any such Reserve Account with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the related Securities. If any such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables (which, in the case of a Trust with respect to a series for which an Intermediary Trust is formed, will be the primary source of distributions on the related Intermediary Trust Certificates) to make payments on the related Securities.

     If so directed by the holders of the requisite percentage of outstanding Notes of a series, following an acceleration of the Notes upon an Event of Default the applicable Indenture Trustee may sell the Receivables or Intermediary Trust Certificates, as applicable, owned by the Trust with respect to such series in certain limited circumstances as specified in the related Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default." However, there is no assurance that the market value of such Receivables or Intermediary Trust Certificates, as the case may be, will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes. Therefore, upon an Event of Default with respect to the Notes of any series, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

     All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." Consistent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the Final Scheduled Maturity Date set forth in the related Prospectus Supplement) may cause the Servicer to be obligated to repurchase such Receivables, as described above. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust or Intermediary Trust, as applicable, will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and

"-- Insolvency Event or Dissolution" regarding the sale of the Receivables or Intermediary Trust Certificates, as applicable, owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to the Seller or the General Partner occurs.

RISK OF COMMINGLING

     With respect to each series of Securities the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each Collection Period into the related Collection Account not later than the second business day after receipt. However, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day preceding the applicable Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust or an Intermediary Trust, as the case may be, to the related Collection Account on or before the business day preceding the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

EVENT OF SERVICING TERMINATION

     With respect to a series of Securities that includes Notes, upon the occurrence of an Event of Servicing Termination, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights Upon Event of Servicing Termination," may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if an Event of Servicing Termination occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive Events of Servicing Termination, including Events of Servicing Termination that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Events of Servicing Termination."

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

                                   THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, and, if the Trust is not to be treated as a grantor trust for federal income tax purposes, may establish a separate Intermediary Trust pursuant to the respective Intermediary Pooling and Servicing Agreement, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust with respect to a series for which an Intermediary Trust is not formed will include a pool (a "Receivables Pool") of motor vehicle retail installment sale contracts (and, with respect to Final Payment Receivables (as defined below), if any, the right to certain payments on retail installment sale contracts) between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light trucks and all payments due thereunder on or after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on or after the applicable Cutoff Date in the case of Simple Interest Receivables. The property of each Trust with respect to a series for which an Intermediary Trust is formed will include Intermediary Trust Certificates issued by such Intermediary Trust that represent undivided interests in such Intermediary Trust, the property of which will include the property described in the immediately preceding sentence. Such Intermediary Trust Certificates may constitute all or a portion of the beneficial interests in such Intermediary Trust. The Receivables of each Receivables Pool were or will be originated by the Dealers in accordance with Ford Credit's requirements and purchased by Ford Credit pursuant to agreements with Dealers ("Dealer Agreements") for subsequent sale to the Seller. Pursuant to the Dealer Agreements, the Dealers are obligated to repurchase from Ford Credit Receivables which do not meet certain representations made by the Dealers, as well as those covered by recourse plans ("Dealer Recourse"). The Receivables of each Receivables Pool will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors.

     On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust or, in the case of a series for which an Intermediary Trust is formed, to such Intermediary Trust, to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust or Intermediary Trust, as the case may be, as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust or Intermediary Trust, as the case may be, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust with respect to a series for which an Intermediary Trust is not formed will also include (i) security interests in the Financed Vehicles and any accessions thereto; (ii) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (iii) any Dealer Recourse; (iv) the Seller's rights to certain documents and instruments relating to the Receivables; (v) such amounts as from time to time may be held in one or more accounts maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement; (vi) certain rights under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable; (vii) certain rights under the related Purchase Agreement and yield supplement agreement, if any; (viii) certain payments and proceeds with respect to the Receivables held by the Servicer; (ix) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and (x) any and all proceeds of the foregoing. The property of each Trust with respect to a series for which an Intermediary Trust is formed will include Intermediary Trust Certificates issued by such Intermediary Trust that represent undivided interests in such Intermediary Trust, the property of which will include the property described in the immediately preceding sentence, except that the relevant agreements for purposes of clauses (v) and (vi) of such sentence shall be the related Intermediary Pooling and Servicing Agreement and Sale Agreement. Such Intermediary Trust Certificates may constitute all or a portion of the beneficial interests in such Intermediary Trust. With

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

respect to any series of Notes, the relevant rights and benefits with respect to the property of the related Trust will be assigned by the Seller and the applicable Trustee to the related Indenture Trustee for the benefit of the related Noteholders. Any Yield Supplement Account will be maintained with the related Indenture Trustee or applicable Trustee, as the case may be, for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, a Yield Supplement Account may not be part of the property of the related Trust. If so specified in the related Prospectus Supplement, a Pre-Funding Account may be a part of the property of any given Trust or Intermediary Trust. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or Intermediary Trust may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     The Servicer will continue to service the Receivables held by each Trust or Intermediary Trust, as applicable, and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" herein and in the related Prospectus Supplement. To facilitate servicing and to minimize administrative burden and expense the Servicer will retain physical possession of the Receivables held by each Trust or Intermediary Trust, as applicable, and documents relating thereto as custodian for each such Trust or Intermediary Trust, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to each Trust or Intermediary Trust, as the case may be. In the absence of such amendment, any Trust or Intermediary Trust, as applicable, may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles." Neither the Trustee nor any Indenture Trustee will be responsible for the legality, validity, or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In the case of a series for which an Intermediary Trust is formed, such Noteholders or Certificateholders, as the case may be, would be entitled to such rights or proceeds indirectly, through the applicable Trust's ownership of the related Intermediary Trust Certificates. In such circumstances, certain factors, such as the applicable Trust's or Intermediary Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

     The principal offices of each Trust, Intermediary Trust, if applicable, and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust and Intermediary Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement, the Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement, or the related

Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator in respect of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or the Servicer, as the case may be, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be purchased by Ford Credit in the ordinary course of business in accordance with Ford Credit's underwriting standards, which emphasize the Obligor's ability to pay and creditworthiness, as well as the asset value of the Financed Vehicle. Ford Credit generally does not finance more than 100% of the purchase price of a vehicle plus related amounts financed in connection therewith, if any (such as taxes, insurance, etc.), which amount generally is less than or equal to the manufacturer's suggested retail price ("MSRP") of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

     The Receivables to be held by each Trust or Intermediary Trust, as applicable, will be selected from the Seller's portfolio for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States,
(iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity, (iv) is a Precomputed Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable) and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Noteholders or the Certificateholders of any series were or will be used in selecting the related Receivables. All terms of the retail installment sale contracts constituting such Receivables which are material to investors are described herein and in the related Prospectus Supplement.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly installment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     "Final Payment Receivables" are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to Ford Credit provided certain conditions are satisfied or (iii) refinancing the final scheduled payment in accordance with certain conditions. With respect to Final Payment Receivables, if so provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in such Trust or Intermediary Trust, as applicable; the final scheduled payment will be retained by the Seller. However, in the case of a Trust that is not a grantor trust, the Seller will have the option to transfer the final scheduled payments with respect to the related Final Payment Receivables retained by the Seller to such Trust or the related Intermediary Trust, as applicable, and to cause such Trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments.

     If so specified in the related Prospectus Supplement, some of the Receivables to be included in a Receivables Pool may provide for recourse to the Dealer which originated the Receivable. Dealers are generally obligated under these recourse plans for payment of the unpaid principal balance of a defaulted contract, unless Ford Credit fails to repossess the vehicle and deliver it to the Dealer within 90 days after default. The Dealer's obligation generally terminates after the first 24 monthly payments are made under the related contract.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Each Trust or Intermediary Trust, as applicable, will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be distributed to the

Trust or Intermediary Trust, as applicable, as owner of such Receivable, paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, the portion of such Receivables Pool secured by new vehicles and by used vehicles and the portion of such Receivables Pool consisting of Receivables that provide for recourse to the related Dealer.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service, but not including retail installment sale contracts purchased by Ford Credit under certain special financing programs) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust or Intermediary Trust, as applicable, pursuant to the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust or Intermediary Trust, as applicable, pursuant to such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. Consistent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the Final Scheduled Maturity Date set forth in the related Prospectus Supplement) may cause the Servicer to be obligated to repurchase such Receivables, as described above. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust or Intermediary Trust, as applicable, and "-- Insolvency Event or Dissolution" regarding the sale of the Receivables or Intermediary Trust Certificates, as applicable, owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to the Seller or the General Partner occurs.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or the Administrator will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or the Administrator will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of the Pre-Funding Account, if any). The Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables, if any. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

     With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables during the Collection Period immediately preceding such Distribution Date, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities Reports to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) in the case of a Trust with respect to a series for which an Intermediary Trust is not formed, to the purchase of the Receivables from the Seller, (ii) in the case of a Trust with respect to a series for which an Intermediary Trust is formed, to the purchase of the related Intermediary Trust Certificates from the Seller, (iii) to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iv) to make the initial deposit into the Reserve Account, if any. The Seller will use that portion of such net proceeds paid to it with respect to any such Trust to purchase the related Receivables from Ford Credit.

     The net proceeds from the sale of any Securities purchased from the Seller by Ford Credit or another affiliate of the Seller will be for the account of Ford Credit or such affiliate. The Seller will not receive any of such proceeds.

                       THE SELLER AND THE GENERAL PARTNER

     The Seller was organized as a Delaware limited partnership on February 23, 1996. The general partner of the Seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the Seller are owned by Ford Credit. The Seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000. The General Partner is located at The American Road, Dearborn, Michigan 48121.

     The Seller has taken steps in structuring the transactions contemplated herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of either of the Seller or the General Partner with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose limited partnership pursuant to a limited partnership agreement containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). In addition, the General Partner is a separate, limited-purpose corporation whose Certificate of Incorporation contains certain limitations (including restrictions on the nature of the General Partner's business and a restriction on the General Partner's ability to commence a voluntary case or proceeding with respect to itself or the Seller under any Insolvency Law without the unanimous affirmative vote of all of its directors). Such Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the General Partner to have two directors who qualify under the Certificate of Incorporation as "Independent Directors." However, there can be no assurance that the activities of the Seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of each of the Seller and the General Partner and to require the consolidation of the assets and liabilities of either such entity with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that each of the Seller and the General Partner will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. Each of the Seller and the General Partner intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, in the event that either the Seller or the General Partner did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of such entity should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller or the General Partner, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions which may be substantial) could occur.

     It is intended by Ford Credit and the Seller that each transfer of Receivables by Ford Credit to the Seller under a Purchase Agreement constitute a "true sale" of such Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the United States Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the

Receivables to the Seller. The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of Receivables to the Seller, the transfer of such Receivables by Ford Credit to the Seller pursuant to the related Purchase Agreement would be characterized as a "true sale" of such Receivables from Ford Credit to the Seller and such Receivables and the proceeds thereof would not form part of Ford Credit's bankruptcy estate pursuant to Section 541 of the United States Bankruptcy Code.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. As part of the advice of counsel described above, counsel has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

                                  THE SERVICER

GENERAL

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford retail dealerships and associated non-Ford dealerships throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, subsidiaries of Ford Credit provide these financing services in the United States, Europe, Canada and Australia to non-Ford dealerships. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford and its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford and finances certain receivables of Ford and its subsidiaries. Ford Credit's insurance operations are conducted by the American Road Insurance Company and its subsidiaries in the United States and Canada and consist of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

YEAR 2000 DATE CONVERSION

     An issue affecting Ford Credit and most other companies is whether computer systems and applications will recognize and process the year 2000 and beyond. Ford Credit has a Year 2000 Program Office to coordinate the identification, evaluation, and implementation of changes to systems and applications globally to achieve compliance with the year 2000 date conversion. Ford Credit is in the process of assessing and implementing necessary changes for all areas of its business that could be impacted, such as business computer applications, technical infrastructure, end-user computing, building facilities, and vendor-supplied applications and services.

     Ford Credit has investigated the impact of the year 2000 issue on all critical business applications and many are already compliant. Those which are not will be modified or replaced. Plans have been established to complete all necessary modifications to critical applications by the end of 1998. Ford Credit, however, has little or no control over whether its vendors will make the appropriate modifications to applications on a timely basis. Ford Credit is working actively through the Automotive Industry Action Group with other financial services companies in assessing and monitoring supplier readiness. In addition, all vendors will be expected to ensure compliance of business applications and technical services they supply.

     Based on assessments completed to date and compliance plans in process, Ford Credit does not expect that the year 2000 issue, including the cost of making its critical systems and applications compliant on a timely basis, will have a material adverse effect on its business operation, consolidated financial condition, cash flows, or results of operations. However, if appropriate modifications are not made by Ford Credit's vendors, or if Ford Credit's actual costs or timing for the year 2000 date conversion differ materially from its present estimates, Ford Credit's operations and financial results could be significantly adversely affected.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Each class of Notes may initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder of such class of Notes will be entitled to receive a physical certificate representing a Note of such class. If a class of Notes is issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Noteholders of such class of Notes refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders of such class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of such class of Notes, for distribution to Noteholders of such class of Notes in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related

Prospectus Supplement. Payments of interest on the Notes of such series may be made prior to payments of principal thereon. The dates for payments of interest and principal on the Notes of such series may be different from the Distribution Dates for the Certificates of such series. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes designated as planned amortization classes, targeted amortization classes or companion classes, each as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments, or one or more classes of Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the related Receivables or, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates, after making all other distributions on each Distribution Date. Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate for each class of Notes of a given series or the method for determining such Note Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements -- Termination."

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, without the consent of the Noteholders of the related series, execute a supplemental indenture for the purpose of adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related Indenture which will not be inconsistent with other provisions of the related Indenture.

     With respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any

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

installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables or Intermediary Trust Certificates, as applicable, if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that (x) such action will not, (i) as evidenced by an opinion of counsel, materially adversely affect the interest of any such Noteholder and (ii) as confirmed by the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") rating the Notes of the related series, cause the then current rating assigned to any class of such Notes to be withdrawn or reduced and (y) an opinion of counsel as to certain tax matters is delivered.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or (vi) such other events, if any, set forth in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates or elect to have the applicable Trust maintain possession of such Receivables or Intermediary Trust Certificates, as the case may be, and continue to apply collections on such Receivables or distributions on such Intermediary Trust Certificates as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables or Intermediary Trust Certificates, as the case may be, following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables or Intermediary Trust Certificates, as the case may be, would not be sufficient on an ongoing basis to make all payments on the Notes of such series as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes of such series.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related Indenture.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Basic Documents.

     List of Noteholders. With respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal amount of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the Certificates, if any, of a given series retained by the Seller, each class of Certificates may initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series retained by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any class of Certificates issued in book-entry form that is not retained by the Seller. If a class of Certificates is issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) of such class of Certificates will be entitled to receive a physical certificate representing a Certificate of such class. If a class of Certificates is issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders of such class of Certificates refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders of such class of Certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of Certificates, for distribution to Certificateholders of such class of Certificates in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal, or one or more classes of Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the related Receivables or, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates, after making all other distributions on each Distribution Date. Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

     With respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable Prospectus Supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) the CD Rate (a "CD Rate Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Federal Funds Rate (a "Federal Funds Rate Security"), (iv) LIBOR (a "LIBOR Security"), (v) the Treasury Rate (a "Treasury Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or
(b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial

Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, "Money Market Yield" shall be a yield calculated in accordance with the following formula:
                 Money Market Yield =       D X 360       X 100
                                         -----------
                                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation

Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     The Prospectus Supplement related to a given series will specify whether the holders of the Notes or Certificates of such series may hold their respective Securities through DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear (as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("Book-Entry Notes" or "Book-Entry Certificates," respectively, and collectively referred to herein as "Book-Entry Securities").

     The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee ("DTC's Nominee") is expected to be the holder of record of the Securities of any series held through DTC. DTC's Nominee will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of a series of Securities), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders who are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable Trustee, as the case may be (the "Applicable Trustee"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. To the extent the related Prospectus Supplement provides that Book-Entry Securities will be issued, the only "Noteholder" or "Certificateholder," as applicable, will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as "Noteholders" or "Certificateholders," as such terms are used in the Indenture or Trust Agreement, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their respective Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess their respective Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the related Administrator in respect of each Trust that is not a grantor trust and the Seller in respect of each Trust that is a grantor trust that it will take any action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System ("Euroclear" or the "Euroclear System") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in Cedel and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System, and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references herein and in the related Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Book-Entry Securityholders in accordance with DTC's procedures with respect thereto.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the related Administrator in respect of each Trust that is not a grantor trust and the Seller in respect of each Trust that is a grantor trust would seek an alternative depository (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described under "-- Definitive Securities" below.

     Except as required by law, none of the Administrator, if any, the applicable Trustee or the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     With respect to any class of Notes and any class of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator in respect of a Trust that is not a grantor trust or the Seller in respect of a Trust that is a grantor trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or the Seller, as the case may be, is unable to locate a qualified successor and so notifies the Applicable Trustee in writing, (ii) the Administrator or the Seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such class advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given class through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of

Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer or Administrator will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer or the Administrator will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), the Yield Supplement Deposit Amount (if any) (as defined in the related Prospectus Supplement) or payments in respect of any other credit or cash flow enhancement arrangement;

          (iv) the Pool Balance and the principal balance of the Intermediary Trust Certificates, if applicable, as of the close of business on the last day of the preceding Collection Period;

          (v) the aggregate outstanding principal amount and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vii) the amount of the aggregate Realized Losses (as defined in the related Prospectus Supplement), if any, for such Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each

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

     case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) the balance of the Yield Supplement Account (if any) on such date, after giving effect to changes therein on such date;

          (xii) the amount of Advances on such date;

          (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

          (xv) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement.

     Each amount set forth pursuant to subclauses (i), (ii), (vi) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of (i) with respect to a series for which an Intermediary Trust is not formed, each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, (ii) with respect to a series for which an Intermediary Trust is formed, each Intermediary Pooling and Servicing Agreement and Sale Agreement pursuant to which an Intermediary Trust will be created, such Intermediary Trust will purchase Receivables from the Seller, the Servicer will agree to service such Receivables, and a Trust will purchase Intermediary Trust Certificates from the Seller, (iii) each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which Ford Credit will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

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

SALE AND ASSIGNMENT OF RECEIVABLES

     Sale and Assignment by Ford Credit. Prior to the time of issuance of the Securities of a given Trust, pursuant to a related Purchase Agreement (the "Purchase Agreement"), Ford Credit will sell and assign to the Seller, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles.

     Sale and Assignment by the Seller -- Series for Which an Intermediary Trust is Not Formed. With respect to a series for which an Intermediary Trust is not formed, at the time of issuance of the Securities of the related Trust, the Seller will sell and assign to such Trust, without recourse, the Seller's entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee of such Trust will not independently verify the existence and qualification of any Receivables. The Trustee of such Trust will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates to the Seller in exchange for the Receivables.

     Sale and Assignment by the Seller -- Series for Which an Intermediary Trust is Formed. With respect to a series for which an Intermediary Trust is formed, at the time of issuance of the Securities of the related Trust, the Seller will sell and assign to such Intermediary Trust, without recourse, the Seller's entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule to the related Intermediary Pooling and Servicing Agreement. The applicable Trustee of such Intermediary Trust will not independently verify the existence and qualification of any Receivables. The Trustee of such Intermediary Trust will, concurrently with such sale and assignment, execute, authenticate, and deliver the related Intermediary Trust Certificates to the Seller in exchange for the Receivables. The Seller will, concurrently with the issuance of the Intermediary Trust Certificates, sell and assign to the related Trust, without recourse, the Seller's entire interest in such Intermediary Trust Certificates. The Trustee of the related Trust will, concurrently with the sale and assignment to it of the Intermediary Trust Certificates, execute and deliver the related Notes and/or Certificates to the Seller in exchange for such Intermediary Trust Certificates.

     General. The net proceeds received by the Seller from the sale of the Certificates and the Notes of a series will be applied to the purchase of the related Receivables from Ford Credit, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and to make the initial deposit into the Reserve Account, if any. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust or Intermediary Trust, as the case may be, from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     The proceeds from the Receivables purchased by the Trust or Intermediary Trust, as applicable, from the Seller and by the Seller from Ford Credit may be more or less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of making payments on the Securities.

     In each Purchase Agreement, Ford Credit will represent and warrant to the Seller, and in each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement the Seller will represent and warrant to the applicable Trust or Intermediary Trust, as the case may be, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable has obtained or agreed to obtain physical damage insurance in accordance with Ford Credit's normal requirements; (iii) at the date of issuance of the related Notes and/or Certificates or at the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all

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

security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic's liens and the like relating to each Financed Vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the related Notes and/or Certificates or at the applicable Subsequent Transfer Date, if any, each of the related Receivables is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Ford Credit; and (v) each related Receivable, at the time it was originated, complied, and at the date of issuance of the related Notes and/or Certificates or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

     As of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller which materially and adversely affects the interests of the related Trust or Intermediary Trust, as applicable, in any Receivable, the Seller, unless it cures the breach, will purchase such Receivable from such Trust or Intermediary Trust, as the case may be, and Ford Credit will purchase such Receivable from the Seller, at a price equal to the amount required to be paid by the related Obligor to prepay such Receivable (including one month's interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such Receivable, if any (such price, the "Purchase Amount"). The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of the related series for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Receivables held by each Trust or Intermediary Trust, as applicable, and, as custodian on behalf of such Trust or Intermediary Trust, as the case may be, will maintain possession as the Trustee's agent of the retail installment sale contracts and any other documents relating to such Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to a given Trust or Intermediary Trust, as applicable, so long as Ford Credit is servicing the related Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables by Ford Credit to the Seller and by the Seller to such Trust or Intermediary Trust, as the case may be, will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to such Trust or Intermediary Trust, as the case may be, if a subsequent purchaser were to obtain physical possession of such Receivables without knowledge of the assignment, the Trust's or Intermediary Trust's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain (i) with respect to a series for which an Intermediary Trust is not formed, with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, or (ii) with respect to series for which an Intermediary Trust is formed, with the related Trustee one or more accounts, in the name of the Trustee on behalf of the holders of the beneficial interests in such Intermediary Trust, in each case into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer may establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account

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

(including amounts distributed in respect of the related Intermediary Trust Certificates, if applicable) and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Payment Account"). The Servicer may establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Trust that issues Notes an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or, with respect to a series for which an Intermediary Trust is formed, in the name of the Trustee of such Intermediary Trust, into which, to the extent required by the Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ("Payaheads") will be deposited until such time as the payment falls due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal with respect to the related Receivables and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain with the related Trustee the Payahead Account in the name of such Trustee. So long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Payaheads as may be required by the applicable Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement is satisfied, Payaheads may be retained by the Servicer until the applicable Distribution Date.

     Any other accounts to be established with respect to a series of Securities, including any Pre-Funding Account, Yield Supplement Account or Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Payment Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement in Permitted Investments. "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency; (iv) investments in money market funds having the highest rating from the applicable Rating Agency; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company described in clause (ii) above; and (vi) any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the Rating Agencies rating the Securities of the related Trust as being consistent with the rating of such Securities. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the

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

Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account or distributed as provided in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a series of Securities, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by each Trust or Intermediary Trust, as applicable, and will continue such collection procedures as it follows with respect to its own automotive retail installment sale contracts, in a manner consistent with the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to defer or modify the payment schedule. Some of such arrangements may cause the Servicer to purchase the Receivable while others may result in the Servicer making Advances with respect to the Receivable. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

     With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account not later than the second business day after receipt. However, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day preceding the applicable Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust or an Intermediary Trust, as the case may be, to the related Collection Account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer, with respect to such Receivable and then to the scheduled payment. To the extent that such collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on such Precomputed Receivable, the collections shall be applied to prepay the Precomputed Receivable in full. If the collections are insufficient to prepay the Precomputed Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

ADVANCES

     If so provided in the related Prospectus Supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Precomputed Receivable not previously applied (the "Payahead Balance"), if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall. To, the extent of any remaining shortfall, the Servicer will make a Precomputed Advance of the deficiency. The Servicer will be obligated to make a Precomputed Advance in respect of a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from the Obligor, the Purchase Amount, Liquidation Proceeds or collections from other Receivables in the related Receivables Pool. The Servicer will deposit Precomputed Advances in the related Collection Account on or prior to the business day preceding the applicable Distribution Date. The Servicer will be entitled to recoup its Precomputed Advances from subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payment of the Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Precomputed Advances from collections from other Receivables in the related Receivables Pool.

     If so provided in the related Prospectus Supplement, on or before each applicable Distribution Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

     In the event that an Obligor shall prepay a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest for the month of prepayment, at the APR, generally the Servicer will advance the amount of such interest. The Servicer will not be entitled to recoup any such advance.

SERVICING COMPENSATION AND EXPENSES

     The Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to a specified percentage (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicer also will be entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during such Collection Period. If so specified in the related Prospectus Supplement, the Supplemental Servicing Fee will include Investment Earnings on funds deposited in the Trust Accounts and other accounts with respect to a series of Securities. The Servicer will be paid the Servicing Fee and the Supplemental Servicing Fee for each Collection Period on the applicable Distribution Date.

     The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting federal income tax information to Obligors, paying costs of collections, and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions, and generating federal income tax information for the Trust and Intermediary Trust, as applicable. The Servicer Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series of Securities, on each Distribution Date, collections on the related Receivables will be transferred from or, with respect to a series for which an Intermediary Trust is formed, distributions with respect to the related Intermediary Trust Certificates will be made from, the Collection Account to the Note Payment Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to the related Trust or Intermediary Trust to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

     Allocation of Collections on Receivables. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. On the Business Day immediately preceding each Distribution Date

(a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available to make payments or distributions to Securityholders on the related Distribution Date. Such amount shall be allocated to the interest and principal portion of scheduled payments on the Receivables in accordance with the Servicer's customary servicing procedures and distributed as described in the related Prospectus Supplement, together with the statement described under "Certain Information Regarding the Securities -- Reports to Securityholders."

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities. Such credit or cash flow enhancement may be part of the property of the related Trust or Intermediary Trust, if applicable.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     The Seller may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, Sale Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. If so provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date.

The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

     The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the applicable Trustee and any Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any series for or with respect to the related Collection Period, net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to such Collection Period. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each series as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Events of

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

Servicing Termination under the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will provide that Ford Credit may not resign from its obligations and duties as Servicer thereunder, except upon determination that Ford Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed Ford Credit's servicing obligations and duties under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust, the related Intermediary Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto, and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

     Under the circumstances specified in each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement. For as long as Ford Credit is the Servicer, it may at any time subcontract substantially all of its duties as servicer under a particular Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford and the Servicer may at any time perform certain specific duties as servicer through other subcontractors.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" under each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure

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

by the Servicer or the Seller, as the case may be, to deliver to the Applicable Trustee for distribution to the Securityholders of the related series or for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or the Seller, as the case may be, or after discovery by an officer of the Servicer or the Seller, as the case may be; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; (iii) the occurrence of an Insolvency Event with respect to the Servicer or the Seller; and (iv) such other events, if any, set forth in the related Prospectus Supplement. "Insolvency Event" means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     In the case of any Trust that has issued Notes, as long as an Event of Servicing Termination under a Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     With respect to each Trust that has issued Notes, the holders of Notes evidencing not less than a majority of the principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Event of Servicing Termination which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement or Intermediary Pooling and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing not less than a majority in principal amount of the then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing not less than a majority of the Certificate Balance of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables and, with respect to a series for which an Intermediary Trust is formed, distributions on the related Intermediary Trust Certificates or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the Reserve Account, if any, or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series; and provided that an opinion of counsel as to certain tax matters is delivered if required.

INSOLVENCY EVENT OR DISSOLUTION

     With respect to a Trust that is not a grantor trust, if an Insolvency Event or a dissolution occurs with respect to the Seller or the General Partner, the related Receivables and, with respect to a series for which an Intermediary Trust is formed, the related Intermediary Trust Certificates, will be

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

liquidated and the Trust and the related Intermediary Trust, if applicable, will be terminated 90 days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) the Noteholders (other than the Seller) of each class of Notes of such series representing not less than a majority of the aggregate unpaid principal amount of such class of Notes and the right to receive interest thereon, (ii) the Certificateholders (other than the Seller) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of all such Certificates and the right to receive interest thereon, (iii) not less than a majority of the holders (other than the Seller) of certain interests, if any, in the Reserve Account with respect to such Trust, (iv) not less than a majority of the holders (other than the Seller) of certificates representing interests in, or indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the Seller and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Final Payment Securities") and the right to receive interest thereon and (v) any other person specified in the related Prospectus Supplement, to the effect that each such party disapproves of the liquidation of such Receivables and Intermediary Trust Certificates, as applicable, and termination of such Trust and Intermediary Trust and in connection therewith, the related Trustee (x) appoints an entity acceptable to Ford Credit to acquire an interest in such Trust and to act as a substitute "general partner" for federal income tax purposes and (y) obtains an opinion of counsel that each of such Trust and Intermediary Trust will thereafter not be classified as an association taxable as a corporation for federal income tax and applicable state tax purposes. Promptly after the occurrence of an Insolvency Event or a dissolution with respect to the Seller or the General Partner, notice thereof is required to be given to such Noteholders, Certificateholders, holders of interests in the Reserve Account, holders of Final Payment Securities and any such other person; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables and Intermediary Trust Certificates, as applicable, of such Trust will be treated as collections on such Receivables and distributions on the Intermediary Trust Certificates, as applicable, and deposited in the related Collection Account. With respect to any series, if the proceeds from the liquidation of the related Receivables and Intermediary Trust Certificates, as applicable, and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Payment Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of such series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and/or Certificateholders will incur a loss.

     Each Trust Agreement and Intermediary Pooling and Servicing Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller, the Servicer or their affiliates) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller, the Servicer or their affiliates) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

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

SELLER LIABILITY

     Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

     With respect to each Trust and each Intermediary Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust or Intermediary Trust, as applicable, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust or Intermediary Trust, as the case may be, is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust or the related Intermediary Trust, as applicable, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust or Intermediary Trust, as the case may be, will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     Ford Credit, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and certain reports and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a periodic administration fee (the "Administration Fee"), which fee will be paid by the Seller.

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

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC"). Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without Ford Credit's consent.

     With respect to each Trust, pursuant to the related Purchase Agreement, Ford Credit will assign its security interests in the Financed Vehicles securing the related Receivables to the Seller. With respect to a series for which an Intermediary Trust is not formed, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles securing the related Receivables to the Trust. With respect to a series for which an Intermediary Trust is formed, pursuant to the related Intermediary Pooling and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles securing the related Receivables to the Intermediary Trust. The related Trust will have the benefit of such security interests through its ownership of the related Intermediary Trust Certificates. However, because of the administrative burden and expense, the Servicer, the Seller and the Trust or Intermediary Trust, as applicable, will not amend any certificate of title to identify the Trust or Intermediary Trust, as the case may be, as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust or Intermediary Trust, as applicable, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust or Intermediary Trust, as the case may be, together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect such Trust or Intermediary Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit's warranties under the related Purchase Agreement and of the Seller's warranties under the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of Ford Credit under such Purchase Agreement and of the Seller under such Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement to purchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." By not identifying the Trust or Intermediary Trust, as applicable, as the secured party on the certificate of title, the Trust's or Intermediary Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all

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

states or such security interest could be defeated through fraud or negligence. The Seller will assign its rights under each Purchase Agreement to the related Trust or Intermediary Trust.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each Trust or Intermediary Trust, as applicable, Ford Credit will represent to the Seller and the Seller will represent to the Trust or Intermediary Trust, as the case may be, that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the applicable Trustee or Certificateholders and any Indenture Trustee or Noteholders, if any, in the event such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by Ford Credit through automobile auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust or Intermediary Trust, as applicable, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal

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

Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit's and the Seller's representations and warranties under the related Purchase Agreement and the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, respectively, and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Ford Credit and the Seller will warrant under each Purchase Agreement and the applicable Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust or an Intermediary Trust for violation of any law and such claim materially and adversely affects such Trust's or Intermediary Trust's interest in a Receivable, such violation would constitute a breach of warranty under the related Purchase Agreement and the related Sale and Servicing Agreement, Intermediary Pooling and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The Receivables prohibit the sale or transfer of the vehicle securing a Receivable without Ford Credit's consent and, except those originated in Ohio and Wisconsin, permit Ford Credit to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer does not intend to consent to any sale or transfer and intends to require prepayment of the Receivable. The Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a series. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates of any series.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special federal tax counsel to each Trust specified in the related Prospectus Supplement ("Special Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership or the Trust will be treated as a grantor trust.

SCOPE OF THE TAX OPINIONS

     It is expected that Special Tax Counsel will, upon issuance of a series of Notes and/or Certificates, deliver its opinion that each of the applicable Trust and the related Intermediary Trust, if any, will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the heading "Summary--Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership or a grantor trust, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and/or Certificates.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a

"Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (for example, through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty.

     A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any Securities of a series could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in Securities of any series without regard to the factors described herein and under "ERISA Considerations" in the related Prospectus Supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan investing in Securities issued by the Trust. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor ("DOL"), 29 C.F.R. Section 2510.3-101, the assets of the Trust would be treated as plan assets of a Plan for purposes of ERISA and the Code if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Certificates will most likely be deemed Equity Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of Notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion herein with their legal advisors.

CERTIFICATES ISSUED BY TRUSTS THAT ISSUE ONLY CERTIFICATES

     The ERISA considerations that apply with respect to Securities issued by a Trust differ depending on whether the Trust issuing the Securities (i) issues both Notes and Certificates or (ii) issues only Certificates. The discussion in this section "-- Certificates Issued by Trusts That Issue Only Certificates" applies only with respect to Certificates issued by a Trust that issues only Certificates.

     Senior Certificates. The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     If so specified in the related Prospectus Supplement, the DOL will have issued an individual exemption to one or more of the underwriters of the Senior Certificates (the "Underwriters' Exemption"). The Underwriters' Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Underwriters' Exemption. In addition, the Underwriters' Exemption provides that the assets of such pass-through trusts may include (i) yield supplement agreements or similar yield maintenance arrangements (provided such arrangements do not involve swap agreements or other notional principal contracts) and (ii) certain pre-funding account arrangements. The receivables covered by the Underwriters' Exemption include motor vehicle retail installment sale contracts such as the Receivables. The Underwriters' Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan from the applicable underwriters, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Underwriters' Exemption will apply to the acquisition and holding of the Senior Certificates by a Plan and that all conditions of the Underwriters' Exemption other than those within the control of the investors have been or will be met.

     The Underwriters' Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Senior Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four Rating Agencies;

     (4) The Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the applicable underwriters, the Seller, the Servicer, the applicable Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Senior Certificates, and any affiliate of such parties;

     (5) The sum of all payments made to and retained by the applicable underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Senior Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Senior Certificates that they be rated in the highest rating category by at least two Rating Agencies. A fiduciary of a Plan contemplating purchasing a Senior Certificate (other than pursuant to the original issuance of the Senior Certificates) must make its own determination that at the time of such acquisition, the Senior Certificates continue to satisfy the third general condition set forth above. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Senior Certificates.

     In addition, the Trust must satisfy the following requirements:

          (a) The corpus of the Trust must consist solely of assets of the type which have been included in other investment pools;

          (b) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of Senior Certificates; and

          (c) Certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Underwriters' Exemption are satisfied, the Underwriters' Exemption should provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect purchase, exchange, transfer or holding of the Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Senior Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain other specific conditions of the Underwriters' Exemption are also satisfied, the Underwriters' Exemption should provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Senior Certificates in the initial issuance of Senior Certificates between the Seller or applicable underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Senior Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person. The Seller expects such specific conditions to be satisfied with respect to the issuance of the Senior Certificates.

     The Underwriters' Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Senior Certificates issued by the Trust. The related Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Underwriters' Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the related Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements" herein and in the related Prospectus Supplement.

     Any Plan fiduciary considering whether to purchase a Senior Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemption and other relevant issues.

     Subordinated Certificates. The following discussion applies only to subordinated Certificates (referred to herein as "Subordinated Certificates") issued by a Trust that does not issue Notes.

     Because the Subordinated Certificates are subordinated to the Senior Certificates in certain respects, the Underwriters' Exemption will not apply to the purchase of Subordinated Certificates by or on behalf of a Plan. However, other exemptions may be applicable, such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Subordinated Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. Prior to making an investment in the Subordinated Certificates, a Plan investor must determine whether, and each fiduciary causing the Subordinated Certificates to be purchased by, on behalf of or using the assets of a Plan shall be deemed to have represented that either (i) no part of the funds to be used to purchase the Subordinated Certificates constitutes assets allocable to any trust that contains the assets of any Plan or (ii) such purchase is covered by one or more of the exemptions described above.

SECURITIES ISSUED BY TRUSTS THAT ISSUE BOTH NOTES AND CERTIFICATES

     The discussion in this section "-- Securities Issued by Trusts That Issue Both Notes and Certificates" applies only to Securities issued by a Trust that issues both Notes and Certificates.

     The Notes. Unless otherwise provided in the related Prospectus Supplement, the Seller believes that the Notes of any series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. (If provided in the Prospectus Supplement that Notes of any class are not to be treated as indebtedness for ERISA purposes, the discussion in "-- The Certificates" below will apply to any such class of Notes.) However, without regard to whether the Notes of a series are treated as an Equity Interest for such purposes, the acquisition or holding of such Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable Trust, Trustee, Indenture Trustee, any holder of the Certificates of such series or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. Included among these exemptions are PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     The Certificates. Because the Certificates issued by a Trust that also issues Notes will most likely be treated as Equity Interests under the Plan Assets Regulation, such Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of the Plan Assets Regulation), or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), as applicable, an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor").

     In addition, investors other than Plan Investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related Notes without being covered by one or more of the exemptions described above in "The Notes."

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of Securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

     As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective investors who are Plan Investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any Securities of a series with respect to such investors' specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in any Securities of a series is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and

Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement (or Supplemental Prospectus Supplement, as described below) will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed. Each Prospectus Supplement, together with a Supplemental Prospectus Supplement, may also be used by Ford Credit or another affiliate for the sale of a specified class of Notes or Certificates originally purchased from the Seller by Ford Credit.

     The Seller and Ford Credit will indemnify the underwriters of Securities purchased from the Seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the Underwriters of Securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the Servicer. Certain Michigan state tax and other matters will be passed upon for each Trust by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the Servicer, or other counsel to the Servicer acceptable to the Underwriters. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:

                                                                     PAGE
                                                                     ----
Actuarial Receivables.......................................    20
Administration Agreement....................................    55
Administration Fee..........................................    55
Administrator...............................................    55
Advances....................................................    10, 47
Applicable Trustee..........................................    38
APR.........................................................    10
Base Rate...................................................    33
Basic Documents.............................................    30
Book-Entry Certificates.....................................    37
Book-Entry Notes............................................    37
Book-Entry Securities.......................................    37
Calculation Agent...........................................    33
Calculation Date............................................    34, 35, 37
CD Rate.....................................................    34
CD Rate Determination Date..................................    34
CD Rate Security............................................    33
Cede........................................................    17
Cedel.......................................................    37
Cedel Participants..........................................    39
Certificate Balance.........................................    5
Certificate Distribution Account............................    45
Certificateholders..........................................    17, 38
Certificate Owner...........................................    5
Certificate Pool Factor.....................................    23
Certificate Rate............................................    5
Certificates................................................    1
Closing Date................................................    7
Code........................................................    12, 60
Collection Account..........................................    44
Collection Period...........................................    46
Commercial Paper Rate.......................................    34
Commercial Paper Rate Determination Date....................    34
Commercial Paper Rate Security..............................    33
Commission..................................................    2
Composite Quotations........................................    33
Cutoff Date.................................................    18
Dealer Agreements...........................................    18
Dealer Recourse.............................................    18
Dealers.....................................................    8, 18
Definitive Certificates.....................................    40
Definitive Notes............................................    40
Definitive Securities.......................................    40
Depositaries................................................    37
Depository..................................................    26
Determination Date..........................................    49
Disqualified Persons........................................    61

                                                                     PAGE
                                                                     ----
Distribution Date...........................................    32
DOL.........................................................    61
DTC.........................................................    17
DTC's Nominee...............................................    17, 37
Eligible Deposit Account....................................    46
Eligible Institution........................................    46
Equity Interest.............................................    61
ERISA.......................................................    12
Euroclear...................................................    39
Euroclear Operator..........................................    39
Euroclear Participants......................................    39
Euroclear System............................................    39
Events of Default...........................................    28
Events of Servicing Termination.............................    51
Exchange Act................................................    2
Excluded Plan...............................................    63
Federal Funds Rate..........................................    35
Federal Funds Rate Determination Date.......................    35
Federal Funds Rate Security.................................    33
Final Payment Receivables...................................    21
Final Payment Securities....................................    54
Final Scheduled Maturity Date...............................    10
Financed Vehicles...........................................    6
Fixed Rate Securities.......................................    32
Floating Rate Securities....................................    33
Ford........................................................    15
Ford Credit.................................................    3
FTC Rule....................................................    58
Funding Period..............................................    5
General Account Regulations.................................    65
General Partner.............................................    14
H.15(519)...................................................    33
Indenture...................................................    3
Indenture Trustee...........................................    1
Index Maturity..............................................    33
Indirect Participants.......................................    38
Initial Cutoff Date.........................................    7
Initial Pool Balance........................................    55
Initial Receivables.........................................    7
Insolvency Event............................................    52
Insolvency Laws.............................................    14
Interest Reset Date.........................................    33
Interest Reset Period.......................................    33
Intermediary Pooling and Servicing Agreement................    3
Intermediary Trust..........................................    1
Intermediary Trust Certificates.............................    7
Investment Earnings.........................................    46
IRS.........................................................    60
Issuer......................................................    3
LIBOR.......................................................    36
LIBOR Determination Date....................................    36
LIBOR Security..............................................    33

                                                                     PAGE
                                                                     ----
London Banking Day..........................................    36
Michigan Tax Counsel........................................    12
Money Market Yield..........................................    35
MSRP........................................................    20
Noteholders.................................................    17, 38
Note Interest Rate..........................................    4
Note Owner..................................................    4
Note Payment Account........................................    45
Note Pool Factor............................................    23
Notes.......................................................    1
Obligors....................................................    18
Participants................................................    26, 37
Parties in Interest.........................................    61
Payahead Account............................................    45
Payahead Balance............................................    47
Payaheads...................................................    45
Permitted Investments.......................................    45
Plan........................................................    61
Plan Assets Regulation......................................    61
Plan Investor...............................................    65
Pool Balance................................................    23
Pooling and Servicing Agreement.............................    3
Precomputed Advance.........................................    10
Precomputed Receivables.....................................    20
Pre-Funded Amount...........................................    8
Pre-Funding Account.........................................    1, 5
Prospectus Supplement.......................................    1
PTCE........................................................    63
Purchase Agreement..........................................    8, 43
Purchase Amount.............................................    44
Rating Agencies.............................................    28
Receivables.................................................    1, 6
Receivables Pool............................................    18
Registration Statement......................................    2
Reserve Account.............................................    49
Residual Cash Flow Certificates.............................    6
Residual Cash Flow Notes....................................    4
Restricted Group............................................    62
Reuters Screen LIBO Page....................................    36
Rule of 78's Receivables....................................    20
Rules.......................................................    38
Sale Agreement..............................................    7
Sale and Servicing Agreement................................    7
Securities..................................................    1
Securities Act..............................................    2
Securityholders.............................................    17
Seller......................................................    1, 3
Senior Certificates.........................................    61
Servicer....................................................    1, 3
Servicer Fee................................................    48
Servicing Fee...............................................    48
Servicing Fee Rate..........................................    48

                                                                     PAGE
                                                                     ----
Simple Interest Advance.....................................    10
Simple Interest Receivables.................................    20
Special Tax Counsel.........................................    12, 60
Spread......................................................    33
Spread Multiplier...........................................    33
Strip Certificates..........................................    6
Strip Notes.................................................    4
Subordinated Certificates...................................    63
Subsequent Receivables......................................    1, 8
Subsequent Transfer Date....................................    43
Supplemental Servicing Fee..................................    48
Terms and Conditions........................................    39
Transfer and Servicing Agreements...........................    42
Treasury bills..............................................    36
Treasury Rate...............................................    36
Treasury Rate Determination Date............................    37
Treasury Rate Security......................................    33
Trust.......................................................    1, 3
Trust Accounts..............................................    45
Trust Agreement.............................................    3
Trustee.....................................................    1
UCC.........................................................    56
Underwriters' Exemption.....................................    61
Underwriting Agreements.....................................    65

                      (This page intentionally left blank)

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE SERVICER OR ANY AFFILIATE THEREOF OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                               PAGE
                                               ----
Reports to Certificateholders................   S-2
Summary......................................   S-3
Risk Factors.................................  S-15
The Trust....................................  S-17
The Receivables Pool.........................  S-18
Pool Factors.................................  S-22
Maturity and Prepayment Considerations.......  S-23
Description of the Certificates..............  S-23
Certain Federal Income Tax Consequences......  S-31
Certain State Tax Consequences...............  S-36
Legal Investment.............................  S-37
ERISA Considerations.........................  S-37
Underwriting.................................  S-38
Legal Opinions...............................  S-39
Index of Terms...............................  S-60
Annex I -- Global Clearance, Settlement and
  Tax Documentation Procedures...............   I-1

                    PROSPECTUS
Available Information........................     2
Incorporation of Certain Documents by
  Reference..................................     2
Summary......................................     3
Risk Factors.................................    13
The Trusts...................................    18
The Receivables Pools........................    20
Maturity and Prepayment Considerations.......    22
Pool Factors and Trading Information.........    23
Use of Proceeds..............................    23
The Seller and the General Partner...........    24
The Servicer.................................    25
Description of the Notes.....................    26
Description of the Certificates..............    31
Certain Information Regarding the
  Securities.................................    32
Description of the Transfer and Servicing
  Agreements.................................    42
Certain Legal Aspects of the Receivables.....    56
Certain Federal Income Tax Consequences......    60
ERISA Considerations.........................    60
Plan of Distribution.........................    65
Legal Opinions...............................    66
Index of Terms...............................    67

  UNTIL           , 199 (NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  FORD CREDIT
                                AUTO OWNER TRUST
                                     199  -

                                $
                                  [CLASS A-1]
                                 % ASSET BACKED NOTES

                                [$
                                   CLASS A-2
                                % ASSET BACKED NOTES]

                                [$
                                   CLASS A-3
                               % ASSET BACKED NOTES]

                                $
                            % ASSET BACKED CERTIFICATES

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER




                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------
------------------------------------------------------
------------------------------------------------------

                       SUPPLEMENTAL PROSPECTUS SUPPLEMENT

                TO PROSPECTUS SUPPLEMENT DATED [          ], 199
                     AND PROSPECTUS DATED [          ], 199

              FORD CREDIT AUTO OWNER TRUST 199 -[                ]
      $[          ] CLASS A-[          ] [          ]% ASSET BACKED NOTES

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                          ---------------------------
     Ford Credit Auto Owner Trust 199 -[          ] (the "Trust") was
established by an Amended and Restated Trust Agreement, dated as of
[          ], 199 , between Ford Credit Auto Receivables Two L.P. (the "Seller")
and PNC Bank, Delaware, as Owner Trustee. The Trust also has issued $[       ]
aggregate initial principal amount of Class A-[       ] [       ]% Asset Backed
Notes (the "Class A-[       ] Notes"), $[       ] aggregate initial principal
amount of Class A-[       ] [       ]% Asset Backed Notes (the "Class
A-[       ] Notes"), $[       ] aggregate initial principal amount of Class
A-[       ] [       ]% Asset Backed Notes (the "Class A-[       ] Notes"), and
$[       ] aggregate initial principal amount of Class A-[       ]

                                                   (continued on following page)

                          ---------------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE SPS-4 HEREIN AND ON PAGE S-20 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PAGE 13 OF THE ACCOMPANYING PROSPECTUS.

                          ---------------------------

 THE CLASS A-[          ] NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO
NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED
  BY, FORD CREDIT AUTO RECEIVABLES TWO L.P., FORD CREDIT AUTO RECEIVABLES TWO, INC., FORD MOTOR CREDIT COMPANY, FORD MOTOR COMPANY OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

     The Class A-[          ] Notes will be purchased by the Underwriter from
Ford
Motor Credit Company ('Ford Credit'). The Underwriter will offer the Class
A-[          ] Notes to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to
Ford Credit will be      % of the aggregate principal amount of the Class
A-[          ] Notes, or $          , plus accrued interest from           ,
199 . It is expected that the Class A-[          ] Notes will be ready for
delivery in book-entry form only through the facilities of The Depository Trust Company ("DTC"), or through Cedel Bank, societe anonyme ("Cedel") or the
Euroclear System ("Euroclear") on or about           , 199 against payment
therefor in immediately available funds.

                          ---------------------------

                                          , 199

(continued from previous page)

[       ]% Asset Backed Notes (the "Class A-[       ] Notes" and, together with
the Class A-[       ] Notes, the Class A-[       ] Notes and the Class
A-[       ] Notes, the "Class A Notes") and $[       ] aggregate initial
principal amount of Class [ ] [       ]% Asset Backed Notes (the "Class [ ]
Notes" and, together with the Class A Notes, the "Notes") pursuant to an
Indenture dated as of [       ], 199 , between the Trust and The Chase Manhattan
Bank, as Indenture Trustee. The Trust has also issued $[       ] aggregate
initial principal balance of Class [ ]      % Asset Backed Certificates (the
"Class [ ] Certificates") and $[       ] aggregate initial principal balance of
Class [ ]        % Asset Backed Certificates (the "Class [ ] Certificates" and,
together with the Class [ ] Certificates, the "Certificates" and, together with
the Notes, the "Securities"). Only the Class A-[       ] Notes are being offered
hereby. The rights of the holders of the Class [ ] Notes are subordinated to the rights of the holders of the Class A Notes, and the rights of Certificateholders are subordinated to the rights of Noteholders to the extent described herein. The assets of the Trust include a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby, including certain monies due or received thereunder on or after the Cutoff Date (as defined herein), which will be acquired by the Trust from the Seller on or prior to the Closing Date, and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. The Notes are secured by the assets of the Trust pursuant to the Indenture.

     Interest on all classes of Notes accrues at the fixed per annum interest rates specified above. Interest on the Notes is due and payable on or about the
fifteenth day of each month (each, a "Distribution Date"), commencing [       ],
199 . Principal of the Notes is payable on each Distribution Date to the extent described herein; however, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of
Default, (i) on the Class A-[       ] Notes until the Class A-[       ] Notes
have been paid in full, (ii) on the Class A-[       ] Notes until the Class
A-[       ] Notes have been paid in full, (iii) on the Class A-[       ] Notes
until the Class A-[       ] Notes have been paid in full, or (iv) on the Class
[ ] Notes until the Class A-[       ] Notes have been paid in full. Payments of
principal of and interest on the Class [ ] Notes will be subordinated in priority to payments due on the Class A Notes as described herein.

     The Class A-[       ] Notes are payable in full on the [       ]
Distribution Date, the Class A-[       ] Notes are payable in full on the
[       ] Distribution Date, the Class A-[       ] Notes are payable in full on
the [       ] Distribution Date, the Class A-[       ] Notes are payable in full
on the [       ] Distribution Date, the Class A-[       ] Notes are payable in
full on the [       ] Distribution Date and the Class B Notes are payable in
full on the [       ] Distribution Date. The final scheduled Distribution Date
with respect to the Class [ ] Certificates is the [       ] Distribution Date.
However, payment in full of a class of Notes or of the Class [ ] Certificates could occur earlier or later than such dates as described herein. In addition,
the Class A-[       ] Notes and the Class [ ] Notes are subject to redemption in whole, but not in part, and the Class [ ] Certificates are subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables acquired by the Trust.

     THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE
INFORMATION ABOUT THE OFFERING OF THE CLASS A-[       ] NOTES. ADDITIONAL
INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS ARE URGED TO READ THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT,
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A-[       ]
NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus Supplement and the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Supplemental Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus Supplement or Prospectus.

Issuer........................   Ford Credit Auto Owner Trust 199 -[  ] (the
                                 "Trust" or the "Issuer"), a Delaware business
                                 trust established pursuant to a trust agreement
                                 (as amended and restated on the Closing Date
                                 and as amended and supplemented thereafter, the
                                 "Trust Agreement") dated as of [       ,] 199 ,
                                 between the Seller and the Owner Trustee.

Seller........................   Ford Credit Auto Receivables Two L.P., a
                                 Delaware limited partnership (the "Seller").

Servicer......................   Ford Motor Credit Company, a Delaware
                                 corporation (the "Servicer" or "Ford Credit").

Indenture Trustee.............   The Chase Manhattan Bank, a New York
                                 corporation, as trustee under the Indenture
                                 (the "Indenture Trustee").

Owner Trustee.................   PNC Bank, Delaware, a Delaware banking
                                 corporation, as trustee under the Trust
                                 Agreement (the "Owner Trustee").

The Notes.....................   The Trust issued Asset Backed Notes (the
                                 "Notes") pursuant to an Indenture dated as of
                                 [       ,] 199 (as amended and supplemented
                                 from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, as follows: (1) Class A-[ ] [ ]% Asset Backed
                                 Notes (the "Class A-[  ] Notes") in the
                                 aggregate initial principal amount of $[  ];
                                 (2) Class A-[  ] [  ]% Asset Backed Notes (the
                                 "Class A-[ ] Notes") in the aggregate initial principal amount of $[ ]; (3) Class A-[ ]
                                 [  ]% Asset Backed Notes (the "Class A-[  ]
                                 Notes") in the aggregate initial principal amount of $[ ]; (4) Class A-[ ] [ ]% Asset
                                 Backed Notes (the "Class A-[ ] Notes") in the aggregate principal amount of $[ ]; and (5)
                                 Class [ ] [  ]% Asset Backed Notes (the "Class
                                 [ ] Notes") in the aggregate initial principal amount of $[ ]. The Class A-[ ] Notes, the
                                 Class A-[ ] Notes, the Class A-[ ] Notes and the Class A-[ ] Notes are referred to herein collectively as the "Class A Notes."

                                 The Notes are secured by the assets of the Trust pursuant to the Indenture.

                                 The Class A-[ ] Notes will be available for purchase in book entry form only in minimum denominations of $1,000 and integral multiples thereof. No person acquiring a beneficial ownership interest in Notes (a "Note Owner") will be entitled to receive Definitive Notes, except in the limited circumstances described herein. See "Certain Information Regarding the Securities -- Definitive Securities" in the Prospectus.

Ratings of the
Class A-[  ] Notes............   It is a condition to the obligation of the
                                 Underwriter to purchase the Class A-[ ] Notes that the Class A-[ ] Notes at the time of purchase be rated in the highest long-term rating category by at least two nationally recognized rating agencies and not have been placed on watch list by any nationally recognized rating agency. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

                                  RISK FACTORS

     Prospective investors should consider, among other things, the risk factors discussed under "Risk Factors" beginning on page S-22 of the Prospectus Supplement and page 12 of the accompanying Prospectus.

LIMITED LIQUIDITY

     There is currently no secondary market for the Class A-[ ] Notes. The Underwriter currently intends to make a market in the Class A-[ ] Notes but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the Class A-[ ] Notes with liquidity of investment or that it will continue for the life of the Class A-[ ] Notes.

                              THE RECEIVABLES POOL

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service, but not including retail installment sale contracts purchased by Ford Credit under certain special financing programs). There is no assurance that the behavior of the Receivables will be comparable to Ford Credit's experience shown in the following tables or that the general upward trend in losses and delinquencies will not accelerate in the future.

                           DELINQUENCY EXPERIENCE(1)

                                 SIX MONTHS
                               ENDED JUNE 30,                        YEAR ENDED DECEMBER 31,
                           ----------------------   ---------------------------------------------------------
                              1998        1997        1997        1996        1995        1994        1993
                              ----        ----        ----        ----        ----        ----        ----
Average Number of
  Contracts Outstanding
  During the Period......  $3,724,428   3,558,015   3,591,153   3,612,265   3,438,699   3,430,145   3,398,797
Average Daily
  Delinquencies as a
  Percent of Average
  Contracts Outstanding
  31-60 Days(2)..........        3.05%       2.78%       2.85%       2.54%       2.21%       2.03%       2.02%
  61-90 Days(2)..........        0.41%       0.31%       0.32%       0.26%       0.17%       0.15%       0.15%
  Over 90 Days(3)........        0.10%       0.10%       0.11%       0.08%       0.04%       0.03%       0.03%

-------------------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.

(2) Delinquencies represent the daily average number of contracts delinquent.

(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                                       SIX MONTHS
                                     ENDED JUNE 30,                           YEAR ENDED DECEMBER 31,
                                  --------------------      -----------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994         1993
                                   ----         ----         ----         ----         ----         ----         ----
Average Portfolio Outstanding
  During the Period (Millions)
  Gross.......................    $45,169      $39,933      $41,186      $40,269      $35,699      $33,703      $31,205
  Net.........................    $38,535      $33,517      $34,715      $33,647      $30,015      $28,526      $26,152
Repossessions as a Percent
  of Average Number of
  Contracts Outstanding.......       2.83%        3.02%        3.01%        3.01%        2.38%        2.15%        2.27%
Net Losses as a Percent of
  Gross Liquidations(2).......       2.10%        2.27%        2.46%        2.21%        1.43%        1.06%        1.16%
Net Losses as a Percent of
  Average Gross Portfolio
  Outstanding(2)..............       1.13%        1.31%        1.38%        1.28%        0.82%        0.62%        0.69%
Net Losses as a Percent of
  Average Net Portfolio
  Outstanding(2)..............       1.32%        1.55%        1.64%        1.53%        0.98%        0.73%        0.82%

-------------------------
(1) All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.

(2) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

     As shown above, credit losses increased each year from 1995 through 1997, reversing a general trend of improvement that had begun in 1989. The increase reflected an increase in losses per repossession and an increase in repossession rates. [In 1998, credit losses have stabilized, and are not expected to increase from 1997 levels.] See "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), Ford Credit has agreed to sell to
               (the "Underwriter"), and the Underwriter has agreed to purchase
the entire $[       ] outstanding principal amount of Class A-[  ] Notes. The
Class A-[  ] Notes were previously purchased by Ford Credit from the Seller.

     Distribution of the Class A-[ ] Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be
determined at the time of sale. Proceeds to Ford Credit will be [     ]% of the
aggregate principal amount of the Class A-[  ] Notes, or $          , plus
accrued interest from                , 199 . The Seller will not receive any of
such proceeds. In connection with the purchase and sale of the Class A-[ ] Notes, the Underwriter may be deemed to have received compensation from Ford Credit in the form of underwriting discounts.

     Ford Credit has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriter may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, Ford Credit or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Supplemental Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Supplemental Prospectus Supplement are defined in the Prospectus Supplement and Prospectus. See "Index of Terms" in the Prospectus Supplement and Prospectus.

                                                                    PAGE
                                                                    ----
Cedel.......................................................    SPS-1
Certificates................................................    SPS-2
Class A Notes...............................................    SPS-2, SPS-4
Class A-[  ] Notes..........................................    SPS-2, SPS-4
Class A-[  ] Notes..........................................    SPS-2, SPS-4
Class A-[  ] Notes..........................................    SPS-2, SPS-4
Class A-[  ] Notes..........................................    SPS-2, SPS-4
Class [ ] Notes.............................................    SPS-2, SPS-4
Class [ ] Certificates......................................    SPS-2
Class [ ] Certificates......................................    SPS-2
Distribution Date...........................................    SPS-2
DTC.........................................................    SPS-1
Euroclear...................................................    SPS-1
Ford Credit.................................................    SPS-4
Indenture...................................................    SPS-4
Indenture Trustee...........................................    SPS-3
Issuer......................................................    SPS-3
Net Losses..................................................    SPS-5
Note Owner..................................................    SPS-4
Notes.......................................................    SPS-2, SPS-3
Owner Trustee...............................................    SPS-3
Receivables.................................................    SPS-2
Securities..................................................    SPS-2
Seller......................................................    SPS-1, SPS-3
Servicer....................................................    SPS-3
Trust.......................................................    SPS-1, SPS-3
Trust Agreement.............................................    SPS-3
Underwriter.................................................    SPS-5
Underwriting Agreement......................................    SPS-5

================================================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, THIS PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITER. NEITHER THE DELIVERY OF THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT, THE SUPPLEMENTAL PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE SERVICER OR ANY AFFILIATE THERE OF OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS SUPPLEMENTAL PROSPECTUS SUPPLEMENT, PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS
                       SUPPLEMENTAL PROSPECTUS SUPPLEMENT

                                          PAGE
                                          ----
Summary...............................    SPS-3
Risk Factors..........................    SPS-5
The Receivables Pool..................    SPS-5
Underwriting..........................    SPS-7
Index of Terms........................    SPS-8

     UNTIL           , 199 (NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENTAL
PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A SUPPLEMENTAL PROSPECTUS SUPPLEMENT, PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================



================================================================================

                                  FORD CREDIT
                                AUTO OWNER TRUST
                                 199  -

                                   $[       ]
                               CLASS A-[       ]
                          [     ]% ASSET BACKED NOTES

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER

                   -----------------------------------------

                                  SUPPLEMENTAL
                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                                             , 199
                             [NAME OF UNDERWRITER]

================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission..........................    $2,360,000
Rating agency fees..........................................    $1,105,000
Printing....................................................    $  390,000
Legal fees and expenses.....................................    $   85,000
Accountants' fees...........................................    $  225,000
Fees and expenses of Indenture Trustee......................    $   60,000
Fees and expenses of applicable Trustee.....................    $  125,000
Miscellaneous expenses......................................    $  150,000
                                                                ----------
  Total.....................................................    $4,500,000
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides as follows:

SECTION 17-108. INDEMNIFICATION.

     Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Section 4.2 of the Agreement of Limited Partnership of Ford Credit Auto Receivables Two L.P. provides as follows:

     Section 4.2. Exculpation and Indemnification.

          (a) Neither the General Partner nor any director, officer, partner, agent or legal representative of the General Partner or the Partnership, nor any of their Affiliates or the respective directors, officers, partners, stockholders, agents or legal representatives of any of their Affiliates (collectively, the "Indemnified Parties") shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Partner (or its Affiliates) for any losses, claims, damages, liabilities or expenses, including, without limitation, judgments, interest on such judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages"), arising out of, or in connection with, the management or conduct of the business and affairs of the Partnership, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Partnership and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

          (b) The Partnership will, to the extent permitted by law, indemnify and hold harmless any and all of the Indemnified Parties for any and all Damages arising out of or in connection with the management or conduct of the business and affairs of the Partnership or their activities with respect thereto, except to the extent that any such Damages are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the person seeking indemnification (or willful violation of the express provisions hereof). No Indemnified Party may satisfy any right of indemnity or reimbursement granted in this Section 4.3(b) or to which it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

     Section 145 of the General Corporation Law of Delaware provides as follows:

145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE --

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article Five of the Certificate of Incorporation of Ford Credit Auto Receivables Two, Inc. provides as follows:

          (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

             (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

             (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

             (iii) under Section 174 of the Delaware General Corporation Law or

             (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (b) Any repeal or modification of paragraph (a) of this Article FIFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph
     (c)(ii) of this Article FIFTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article FIFTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article FIFTH or otherwise.

          (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article FIFTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

          (iii) The provisions of this paragraph (c) of Article FIFTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article FIFTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article FIFTH with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two, Inc. who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

     Ford Credit Auto Receivables Two, Inc. is insured for liabilities it may incur pursuant to Article FIFTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two, Inc.'s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) Exhibits:

 1.1  --   Form of Underwriting Agreement for the Notes. Filed as
           Exhibit 1.1 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 1.2  --   Form of Underwriting Agreement for the Certificates. Filed
           as Exhibit 1.2 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.1  --   Certificate of Limited Partnership of the Seller. Filed as
           Exhibit 3.1 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.2  --   Limited Partnership Agreement between the General Partner
           and Ford Credit. Filed as Exhibit 3.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
 3.3  --   Certificate of Incorporation of the General Partner. Filed
           as Exhibit 3.3 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.4  --   By-Laws of the General Partner. Filed as Exhibit 3.4 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.1  --   Form of Indenture between the Trust and the Indenture
           Trustee (including forms of Notes). Filed as Exhibit 4.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.2  --   Form of Trust Agreement between the Seller and the Owner
           Trustee (including forms of Certificates). Filed as Exhibit
           4.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
 4.3  --   Form of Pooling and Servicing Agreement among the Seller,
           the Servicer and the Trustee (including forms of
           Certificates). Filed as Exhibit 4.3 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
 4.4  --   Form of Standard Terms and Conditions of Agreement among the
           Seller, the Servicer and the Trustee. Filed as Exhibit 4.4
           to Registration Statement No. 333-01245 and incorporated
           herein by reference.
 4.5  --   Form of Intermediary Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee (including forms of
           Certificates). Filed as Exhibit 4.5 to Registration
           Statement No. 333-40421 and incorporated herein by
           reference.
 5.1  --   Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel
           of Ford Credit Auto Receivables Two, Inc. with respect to
           legality.
 8.1  --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
           respect to federal income tax matters.
 8.2  --   Form of Opinion of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer with respect to tax matters under
           Michigan law.
10.1  --   Form of Interest Rate Cap between the Trust and the Interest
           Rate Cap Provider. Filed as Exhibit 10.1 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.

10.2  --   Form of Interest Rate Swap between the Trust and the Swap
           Counterparty. Filed as Exhibit 10.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
10.3  --   Form of Guaranteed Rate Agreement between the Trust and the
           Investment Provider. Filed as Exhibit 10.3 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
23.1  --   Consent of H.D. Smith Esq., Secretary and Corporate Counsel
           of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).
23.2  --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included as part of Exhibit 8.1).
23.3  --   Form of Consent of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer (included as part of Exhibit 8.2).
24.1  --   Powers of Attorney.
25.1  --   Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939 of The Chase Manhattan Bank.
99.1  --   Form of Sale and Servicing Agreement among the Seller, the
           Servicer and the Trust. Filed as Exhibit 99.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
99.2  --   Form of Administration Agreement among the Trust, the
           Administrator and the Indenture Trustee. Filed as Exhibit
           99.2 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
99.3  --   Form of Purchase Agreement between Ford Credit and the
           Seller. Filed as Exhibit 99.3 to Registration Statement No.
           333-01245 and incorporated herein by reference.
99.4  --   Form of Appendix A -- Defined Terms. Filed as Exhibit 99.4
           to Registration Statement No. 333-01245 and incorporated
           herein by reference.
99.5  --   Form of Sale Agreement between the Seller and the Trust.
           Filed as Exhibit 99.5 to Registration Statement No.
           333-40421 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 17th day of September, 1998.

                                          FORD CREDIT AUTO RECEIVABLES TWO L.P.

                                          By FORD CREDIT AUTO RECEIVABLES TWO,
                                             INC.,
                                            General Partner of the Registrant

                                          By:   /s/ ELIZABETH S. ACTON*
                                            ------------------------------------
                                            (Elizabeth S. Acton,
                                            Chairman of the Board of Directors
                                              of
                                            Ford Credit Auto Receivables Two,
                                              Inc.)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and officers of FORD CREDIT AUTO RECEIVABLES TWO, INC. in the capacities and on the date indicated.

                  SIGNATURE                                   TITLE                         DATE
                  ---------                                   -----                         ----

           /s/ ELIZABETH S. ACTON*               Chairman of the Board of            September 17, 1998
---------------------------------------------    Directors and Director
            (Elizabeth S. Acton)                 (principal executive officer)

            /s/ DANIEL D. MEYER*                 Controller (principal accounting    September 17, 1998
---------------------------------------------    officer)
              (Daniel D. Meyer)

            /s/ DAVID P. COSPER*                 Director and President and          September 17, 1998
---------------------------------------------    Treasurer (principal financial
              (David P. Cosper)                  officer)

            /s/ HURLEY D. SMITH*                 Director                            September 17, 1998
---------------------------------------------
              (Hurley D. Smith)

*By:       /s/ R. P. CONRAD
     ---------------------------------
     (R. P. Conrad, Attorney in Fact)

                                 EXHIBIT INDEX

EXHIBITS                                DESCRIPTION                           PAGE
--------                                -----------                           ----
   1.1     --   Form of Underwriting Agreement for the Notes. Filed as
                Exhibit 1.1 to Registration Statement No. 333-01245 and
                incorporated herein by reference.
   1.2     --   Form of Underwriting Agreement for the Certificates. Filed
                as Exhibit 1.2 to Registration Statement No. 333-01245 and
                incorporated herein by reference.
   3.1     --   Certificate of Limited Partnership of the Seller. Filed as
                Exhibit 3.1 to Registration Statement No. 333-01245 and
                incorporated herein by reference.
   3.2     --   Limited Partnership Agreement between the General Partner
                and Ford Credit. Filed as Exhibit 3.2 to Registration
                Statement No. 333-01245 and incorporated herein by
                reference.
   3.3     --   Certificate of Incorporation of the General Partner. Filed
                as Exhibit 3.3 to Registration Statement No. 333-01245 and
                incorporated herein by reference.
   3.4     --   By-Laws of the General Partner. Filed as Exhibit 3.4 to
                Registration Statement No. 333-01245 and incorporated herein by reference.
   4.1     --   Form of Indenture between the Trust and the Indenture
                Trustee (including forms of Notes). Filed as Exhibit 4.1 to
                Registration Statement No. 333-01245 and incorporated herein by reference.
   4.2     --   Form of Trust Agreement between the Seller and the Owner
                Trustee (including forms of Certificates). Filed as Exhibit
                4.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
   4.3     --   Form of Pooling and Servicing Agreement among the Seller,
                the Servicer and the Trustee (including forms of
                Certificates). Filed as Exhibit 4.3 to Registration
                Statement No. 333-01245 and incorporated herein by
                reference.
   4.4     --   Form of Standard Terms and Conditions of Agreement among the
                Seller, the Servicer and the Trustee. Filed as Exhibit 4.4
                to Registration Statement No. 333-01245 and incorporated
                herein by reference.
   4.5     --   Form of Intermediary Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee (including forms of
                Certificates). Filed as Exhibit 4.5 to Registration
                Statement No. 333-40421 and incorporated herein by
                reference.
   5.1     --   Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel
                of Ford Credit Auto Receivables Two, Inc. with respect to
                legality.
   8.1     --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
                respect to federal income tax matters.
   8.2     --   Form of Opinion of H.D. Smith, Esq., Secretary and Corporate
                Counsel of the Servicer with respect to tax matters under
                Michigan law.
  10.1     --   Form of Interest Rate Cap between the Trust and the Interest
                Rate Cap Provider. Filed as Exhibit 10.1 to Registration
                Statement No. 333-01245 and incorporated herein by
                reference.
  10.2     --   Form of Interest Rate Swap between the Trust and the Swap
                Counterparty. Filed as Exhibit 10.2 to Registration
                Statement No. 333-01245 and incorporated herein by
                reference.
  10.3     --   Form of Guaranteed Rate Agreement between the Trust and the
                Investment Provider. Filed as Exhibit 10.3 to Registration
                Statement No. 333-01245 and incorporated herein by
                reference.
  23.1     --   Consent of H.D. Smith Esq., Secretary and Corporate Counsel
                of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).

EXHIBITS                                DESCRIPTION                           PAGE
--------                                -----------                           ----
  23.2     --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (included as part of Exhibit 8.1).
  23.3     --   Form of Consent of H.D. Smith, Esq., Secretary and Corporate
                Counsel of the Servicer (included as part of Exhibit 8.2).
  24.1     --   Powers of Attorney.
  25.1     --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939 of The Chase Manhattan Bank.
  99.1     --   Form of Sale and Servicing Agreement among the Seller, the
                Servicer and the Trust. Filed as Exhibit 99.1 to
                Registration Statement No. 333-01245 and incorporated herein by reference.
  99.2     --   Form of Administration Agreement among the Trust, the
                Administrator and the Indenture Trustee. Filed as Exhibit
                99.2 to Registration Statement No. 333-01245 and
                incorporated herein by reference.
  99.3     --   Form of Purchase Agreement between Ford Credit and the
                Seller. Filed as Exhibit 99.3 to Registration Statement No.
                333-01245 and incorporated herein by reference.
  99.4     --   Form of Appendix A -- Defined Terms. Filed as Exhibit 99.4
                to Registration Statement No. 333-01245 and incorporated
                herein by reference.
  99.5     --   Form of Sale Agreement between the Seller and the Trust.
                Filed as Exhibit 99.5 to Registration Statement No.
                333-40421 and incorporated herein by reference.